Exhibit 10.1

EXECUTION COPY

LOAN AGREEMENT

Dated as of December 31, 2009,

among

IDEARC INC.,

as Borrower,

The Lenders from Time to Time Parties Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

Table of Contents

Page

ARTICLE I
Definitions

SECTION 1.01 Defined Terms	1
SECTION 1.02 Type of Loans and Borrowings	27
SECTION 1.03 Terms Generally	27
SECTION 1.04 Accounting Terms; GAAP	27

ARTICLE II
The Credits

ARTICLE III
Representations and Warranties

SECTION 3.17 Security Documents	44

ARTICLE IV
Conditions

ARTICLE V
Affirmative Covenants

ARTICLE VI
Negative Covenants

2

ARTICLE VII
Events of Default

ARTICLE VIII
The Agent

ARTICLE IX
Miscellaneous

Schedule 1.01A	—	Certain EBITDA Adjustments
Schedule 1.01B	—	Institutional Holders
Schedule 1.01C	—	Post-Closing Items
Schedule 2.01	—	Loans Deemed Made on the Closing Date
Schedule 3.05	—	Properties
Schedule 3.06	—	Disclosed Matters
Schedule 3.12	—	Subsidiaries
Schedule 3.13	—	Insurance
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Existing Investments
Schedule 6.05(j)	—	Asset Sales
Schedule 6.09	—	Affiliate Transactions
Schedule 6.10	—	Existing Restrictions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B-1	—	Form of Opinion of Ballard Spahr LLP
Exhibit B-2	—	Form of Opinion of Fulbright & Jaworski L.L.P.
Exhibit C	—	Form of Guarantee and Collateral Agreement
Exhibit D	—	Form of Perfection Certificate
Exhibit E	—	U.S. Tax Compliance Certificate

3

LOAN AGREEMENT dated as of December 31, 2009 (this “Agreement”), among IDEARC INC., a Delaware corporation (the “Borrower”), which is a reorganized company pursuant to Reorganization Plan referred to below, the several banks and other financial institutions or entities from time to time parties hereto (consisting initially of holders of the Class 3 Claims referred to below, the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent for such lenders.

WHEREAS, on March 31, 2009 (the “Petition Date”), the Debtors filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court and continued in the possession of their property and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, on December 22, 2009, the Bankruptcy Court entered the Confirmation Order confirming the Reorganization Plan; and

WHEREAS, in connection with the confirmation and implementation of the Reorganization Plan, and in partial satisfaction of the Class 3 Claims, the holders of the Class 3 Claims shall automatically become parties to this Agreement on the Reorganization Effective Date.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Payment Percentage” has the meaning assigned to such term in Section 2.15.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and its Affiliates and permitted successors acting in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Prepayment Certificate” means a certificate of a Responsible Officer furnished to the Administrative Agent with respect to a fiscal quarter certifying in reasonable detail the expected increase in Available Cash during such fiscal quarter.

“Advance Prepayments” has the meaning set forth in Section 2.06(c).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Notwithstanding anything to the contrary in this definition, none of Verizon and its Affiliates will be deemed to be an Affiliate of the Borrower or any Subsidiary unless (x) any of such Persons is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of shares representing 10% or more of the total voting power of the Equity Interests of the Borrower and (y) the first such Person would otherwise be such an Affiliate within the meaning of this definition.

“Agents” means the collective reference to the Administrative Agent and the Collateral Agent.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate, as the case may be.

“Applicable Margin” means (a) with respect to any ABR Loan, 7.00%, and (b) with respect to any Eurodollar Loan, 8.00%.

“Applicable Payment Percentage” has the meaning assigned to such term in Section 2.15.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Asset Disposition” means (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary other than sales, transfers or other dispositions described in clause (a), (b), (c), (d), (e), (f), (g) or (i) of Section 6.05 and (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but, in the case of this clause (b), only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 180 days after such event.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Cash” means, on any Determination Date, an amount (which may be a negative amount) equal to the sum (without duplication) of the following in respect of the Borrower and its Wholly Owned Subsidiaries on a consolidated basis for the period commencing on the Closing Date and ending on the last day of the most recent fiscal quarter for which a certificate shall have been delivered to the Administrative Agent pursuant to Section 5.01(d):

(a)  Consolidated Adjusted EBITDA for such period; plus

(b)  to the extent not included in calculating such Consolidated Adjusted EBITDA, any extraordinary or non-recurring cash gain during such period, other than any such gain resulting from any sale, transfer or other disposition of assets; plus

(c)  without duplication, decreases in Consolidated Working Capital for such period; minus

(d)  without duplication, increases in Consolidated Working Capital for such period; minus

(e)  without duplication and to the extent included in determining such Consolidated Adjusted EBITDA, the sum of (i) Consolidated Interest Expense for such period, (ii) all taxes of the Borrower and the Subsidiaries paid in cash during such period, (iii) any extraordinary or nonrecurring loss, expense or charge paid in cash during such period and (iv) the aggregate amount of Capital Expenditures made during such period, other than Capital Expenditures financed with (1) Net Proceeds from an Asset Disposition not otherwise required to be applied to prepay Loans pursuant to Section 2.06(b) or (2) the proceeds of Indebtedness permitted by Section 6.01 (other than proceeds of Indebtedness incurred in reliance on Section 6.01(a)(iii)); provided that amounts shall be included in this clause (e) for any period only to the extent not duplicative of any cost or expense which was (x) included in determining Consolidated Net Income for such period and (y) not added back to Consolidated Net Income in determining Consolidated Adjusted EBITDA for such period.

“Available Retained Cash” means, on any Determination Date, an amount (which may be a negative amount) equal to the sum of:

(a)           Available Cash as of the Determination Date; minus

(b)           the aggregate principal amount of Loans prepaid or required to be prepaid prior to or in conjunction with such Determination Date pursuant to Section 2.06(c) (including Advance Prepayments).

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas.

“Billing Services Agreement” means the Billing Services Agreement dated as of November 17, 2006, between Idearc Media LLC (formerly known as Idearc Media Corp.) and Verizon Services Corp.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Branding Agreement” means the Branding Agreement dated as of November 17, 2006, between Idearc Media LLC (formerly known as Idearc Media Corp.) and Verizon.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capitalized Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Consideration” means the consideration received by the Borrower or any Subsidiary for any Asset Disposition that is in the form of cash, Permitted Investments or a combination of the foregoing. For purposes of this provision, each of the following will be deemed to be cash:

(a)           any liabilities (as shown on the Borrower’s most recent consolidated balance sheet) of the Borrower or any Subsidiary that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases the Borrower or applicable Subsidiary from further liability therefor; and

(b)           any securities, notes or other obligations received by the Borrower or any Subsidiary from such transferee that are converted by the Borrower or any Subsidiary into cash or Permitted Investments within 180 days of the receipt thereof.

“Change in Control” means:

(a)  the failure of the Borrower to own, directly or indirectly through one or more Wholly Owned Subsidiaries, 100% of the outstanding Equity Interests in Idearc Information Services LLC;

(b)  the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests in the Borrower representing more than 35% of the aggregate voting power represented by the outstanding Equity Interests in the Borrower, excluding from such calculation of Equity Interests held by any such Person or “group” any Institutional Holder Equity Interests held by any Institutional Holder so long as no Institutional Holder is part of a “group” (as defined above) that includes Persons that are not Institutional Holders;

(c)  the acquisition of ownership, directly or indirectly, beneficially or of record, by the Institutional Holders and their respective Affiliates of Equity Interests in the Borrower representing more than 45% of the aggregate voting power represented by the outstanding Equity Interests in the Borrower; or

(d)  the occupation of a majority of the seats (excluding, for purposes of this clause, vacant seats) on the board of directors of the Borrower by Persons who are not (i) members of the board of directors on the Closing Date, (ii) nominated by the board of directors of the Borrower or (iii) appointed by Persons referred to in clause (i) and (ii) above.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Chattel Paper” has the meaning assigned to such term in the Collateral Agreement.

“Class 3 Claims” has the meaning assigned to such term in the Reorganization Plan.

“Closing Date” means the date on which the conditions specified in Article IV are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties and its Affiliates and permitted successors in such capacity.

“Collateral Agreement” means the Guarantee and Collateral Agreement among the Borrower, the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit C.

“Collateral and Guarantee Requirement” means the requirement that:

(a)  the Collateral Agent shall have received from the Borrower and each Subsidiary (other than Excluded Subsidiaries) either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Subsidiary (other than an Excluded Subsidiary) after the Closing Date, a supplement to the Collateral Agreement, in substantially the form specified therein (or in such other form as the Borrower and the Collateral Agent may agree), duly executed and delivered on behalf of such Person (within the time frames required by the Loan Documents);

(b)  all outstanding Equity Interests in each Subsidiary directly owned by any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary) and the Collateral Agent shall have received all certificates or other instruments representing such Equity Interests, if any, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)  all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party shall have been pledged pursuant to the Collateral Agreement and, if any such Indebtedness is evidenced by a promissory note (which may be a master note), the Collateral Agent shall have received all such promissory notes (other than promissory notes evidencing items of Indebtedness with a principal amount of $500,000 or less; provided that the aggregate principal amount of all such items of Indebtedness shall not exceed $1,000,000), together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(d)  all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement (including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded (or arrangements reasonably satisfactory to the Collateral Agent shall have been made to provide for the foregoing) or delivered to the Collateral Agent for filing, registration or recording;

(e)  subject to Schedule 1.01C, the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and perfected Lien on the Mortgaged Property described therein and (iii) such surveys, abstracts and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;

(f)  each Loan Party shall have used commercially reasonable efforts to obtain all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents (or supplements thereto) to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder, except in each case to the extent the failure to obtain such contents and approvals does not materially and adversely affect the interests of the Secured Parties; and

(g)  each Loan Party shall have executed and delivered to the Administrative Agent account control agreements in accordance with Section 5.13.

“Confirmation Order” means that certain order confirming the Reorganization Plan pursuant to applicable sections of the Bankruptcy Code entered by the Bankruptcy Court on December 22, 2009.

“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period plus (or minus), without duplication:

(a)           provision for taxes based on income or profits of the Borrower and the Subsidiaries for such period, to the extent deducted in computing Consolidated Net Income; plus

(b)           Interest Expense of the Borrower and the Subsidiaries for such period, to the extent deducted in computing Consolidated Net Income; plus

(c)           depreciation, amortization (including amortization of intangibles and amortization and write-off of financing costs) and impairment charges (solely with respect to goodwill or other intangibles) of the Borrower and the Subsidiaries for such period to the extent that such depreciation, amortization and impairment charges were deducted in computing Consolidated Net Income; plus

(d)           any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, to the extent deducted in computing Consolidated Net Income; plus

(e)           any extraordinary, unusual or non-recurring non-cash losses or non-cash charges, to the extent deducted in computing Consolidated Net Income; plus

(f)            restructuring charges or reserves relating to the transactions contemplated by the Reorganization Plan as described on Schedule 1.01A, to the extent deducted in computing Consolidated Net Income; plus

(g)           (i) any non-recurring charges consisting of any severance or relocation charges incurred in connection with a restructuring and (ii) other non-recurring restructuring charges not to exceed in the aggregate $10,000,000 in any fiscal year, each to the extent deducted in computing Consolidated Net Income; plus

(h)           any non-cash impact attributable to (i) the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase accounting for the transactions contemplated by any acquisition or (ii) the adoption of fresh start accounting in connection with the transactions under the Reorganization Plan, all in accordance with GAAP; plus

(i)            any non-cash Statement of Financial Accounting Standards No. 133 income (or loss) related to hedging activities, to the extent deducted in computing Consolidated Net Income; minus

(j)            extraordinary gains and non-recurring gains (for the avoidance of doubt, to the extent that any Voluntary Prepayment results in a gain that would be reflected in Consolidated Net Income in any period, such gain shall be subtracted in calculating Consolidated Adjusted EBITDA for such period pursuant to this clause (j)); minus

(k)           non-cash items increasing Consolidated Net Income for such period, other than (i) the accrual of revenue consistent with past practice and (ii) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, but only to the extent such accrual or reserve was not added back to Consolidated Net Income in calculating Consolidated Adjusted EBITDA in a prior period; minus

(l)            any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash losses or charges were reflected as a charge in the statement of Consolidated Net Income;

in each case determined on a consolidated basis in accordance with GAAP.

For the purposes of calculating Consolidated Adjusted EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period (and after the Closing Date) the Borrower or any of its Subsidiaries shall have made any Material Disposition (as defined below), the Consolidated Adjusted EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated Adjusted EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated Adjusted EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period (and after the Closing Date) the Borrower or any of its Subsidiaries shall have made a Material Acquisition, Consolidated Adjusted EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto in accordance with Regulation S-X or in such other manner acceptable to the Administrative Agent as if such Material Acquisition occurred on the first day of such Reference Period.  As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Borrower or any of its Subsidiaries in excess of $5,000,000; and “Material Disposition” means any disposition of property or series of related dispositions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $5,000,000.  In addition, Consolidated Adjusted EBITDA for any Reference Period including the first four full fiscal quarters following the Closing Date shall be subject to any adjustment with respect to such quarters required to be made by the Borrower’s independent certified public accountants as a result of “fresh start” accounting and set forth in reasonable detail in a certificate of a Responsible Officer delivered to the Administrative Agent, and, with respect to the Reference Period immediately prior to the Closing Date, Consolidated Adjusted EBITDA shall be so adjusted on a pro forma basis as though the Reorganization Plan had become effective on the first day of such Reference Period.

“Consolidated Current Assets” means, at any date, all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“Consolidated Current Liabilities” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding the current portion of any Funded Debt of the Borrower and its Subsidiaries.

“Consolidated Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Consolidated Adjusted EBITDA for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of (i) Capital Expenditures (other than Capital Expenditures financed with (1) Net Proceeds from an Asset Disposition not otherwise required to be applied to prepay Loans pursuant to Section 2.06(b) or (2) the proceeds of Indebtedness permitted by Section 6.01 (other than proceeds of Indebtedness incurred in reliance on Section 6.01(a)(iii)) and (ii) Taxes to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for any period, the sum (without duplication) of (a) Interest Expense for such period and (b) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated Adjusted EBITDA for such period to (b) Interest Expense for such period.

“Consolidated Interest Expense” means, for any period, the interest expense (including that attributable to Capitalized Leases) of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.  For the avoidance of doubt, Consolidated Interest Expense shall not include any PIK Interest Amount.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that (a) the net income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or any Subsidiary during such period, (b) the net loss of any such Person will be included only to the extent such loss is funded in cash by the Borrower or a Subsidiary during such period and (c) the income or loss of any Person will be excluded to the extent such income or loss is accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary.

“Consolidated Working Capital” means, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Core Verizon Agreements” means the Publishing Agreement, the Non-Competition Agreement and the Branding Agreement.

“Debt Issuance” means the incurrence by the Borrower or any Subsidiary of any Indebtedness in reliance on Section 6.01(a)(xx).

“Debtors” means the Borrower and its Domestic Subsidiaries in their capacities as debtors and debtors-in-possession under Chapter 11 of the Bankruptcy Code.

“Default” means any event or condition that constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Determination Date” means any date on which the amount of Available Cash is determined hereunder, which shall be each date on which a certificate shall have been delivered to the Administrative Agent pursuant to Section 5.01(d).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disclosure Statement” means the Disclosure Statement for the Reorganization Plan, dated September 9, 2009, in the form approved by the Bankruptcy Court and distributed to certain holders of claims (as defined in Section 101(5) of the Bankruptcy Code) against the Debtors.

“Disinterested Director” has the meaning assigned to such term in Section 6.09.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the Maturity Date; provided, however, that only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates shall be deemed to be Disqualified Stock; provided further that any such Equity Interests (including any options, warrants or other rights in respect thereof) issued or sold as compensation and held by future, present or former directors, officers, members of management, employees or consultants of the Borrower or any of its Subsidiaries or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives shall not constitute Disqualified Stock.  Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower or any of its Subsidiaries to repurchase such Equity Interests upon the occurrence of a change of control or a sale of all or substantially all its assets will not constitute Disqualified Stock if the terms of such Equity Interest provide that the Borrower or any Subsidiary may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 6.08.  Subject to all of the preceding provisos in this definition, the term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the Maturity Date.

“Documents” has the meaning assigned to such term in the Collateral Agreement.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

“dollars” or “$” refers to lawful money of the United States of America.

“Environmental Laws” means all applicable federal, state, and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and binding agreements with any Governmental Authority in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” means any liability, claim, action, suit, judgment or order under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt security that is convertible into, or exchangeable for, any of the foregoing.

“Equity Issuance” means the issuance by the Borrower or any Subsidiary of any Equity Interest, provided that Equity Interests (including any options, warrants or other rights in respect thereof) issued, transferred, granted or sold as compensation to future, present or former directors, officers, members of management, employees or consultants of the Borrower or any of its Subsidiaries or family members (including current and former spouses) or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives shall not constitute “Equity Issuances”.

“Equity Proceeds”  means the Net Proceeds received by the Borrower or any Subsidiary after the Closing Date from any Equity Issuance (other than to the Borrower or any Subsidiary), but excluding any amounts received pursuant to any Core Verizon Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event; (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (c) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure by any Loan Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (f) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Title IV of ERISA); (g) the receipt by any Loan Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (h) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (i) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent or in ERISA Reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.

“ERISA Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by applicable law from guaranteeing the Obligations, (b) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (c) any Foreign Subsidiary, (d) any Domestic Subsidiary that is not a Wholly Owned Subsidiary, and (e) any Insignificant Subsidiary.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income taxes imposed on (or measured by) its net income or net profits and franchise taxes, capital taxes or net worth taxes imposed, in each case, in lieu of net income or net profits taxes by the United States of America, by any State thereof or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or by any jurisdiction by reason of any connection between such jurisdiction and the Administrative Agent, Lender or recipient (other than arising solely from the Loan Documents), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Lender, (i) any withholding tax that is in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.12(a) or such Lender is an assignee pursuant to a request by the Borrower under Section 2.14(b) or (ii) any tax that is attributable to such Lender’s failure to comply with Section 2.12(e).

“Existing Credit Agreement”  means the Credit Agreement, dated as of November 17, 2006, among the Borrower, the several lenders and agents parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Expanded Core Verizon Agreements” means the Publishing Agreement, the Non-Competition Agreement, the Branding Agreement, the Intellectual Property Agreement, the Listings License Agreement and the Billing Services Agreement.

“Fair Market Value” means a price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by a Financial Officer of the Borrower, whose determination will be conclusive if evidenced by an officer’s certificate.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Covenants” means each of the covenants set forth in Section 6.13.

“Financial Officer” means the chief financial officer, the principal accounting officer, the treasurer or the controller of the Borrower or any assistant treasurer or assistant controller of the Borrower designated in writing by the chief financial officer, principal accounting officer, treasurer or controller of the Borrower for so long as such designation is effective in accordance with its terms.

“Financing Transactions” means the execution, delivery and performance by the Borrower and each Loan Party of the Loan Documents to which it is to be a party and the deemed making of Loans hereunder on the Closing Date.

“Foreign Benefit Arrangement” means each employee benefit arrangement mandated by non-US law that is maintained or contributed to by the Borrower or any ERISA Affiliate.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means each employee benefit plan (within the meaning of section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funded Debt” means, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means the Subsidiary Loan Parties.

“Hazardous Materials” means (i) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances; or (ii) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law.

“Indebtedness” of any Person means, on any date, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale agreements relating to property acquired by such Person reflected as a liability on a balance sheet of such Person in accordance with GAAP (or, if no such balance sheet of such Person has been prepared as of such date, as would be reflected as a liability on such balance sheet in accordance with GAAP), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business and (ii) any earn-out obligation reflected as a liability on the balance sheet of such Person (or, if no such balance sheet of such Person has been prepared as of such date, as would be reflected as a liability on such balance sheet in accordance with GAAP)), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of other Persons, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all obligations of such Person under Swap Agreements, after giving effect to applicable netting arrangements; provided, however, that “Indebtedness” shall not include any deferred payment obligation for Local Tax Claims.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  The amount of any obligation under any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Insignificant Subsidiary” means a Subsidiary of the Borrower that (a) neither has total assets with a book value of $10,000 or more nor had revenues for the period of four fiscal quarters most recently completed of $10,000 or more, and (b) is designated by the Borrower as an “Insignificant Subsidiary” in a written notice to the Administrative Agent, provided, that the Borrower may designate at any one time no more than five then existing Subsidiaries as “Insignificant Subsidiaries.”

“Insolvent” with respect to any Multiemployer Plan, means the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Institutional Holder” means an institutional investor, and its Affiliates, as described on Schedule 1.01B hereto.

“Institutional Holder Equity Interest” means any Equity Interest in the Borrower acquired by an Institutional Holder under any one or more agreements executed on or prior to the Closing Date between such Institutional Holder and the Borrower.

“Instrument” has the meaning assigned to such term in the Collateral Agreement.

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Intellectual Property Agreement” means the Intellectual Property Agreement dated as of November 17, 2006, between Verizon and between Idearc Media LLC (formerly known as Idearc Media Corp.).

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.03.

“Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a)           the consolidated interest expense of such Person and its subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Swap Agreements, but excluding the amortization or write-off of debt issuance costs; plus

(b)           the consolidated interest of such Person and its subsidiaries that was capitalized during such period; plus

(c) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its subsidiaries or secured by a Lien on assets of such Person or one of its subsidiaries, whether or not such Guarantee or Lien is called upon;

in each case determined on a consolidated basis in accordance with GAAP; provided, however, that “Interest Expense” shall exclude interest expense arising in connection with any deferred payment of Local Tax Claims.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing of Eurodollar Loans initially shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means purchasing, holding or acquiring (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interest, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or making or permitting to exist any loans or advances (other than commercially reasonable extensions of trade credit) to, guaranteeing any obligations of, or making or permitting to exist any investment in, any other Person, or purchasing or otherwise acquiring (in one transaction or a series of transactions) any assets of any Person constituting a business unit.  The amount, as of any date of determination, of any Investment shall be the original cost of such Investment minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be.  In determining the amount of any Investment or repayment involving a transfer of any property other than cash, such property shall initially be valued at its Fair Market Value at the time of such transfer.

“Lender” has the meaning assigned to such term in the preamble hereto.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated Adjusted EBITDA for the most recently ended period of four consecutive fiscal quarters of the Borrower.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period in an amount comparable to such Eurodollar Borrowing.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits and for a maturity comparable to such Interest Period in an amount comparable to such Eurodollar Borrowing are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.  Notwithstanding the foregoing, for the purposes of this Agreement, the LIBO Rate shall in no event be less than 3.00%.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Listings License Agreement” means the Listings License Agreement dated as of November 17, 2006, between Idearc Media LLC (formerly known as Idearc Media Corp.) and certain subsidiaries of Verizon parties thereto.

“Loan Document Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Loan Documents” means this Agreement and the Security Documents.

“Loan Parties” means the Borrower and the Subsidiary Loan Parties.

“Loans” has the meaning assigned to such term in Section 2.01 and shall include all PIK Interest Amounts added to the principal amount of the Loans pursuant to Section 2.08(d).

“Local Tax Claims” means state or local Tax claims accruing for operations of the Borrower or its Subsidiaries on or prior to the Petition Date, regardless of when asserted against the Borrower or its Subsidiaries.”

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, or financial condition of the Borrower and the Subsidiaries, taken as a whole, excluding any material adverse effect resulting directly from the taking of any action required by any Expanded Core Verizon Agreement or (b) the validity or enforceability of, or the rights and remedies, taken as a whole, of the Agents or the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans), including obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $20,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Maturity Date” means December 31, 2015, or, if such day is not a Business Day, the next preceding Business Day.

“Minimum Prepayment Amount” means, on any date on which “Minimum Prepayment Amount” is to be determined, (i) for any such date during the four-quarter period ending March 31, 2011, $150,000,000, (ii) for any such date during the four-quarter period ending March 31, 2012, $200,000,000, (iii) for any such date during the four-quarter period ending March 31, 2013, $250,000,000, (iv) for any such date during the four-quarter period ending March 31, 2014, $300,000,000, (v) for any such date during the four-quarter period ending March 31, 2015, $350,000,000.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any real property and improvements thereto to secure the Obligations.  Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent and the Borrower.

“Mortgaged Property” means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 3.05, and includes each other parcel of real property and improvements thereto owned by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.12.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, (a) with respect to any Asset Disposition, the aggregate cash proceeds (including (x) payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) and (y) any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Disposition) received by the Borrower or any of its Subsidiaries in respect of any Asset Disposition, net of (i) the direct costs relating to such Asset Disposition and the sale or other disposition of any such non-cash consideration, including legal, accounting, investment banking and brokerage fees and sales commissions and any relocation expenses incurred as a result thereof, (ii) Taxes paid or payable as a result thereof, in each case, after taking into account any available Tax credits or deductions and any Tax sharing arrangements (including, in respect of any proceeds received in connection with an Asset Disposition of any asset of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would be payable in cash if such funds were repatriated to the United States), (iii) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Disposition or required to be paid as a result of such Asset Disposition, (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (v) in the case of any Asset Disposition by a Subsidiary of the Borrower, payments to holders of Equity Interests in such Subsidiary in such capacity (other than such Equity Interests held by the Borrower or any Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Subsidiary held by the Borrower or such Subsidiary and (vi) appropriate amounts to be provided by the Borrower or its Subsidiaries as a reserve against liabilities associated with such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition, all as determined in accordance with GAAP; provided that (a) any excess amounts set aside for payment of Taxes pursuant to clause (ii) above that are remaining after such Taxes have been paid in full or the statute of limitations therefor has expired and (b) the amount of any release or reversal of a reserve pursuant to clause (vi), will, in each case when no longer so held, become Net Proceeds; and

(b) with respect to any Debt Issuance or Equity Issuance by the Borrower or any Subsidiary, the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of any Debt Issuance or Equity Issuance, net of the direct costs relating to such Debt Issuance or Equity Issuance, including, without limitation, the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Subsidiary (or, in the case of Taxes, any member thereof) in connection with such incurrence or issuance and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.

“Non-Competition Agreement” means the Non-Competition Agreement dated as of November 17, 2006, between Idearc Media LLC (formerly known as Idearc Media Corp.) and Verizon.

“Non-Consenting Lender” means any Lender that withholds its consent to any proposed amendment, modification or waiver to a Loan Document consented to by the Required Lenders, if such proposed amendment, modification or waiver cannot become effective under Section 9.02 without the consent of such Lender.

“Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, any Loan Document.

“Participant” has the meaning set forth in Section 9.04.

“Payment Percentage” has the meaning assigned to such term in Section 2.15.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“Perfection Certificate” means a certificate in the form of Exhibit D to the Collateral Agreement or any other form approved by the Collateral Agent.

“Permitted Acquisitions” means any acquisition (by merger, consolidation or otherwise) by the Borrower or a Subsidiary Loan Party of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person, if (a) immediately after giving effect thereto, no Default has occurred and is continuing or would result therefrom, (b) each Subsidiary resulting from such acquisition (and which survives such acquisition) shall be a Subsidiary Loan Party and the Equity Interests of each such Subsidiary shall be owned directly by the Borrower and/or Subsidiary Loan Parties and shall have been (or within 10 Business Days (or such longer period as may be acceptable to the Agent) after such acquisition shall be) pledged pursuant to the Collateral Agreement, (c) the Collateral and Guarantee Requirement shall have been (or within 10 Business Days (or such longer period as may be acceptable to the Agent) after such acquisition shall be) satisfied with respect to each such Subsidiary (whether or not it is an Excluded Subsidiary), (d) the aggregate consideration for all Permitted Acquisitions made after the Closing Date (excluding (x) consideration in the form of common Equity Interests of the Borrower, (y) cash proceeds from the issuance or sale of common Equity Interests of the Borrower used to pay the purchase price for such acquisition within 90 days after receipt thereof and (z) Indebtedness incurred pursuant to Section 6.01(a)(vi) as part of such consideration) shall not exceed the sum of (i) $50,000,000 and (ii) the aggregate amount of Available Retained Cash which has not been used to make Voluntary Prepayments, (e) the Borrower and the Subsidiaries are in Pro Forma Compliance, after giving effect to such acquisition and (f) in the case of any such acquisition for aggregate consideration in excess of $10,000,000, the Borrower has delivered to the Agent an officer’s certificate to the effect set forth in clauses (a), (d) and (e) above, together with all relevant financial information for the Person or assets acquired and reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (d) and (e) above.

“Permitted Business” means any businesses or business activity conducted by the Borrower or any Subsidiary on the Closing Date and any business or business activity reasonably incidental or ancillary thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Encumbrances” means:

(a)  Liens imposed by law for Taxes, assessments or governmental charges which are not delinquent for a period of more than 60 days or are being contested in compliance with Section 5.05;

(b)  carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05;

(c)  (i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, (ii) Liens incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies and (iii) Liens securing obligations in respect of letters of credit or bank guarantees that have been posted by the Borrower or any of its Subsidiaries to support the payment of the items set forth in clauses (i) and (ii) of this clause (c);

(d)  (i) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) Liens securing obligations in respect of letters of credit or bank guarantees that have been posted by a Borrower or any of its Subsidiaries to support the payment of items set forth in clause (i) of this clause (d);

(e)  judgment liens in respect of judgments or attachments that do not constitute an Event of Default under clause (j) of Article VII; and

(f)  easements, zoning restrictions, rights-of-way, restrictive covenants, irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that are not substantial in amount and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means (a) securities issued or fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any Lender or Affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or any successor rating agency or at least P-1 or the equivalent thereof by Moody’s or any successor rating agency (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act, (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above and (f) investments similar to any of the foregoing denominated in foreign currencies approved by the board of directors of the Borrower, in each case provided in clauses (a), (b), (c) and (f) above only, maturing within twelve months after the date of acquisition.

“Permitted Subordinated Indebtedness” means Indebtedness of the Borrower which (i) does not mature, and is not subject to mandatory repurchase, redemption or amortization (other than pursuant to customary asset sale or change in control provisions requiring redemption or repurchase only if and to the extent then permitted by this Agreement), in each case, prior to the date that is one year after the Maturity Date, (ii) is not secured, directly or indirectly, by any assets of the Borrower or any Subsidiary, (iii) is not exchangeable or convertible into Indebtedness of the Borrower or any Subsidiary (other than Indebtedness which would qualify as “Permitted Subordinated Indebtedness” hereunder) or Disqualified Stock and

(iv) is, together with any Guarantee thereof by any Subsidiary (a “Permitted Subordinated Guarantee”), subordinated to the Obligations pursuant to subordination provisions that are no less favorable to the Lenders than those applicable to offerings of “high yield” subordinated debt by similar issuers of similar debt at or about the same time or pursuant to other subordination provisions on terms reasonably satisfactory to the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest Amount”  has the meaning set forth in Section 2.08(d).

“Plan”  means any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock” means, with respect to any Person, any Equity Interests in such Person that have preferential rights to any other Equity Interests in such Person with respect to dividends or redemptions upon liquidation.

“Prepayment Agent” means JPMorgan Chase Bank, N.A., in its capacity as prepayment agent in connection with any Voluntary Prepayment and its permitted successors in such capacity.

“Prepayment Amount” has the meaning assigned to such term in Section 2.15.

“Prepayment Notice” has the meaning assigned to such term in Section 2.15.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Compliance” means, with respect to any event, that the Borrower is in pro forma compliance with each of the Financial Covenants recomputed as if the event with respect to which Pro Forma Compliance is being tested had occurred on the first day of each relevant period with respect to which current compliance with any Financial Covenant would be determined (for example, in the case of any Financial Covenant based on Consolidated Adjusted EBITDA, as if such event had occurred on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.01(a) or (b)).  Pro forma calculations made pursuant to this definition that require the calculation of Consolidated Adjusted EBITDA on a pro forma basis will be made in accordance with the last paragraph of the definition of such term, except that, when testing Pro Forma Compliance with respect to any acquisition or disposition, references to Material Acquisition and Material Disposition in such last paragraph will be deemed to include such acquisition and disposition.

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(f)(3) of the Code.

“Projections” has the meaning assigned to such term in Section 3.11.

“Publishing Agreement” means the Publishing Agreement dated as of November 17, 2006 between Idearc Media LLC (formerly known as Idearc Media Corp.) and Verizon.

“Qualifying Loans” has the meaning assigned to such term in Section 2.15.

“Range” has the meaning assigned to such term in Section 2.15.

“Refinancing Indebtedness” means Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to extend, renew, refinance, replace, defease or refund, or in exchange for existing Indebtedness (“Refinanced Debt”); provided that (i) such extending, renewing, refinancing, replacing, defeasing or refunding Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of, and unpaid interest on, the Refinanced Debt plus the amount of any premiums paid thereon and fees and expenses associated therewith, (ii) such Indebtedness has an equal or later final maturity and an equal or longer Weighted Average Life than the Refinanced Debt, (iii) if the Refinanced Debt or any Guarantees thereof are subordinated to the Obligations, such Indebtedness and Guarantees thereof are subordinated to the Obligations on terms no less favorable in any material respect to the holders of the Obligations than the subordination terms of such Refinanced Debt or Guarantees thereof (and no Loan Party that has not guaranteed such Refinanced Debt Guarantees such Indebtedness), (iv) if such Refinanced Debt or any Guarantees thereof are secured, such Indebtedness and any Guarantees thereof are either unsecured or secured only by such assets as secured the Refinanced Debt and Guarantees thereof, (vii) if such Refinanced Debt and any Guarantees thereof are unsecured, such Indebtedness and Guarantees thereof are also unsecured, (v) such Indebtedness is issued only by the issuer of such Refinanced Debt and (vi) such Indebtedness is incurred not more than 30 days prior to and not more than 30 days after the date on which such Refinanced Debt is repaid, extended or renewed.

“Register” has the meaning set forth in Section 9.04.

“Regulation S-X” means Regulation S-X adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the Closing Date.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, Controlling Persons and advisors of such Person and of each of such Person’s Affiliates.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Reorganization Effective Date” means the date on which the Reorganization Plan became effective as provided therein, which date is December 31, 2009.

“Reorganization Plan” means the Debtors’ First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated September 9, 2009 as in effect on the date of the confirmation thereof pursuant to the Confirmation Order and as may be amended thereafter in accordance with the terms thereof and the Bankruptcy Code.

“Replacement Assets” means (a) non-current assets (including any such assets acquired by capital expenditures) that will be used or useful in a Permitted Business or (b) substantially all the assets of a Permitted Business or the voting stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Subsidiary Loan Party.

“Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Pension Plan.

“Required Lenders” means, at any time, Lenders having Loans representing more than 50% of the total outstanding principal amount of the Loans at such time.

“Responsible Officer” means (a) the chief executive officer and/or the president of the Borrower, (b) the chief operating officer of the Borrower, (c) any Financial Officer, (d) the general counsel of the Borrower and (e) any vice president of the Borrower who has been designated in writing as a Responsible Officer by the chief executive officer or the president of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, termination or amendment of any Equity Interests in the Borrower or any Subsidiary or of any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, Inc.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sale and Leaseback Indebtedness” means, in respect of a Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations”.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” has the meaning assigned to such term in the Collateral Agreement.

“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.12 or pursuant to the Collateral Agreement to secure any of the Obligations.

“Specified Asset” means owned real property and patents, trademarks, trade names, copyrights and other intellectual property.

“Statutory Reserve Rate” means a fraction (expressed as a decimal carried to the sixth decimal place), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means any Subsidiary (other than an Excluded Subsidiary) that is a party to the Collateral Agreement.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination values determined in accordance therewith, such termination values and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Taxes” means any and all present or future taxes (including documentary taxes), levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Total Indebtedness” means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP and which would be reflected as long-term debt or short-term debt on a consolidated balance sheet of the Borrower in accordance with GAAP if such balance sheet were prepared on such date.  Total Indebtedness shall in all cases be calculated without giving effect to Statement of Financial Accounting Standards No. 133.

“Trigger Date” means, during any four-quarter period ending March 31 in which a Voluntary Prepayment may be commenced in accordance with Section 2.15, the date on which the aggregate amount of mandatory prepayments pursuant to Section 2.06(c) and any Advance Prepayments, in each case made after the Closing Date, exceeds the Minimum Prepayment Amount.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Cash” means the amount of cash and Permitted Investments of the Borrower and the other Loan Parties on such date, excluding cash and Permitted Investments (i) subject to any consensual Lien (other than Liens referred to in Section 6.02(a), Section 6.02(h) or Section 6.02(i)) or (ii) subject to any other contractual restriction specifically requiring the application thereof or of the proceeds thereof to a particular use.

“Verizon” means Verizon Communications Inc., a Delaware corporation.

“Voluntary Prepayment” has the meaning assigned to such term in Section 2.15.

“Weighted Average Life” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)  the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)  the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Equity Interests of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02  Type of Loans and Borrowings.  For purposes of this Agreement, Loans may be referred to by Type (e.g., a “Eurodollar Loan”).  Borrowings also may be referred to by Type (e.g., a “Eurodollar Borrowing”).

SECTION 1.03  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  When the performance of any covenant, duty or obligation under any Loan Document is required on a day that is not a Business Day, the date of such required performance shall be extended to the immediately succeeding Business Day.

SECTION 1.04  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof (including any definition) to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Upon any such request for an amendment, the Borrower, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating the Borrower’s financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

ARTICLE II

The Credits

SECTION 2.01  Loans Deemed Made on the Closing Date.  Subject to the terms and conditions set forth herein and to give effect to the Reorganization Plan and provide for the repayment, in part, of the Class 3 Claims, each Lender shall be deemed to have made a term loan to the Borrower on the Closing Date in an amount set forth opposite such Lender’s name on Schedule 2.01 (each, a “Loan” and, collectively, the “Loans”).  Amounts repaid or prepaid in respect of Loans may not be reborrowed.

SECTION 2.02  Loans and Borrowings.  (a)  Each Loan shall be maintained ratably by the Lenders as part of a Borrowing consisting of Loans of the same Type.

(b)   The Loans deemed made pursuant to Section 2.01 shall be made without any actual funding and, to the extent deemed practicable by the Administrative Agent, each Eurodollar Borrowing under and as defined in the Existing Credit Agreement shall be continued as a Eurodollar Borrowing hereunder, with an Interest Period ending on the same day it otherwise would have ended.  Subject to Section 2.09, after the Closing Date, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.

(c)   At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

(d)   Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03  Conversion and Continuation Options.  (a)  The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 a.m., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 a.m., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor).

(b)   Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice (not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto) to the Administrative Agent of the length of the next Interest Period to be applicable to such Loans.

(c)   To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone.  Each such telephonic Interest Election

Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.  Each telephonic and written Interest Election Request shall specify the following information:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)          if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)   Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof.

(e)   If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurodollar Borrowing with an Interest Period of one month’s duration.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.04  Evidence of Debt.  (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan held by such Lender, including the amounts of principal and interest (including, without limitation, any PIK Interest Amount) payable and paid to such Lender from time to time hereunder.

(b)   The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan outstanding hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest (including, without limitation, any PIK Interest Amount) due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)   The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be conclusive evidence of the existence and amounts of the obligations recorded therein, absent demonstrable error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)   Any Lender may request that Loans held by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably satisfactory to the Administrative Agent and the Borrower; provided that, in order for any such promissory note to be delivered on the Closing Date, the request therefor shall be delivered no later than two Business Days prior to the Closing Date.  Such promissory note shall state that it is subject to the provisions of this Agreement.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.05  Repayment of Loans.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

SECTION 2.06  Prepayment of Loans.  (a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.11), in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $1,000,000 or, if less, the amount outstanding, subject to the requirements of this Section.

(b)   (i)  In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Asset Disposition, the Borrower shall, not later than the fifth Business Day after the date on which such Net Proceeds are received, prepay Borrowings in an aggregate principal amount equal to such Net Proceeds; provided that if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower or a Subsidiary intends to apply the Net Proceeds from such event (or a portion thereof specified in such certificate) within 365 days after receipt of such Net Proceeds to acquire Replacement Assets and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 365 day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.  Notwithstanding the foregoing, in each fiscal year, the Borrower may exclude up to $5,000,000 of Net Proceeds of Asset Dispositions from the requirements of this paragraph (b).

(ii)           In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Debt Issuance, the Borrower shall, not later than the fifth Business Day after the date on which such Net Proceeds are received, prepay Borrowings in an aggregate principal amount equal to 100% of such Net Proceeds.

(iii)          In the event and on each occasion that any Equity Proceeds are received by or on behalf of the Borrower or any Subsidiary (other than Equity Proceeds from common Equity Interests of the Borrower used to finance any Investment permitted by Section 6.04(f) or (u) within 90 days after receipt thereof), the Borrower shall, not later than the fifth Business Day after the date on which such Equity Proceeds are received, prepay Borrowings in an aggregate principal amount equal to 50% of such Equity Proceeds.

(c)   Within five Business Days following the date on which financial statements are delivered by the Borrower pursuant to Section 5.01(a) or (b), the Borrower will prepay Borrowings in an aggregate amount equal to (i) (A) 67.50% of the amount of any increase in Available Cash during such fiscal quarter less (B) the principal amount of any voluntary prepayments of Loans pursuant to Section 2.06(a) made during the period from the last day of the fiscal period covered by such financial statements to the date the mandatory prepayment for such quarter is made pursuant to this paragraph (c) not to exceed the amount set forth in an Advance Prepayment Certificate for such fiscal quarter (“Advance Prepayments”).

(d)   The aggregate amount required to be applied to prepayments pursuant to paragraph (b) and (c) above will be applied on a pro rata basis, in accordance with the relative amounts of the then outstanding Borrowings first to the then outstanding ABR Borrowings and second to the then outstanding Eurodollar Borrowings (and if more than one Interest Period is applicable to Eurodollar Borrowings, to the Eurodollar Borrowings with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowings with the most number of days remaining in the Interest Period applicable thereto in each case, subject to Section 2.11).

(e)   The Borrower shall notify the Administrative Agent by telephone (confirmed by email of a “pdf” copy or telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount thereof; provided that the Borrower may provide that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the consummation of an acquisition, sale or other similar transaction, the receipt of proceeds from the incurrence or issuance of Indebtedness or Equity Interests or the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest and other amounts to the extent required by Sections 2.08 and 2.11.

SECTION 2.07  Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

SECTION 2.08  Interest.  (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b)   The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)   Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)   Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, (iv) a portion of the interest, not to exceed 2.50% per annum, accrued during and after the first fiscal quarter commencing after the first anniversary of the Closing Date for which the Consolidated Fixed Charge Coverage Ratio (determined on a trailing four-quarter basis ending with such quarter) is less than 1.25 to 1.00, may be paid at the Borrower’s option (as notified to the Administrative Agent in writing at least three Business Days prior to each relevant Interest Payment Date) through an increase in the principal amount of the Loans equal to the amount of such interest (the “PIK Interest Amount”).

(e)   All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

SECTION 2.09  Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)   the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)   the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective; provided, however, that, in the case of a notice received pursuant to clause (b) above, if the Administrative Agent is able prior to the commencement of such Interest Period to ascertain, after using reasonable efforts to poll the Lenders giving such notice, that a rate other than the Alternate Base Rate would adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, the Administrative Agent shall notify the Borrower of such alternate rate and the Borrower may agree by written notice to the Agent prior to the commencement of such Interest Period to have the Loans included in such Borrowing bear interest for such Interest Period at an interest rate equal to such alternate rate, in which case such alternate interest rate shall apply to all the Eurodollar Loans included in the relevant Borrowing.

SECTION 2.10  Increased Costs.  (a)  If any Change in Law (except with respect to Taxes, which shall be governed by Section 2.12) shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)           impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans held by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of maintaining any Eurodollar Loan or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)   If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans held by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time after submission by such Lender to the Borrower of a written request therefor, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)   A certificate of a Lender setting forth in reasonable detail the matters giving rise to a claim under this Section 2.10 and the calculation of such claim by such Lender or its holding company, as the case may be, shall be delivered to the Borrower and shall be conclusive absent demonstrable error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

(d)   Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.11  Break Funding Payments.  In the event of (a) the payment by or on behalf of the Borrower of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure by the Borrower to convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.06(e) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.14, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall consist of an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but excluding the Applicable Margin), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered promptly to the Borrower and shall be conclusive absent demonstrable error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

SECTION 2.12  Taxes.  (a)  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)   In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)   The Borrower shall indemnify the Administrative Agent and each Lender, within 30 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, directly or indirectly to a Governmental Authority on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A copy of a receipt or any other certificate documenting payment and reasonably acceptable to the Borrower as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error.

(d)   As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)   Each Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), on or before the date that such Foreign Lender becomes a Lender hereunder or becomes entitled to any payments under any other Loan Document and at such times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without or at a reduced rate of withholding.  In addition, any Lender, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Each Lender shall promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption of or reduction in withholding and deliver to the Borrower and the Administrative Agent further copies of any documentation on or before the date that any such documentation expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent documentation previously delivered.

Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date that such Foreign Lender becomes a Lender hereunder or becomes entitled to any payments under any other Loan Document (and from time to time therafter upon the reasonable request of the Borrower or the Administrative Agent or at such times prescribed by applicable law, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable

(i)            in the case of any Foreign Lender that is claiming the benefits of an income tax treaty to which the United States is a party, two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country) or successor applicable form;

(ii)           in the case of any Foreign Lender that is claiming an exemption from United States federal withholding tax because the payments made hereunder are effectively connected with a United States trade or business of such Foreign Lender, two duly completed copies of United States Internal Revenue Service Form W-8ECI, or successor applicable form;

(iii)          in the case of any Foreign Lender that is claiming the so-called “portfolio interest exemption”, under Section 871(h) or 881(c) of the Code, (A) two duly completed certificates substantially in the form of Exhibit E (any such certificate, a “U.S. Tax Compliance Certificate”) and (B) two duly completed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, together with any information required to be provided with such form;

(iv)          in the case of any Foreign Lender that is an intermediary or flow-through entity for United States federal withholding tax purposes, two duly completed copies of Internal Revenue Service Form W-8IMY, or successor applicable form, together with any information required to be provided with such form; or

(v)           two duly completed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(f)    If the Administrative Agent or a Lender determines, in its sole discretion and good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.13  Payments Generally; Pro Rata Treatment; Sharing of Setoffs.  (a)  The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.10, 2.11 or 2.12, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 3:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent to such account as the Administrative Agent shall from time to time specify in a notice delivered to the Borrower, except that payments pursuant to Sections 2.10, 2.11, 2.12 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b)   If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder (after giving effect to all applicable grace periods and cure periods, if any), such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)   If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the relative aggregate amounts of principal of and accrued interest on their Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)   Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lender the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)   If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.13(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.14  Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense that such Lender deems material and would not otherwise be, in the reasonable judgment of such Lender, materially disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)   If (i) any Lender requests compensation under Section 2.10, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and such Lender shall be released from all obligations hereunder and (iii) in the case of any such assignment resulting from the status of such Lender as a Non-Consenting Lender, such assignment, together with any assignments by other Non-Consenting Lenders, will enable the Borrower to obtain sufficient consents to cause the applicable amendment, modification or waiver to become effective.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.15  Voluntary Prepayments.  (a)  The Borrower may elect to notify the Administrative Agent and the Lenders that it may wish to make below par voluntary prepayments of the Loans (each such payment a “Voluntary Prepayment”) pursuant to the procedures set forth in this Section 2.15; provided that (i) no Voluntary Prepayment shall be made prior to the date that is 18 months after the Closing Date, (ii) no Voluntary Prepayment shall be made more than once during any fiscal year, except that two Voluntary Prepayments may be during a single fiscal year if each such Voluntary Prepayment is made on account of a different four-quarter period referred to in the definition of “Minimum Prepayment Amount” for which a Trigger Date has occurred, (iii) no Voluntary Prepayment shall be made until after a Trigger Date, and (iv) the Borrower shall commence its efforts to effect a Voluntary Prepayment (evidenced by delivery of a Prepayment Notice) within 30 days following a Trigger Date.  At the time of any Voluntary Prepayment, (i) the Borrower shall certify, with reasonable supporting detail (as determined by the Administrative Agent), that no Event of Default pursuant to Section 6.13 could reasonably be expected to occur during the succeeding four calendar quarters if such Voluntary Prepayment is not made and (ii) such Voluntary Prepayment shall have been approved by at least 66 2/3% of the Borrower’s Board of Directors.  In addition, immediately prior to and after giving effect to any Voluntary Prepayment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Loan Parties shall have Unrestricted Cash of at least $150,000,000.

(b)   In connection with any Voluntary Prepayment, the Borrower shall notify the Lenders (the “Prepayment Notice”) that the Borrower desires to prepay Loans with cash proceeds in an aggregate amount (each, a “Prepayment Amount”) specified by the Borrower (which amount shall be not less than $10,000,000) at a price within a range (the “Range”) to be specified by the Borrower equal to a percentage of par (the “Payment Percentage”) of the principal amount of the Loans to be prepaid; provided that the aggregate cash amount paid by the Borrower for all Voluntary Prepayments undertaken by the Borrower pursuant to this Section 2.15 shall not exceed the lesser of (i) the aggregate amount of Available Retained Cash less cash paid (and, (x) for the avoidance of doubt, without regard to any other form of consideration paid or assumed, and (y) excluding from the phrase “cash paid” as used herein, any cash proceeds of common Equity Issuances of the Borrower which are used to effect Permitted Acquisitions or the incurrence of Indebtedness permitted by Section 6.01(a)(vi)) for Permitted Acquisitions since the Closing Date (excluding the first $50,000,000 of such cash paid) and (ii) $250,000,000.

(c)   In connection with any Voluntary Prepayment, the Borrower shall allow each Lender to specify a Payment Percentage (the “Acceptable Payment Percentage”) for a principal amount (subject to rounding requirements specified by the Prepayment Agent) of Loans at which such Lender is willing to permit such Voluntary Prepayment.  Based on the Acceptable Payment Percentages and principal amounts of Loans specified by Lenders, the applicable Payment Percentage (the “Applicable Payment Percentage”) for the Voluntary Prepayment shall be the lowest Acceptable Payment Percentage at which the Borrower can complete the Voluntary Prepayment for the applicable Prepayment Amount that is within the applicable Range; provided that if the offers received from Lenders are insufficient to allow the Borrower to complete the Voluntary Prepayment for the applicable Prepayment Amount, then the Applicable Payment Percentage shall instead be the highest Acceptable Payment Percentage that is within the applicable Range.  The Borrower shall prepay Loans (or the respective portions thereof) offered by Lenders at the Acceptable Payment Percentages specified by each such Lender that are equal to or less than the Applicable Payment Percentage (“Qualifying Loans”) by remitting an amount to each Lender to be prepaid equal to the product of the face amount, or par, of the Loan being prepaid multiplied by the Applicable Payment Percentage; provided that if the aggregate cash proceeds required to prepay Qualifying Loans (disregarding any interest payable under Section 2.15(d)) would exceed the applicable Prepayment Amount for such Voluntary Prepayment, the Borrower shall prepay such Qualifying Loans at the Applicable Payment Percentage ratably based on the respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Prepayment Agent).

(d)   All Loans prepaid by the Borrower pursuant to this Section 2.15 shall be accompanied by payment of accrued and unpaid interest on the par principal amount so prepaid to, but not including, the date of prepayment.

(e)   Each Voluntary Prepayment shall be consummated pursuant to procedures (including as to rounding and minimum amounts, Type and Interest Periods of accepted Loans, irrevocability of Prepayment Notice and other notices by the Borrower and Lenders and determination of Applicable Payment Percentage) reasonably established by the Prepayment Agent in consultation with the Borrower and not inconsistent with the terms hereof.

(f)    Each Voluntary Prepayment shall constitute an optional prepayment of Loans for all purposes under this Agreement, including for purposes of Section 2.06(a).

(g)   Notwithstanding anything to the contrary in this Agreement (including, without limitation, Sections 2.06 and 2.13), the Lenders hereby consent to the transactions described in this Section 2.15 and further acknowledge that in connection with any Voluntary

Prepayment, principal and interest payments may be made on a non-pro rata basis, as determined by the Prepayment Agent, to the applicable Lenders.

(h)   This Section 2.15 shall not require the Borrower to undertake or any Lender to participate in any Voluntary Prepayment.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01  Organization; Powers.  Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required by applicable law.

SECTION 3.02  Authorization; Enforceability.  The Financing Transactions entered into and to be entered into by each Loan Party are within such Loan Party’s corporate (or other organizational) powers and have been duly authorized by all necessary corporate (or other organizational) and, if required, stockholder or member action.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03  Governmental Approvals; No Conflicts.  The Financing Transactions and the Reorganization Plan (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) any applicable law or regulation, (ii) the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or (iii) any order of any Governmental Authority applicable to the Borrower or such Subsidiary, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens permitted under Section 6.02 and except with respect to clauses (a), (b)(i) and (iii) and (c) to the extent any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04  Financial Condition; No Material Adverse Change.  (a)  The Borrower has heretofore furnished to the Lenders (i) its audited consolidated balance sheet and related consolidated statements of income, shareowners’ investment and cash flows as of and for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006, reported on by Ernst & Young LLP, independent registered public accounting firm, without qualification and (ii) its unaudited consolidated balance sheet and related unaudited consolidated statements of income and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2009, certified by a Financial Officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)   The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of September 30, 2009 prepared giving effect to the Financing Transactions and the Reorganization Plan as if such Financing Transactions and Reorganization Plan had occurred on such date.  Such pro forma consolidated balance sheet (i) accurately reflects all adjustments reasonably believed by the Borrower to be necessary to give effect to the Financing Transactions and the Reorganization Plan and (ii) presents fairly, in all material respects, on a pro forma basis, the financial position of the Borrower and its consolidated Subsidiaries as of such date, as if the Financing Transactions and the Reorganization Plan had occurred on such date.

(c)   Since December 31, 2008, except as set forth in the Disclosure Statement, there has been no change, development, event, effect, condition or occurrence that, individually or in the aggregate, has had a Material Adverse Effect.

SECTION 3.05  Properties.  (a)  Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to their business (including its Mortgaged Properties), taken as a whole, except for Liens permitted by Section 6.02 and minor defects in title that do not interfere with its ability to conduct their business as currently conducted and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)   Each the Borrower and its Subsidiaries owns, or has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to their business, taken as a whole, and, to the knowledge of the Borrower, the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except, in each case, for such failure to own or have the right to use or such infringement that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c)   Schedule 3.05 sets forth the address of each real property that has an individual Fair Market Value (including fixtures and improvements) equal to or greater than $1,000,000 and is owned by the Borrower or any of its Subsidiaries as of the Closing Date and indicates each such property that is a Mortgaged Property as of the Closing Date.

SECTION 3.06  Litigation and Environmental Matters.  (a)  Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters).

(b)   Except for either the Disclosed Matters or any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any

Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any Environmental Liability.

SECTION 3.07  Compliance with Laws and Agreements; Absence of Default.  Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority, in each case applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.08  Investment Company Status.  None of the Borrower or its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09  Taxes.  Each of the Borrower and its Subsidiaries has timely filed (taking into account any extensions) or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so has not had and would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10  Employee Benefit Plans.  (a)  Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Loan Party and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; (ii) no ERISA Event has occurred or is reasonably expected to occur; and (iii) all amounts required by applicable law with respect to or by the terms of, any retiree welfare benefit arrangement maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with Statement of Financial Accounting Standards No. 106.  The Fair Market Value of the assets of each Plan was not materially less than the present value of either the accumulated benefit obligations or projected benefit obligations under such Plan (based on the assumptions used for purposes of the Statement of Financial Accounting Standards No. 87) as of the close of the most recent Plan year, as reported in the most recent financial statements reflecting such amounts, and if all of the Plans were terminated (disregarding any Plans with surpluses), the unfunded liabilities with respect to the Plans, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)   Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) all employer and employee contributions required by applicable law or by the terms of any Foreign Benefit Arrangement or Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) the accrued benefit obligations of each Foreign Plan (based on the assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan; (iii) each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) each such Foreign Benefit Arrangement and Foreign Plan is in compliance (A) with all material provisions of applicable law and all material applicable regulations and published interpretations thereunder with respect to such Foreign Benefit Arrangement or Foreign Plan and (B) with the terms of such plan or arrangement.

SECTION 3.11  Disclosure.  None of the written reports, financial statements, certificates or other written information (other than projections, budgets or other estimates or forward-looking statements or information of a general economic or industry nature or reports or studies prepared by third parties that were not expressly commissioned by the Borrower or its Affiliates (collectively, the “Projections”)), taken as a whole, furnished by or on behalf of any Loan Party to the Administrative Agent, any Lender or the Bankruptcy Court prior to the Closing Date in connection with the transactions contemplated by this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished prior to the Closing Date) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to Projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time such Projections were prepared, it being understood that projections by their nature are uncertain and no assurance is given that the results reflected in such projections will be achieved.

SECTION 3.12  Subsidiaries.  Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

SECTION 3.13  Insurance.  Schedule 3.13 sets forth a description of all insurance for risks associated with casualty, workers compensation claims, general liability, automobiles, excess liabilty, directors and officers risks, errors and omissions, fiduciary claims, EPLI, environmental matters, crime, property risks, business travel and accident claims and flood risks, maintained by or on behalf of the Borrower and its Subsidiaries as of the Closing Date.  As of the Closing Date, all premiums due and payable in respect of such insurance have been paid.

SECTION 3.14  Labor Matters.  As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened.  As of the Closing Date, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:  (a) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; (b) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary; and (c) the consummation of the Financing Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

SECTION 3.15  Margin Regulations.  None of the Borrower or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

SECTION 3.16  Certain Agreements.  As of the Closing Date, each of the Core Verizon Agreements has been duly authorized, executed and delivered by the Borrower, and to the knowledge of the Borrower, each of the other parties thereto and constitutes a legal, valid and binding obligation of the Borrower, and to the knowledge of the Borrower, each other party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  As of the Closing Date, a true, correct and complete copy (including any amendments and waivers) of each of the Core Verizon Agreements has been furnished to the Administrative Agent.

SECTION 3.17  Security Documents.  (a)  The Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent described therein.  When (a) the actions specified in Section 4.02(b) to the Collateral Agreement have been duly taken, (b) all applicable Instruments, Chattel Paper and Documents in which a security interest is perfected by possession have been delivered to, and/or are in the continued possession of, the Collateral Agent, (c) all deposit accounts, electronic chattel paper and Pledged Equity Interests (each, as defined in the Collateral Agreement), a security interest in which is required to be or is perfected by “control” (as described in the Uniform Commercial Code as in effect in the State of New York from time to time) are under the “control” of the Collateral Agent and (d) the Mortgages have been duly recorded, the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected security interest in, all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein with respect to such pledgor or mortgagor (as applicable), subject, in each case to no other Lien other than Liens permitted under Section 6.02.

(b)   When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral composed of Intellectual Property in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent shall have, for the ratable benefit of the Secured Parties, a perfected security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case subject to no other Lien other than Liens permitted under Section 6.02, it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors after the date hereof.

(c)   The Mortgages entered into on the Closing Date and the Mortgages, if any, entered into after the Closing Date pursuant to Section 5.12 shall be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed in the proper real estate filing offices, such Mortgages shall constitute a perfected security interest in, all right, title and interest of Loan Parties in such Mortgaged Property and the proceeds thereof, as security for the Obligations, in each case subject to no other Lien other than Liens permitted under Section 6.02.

ARTICLE IV

Conditions

This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)           The Administrative Agent (or its counsel) shall have received from the Borrower, the Administrative Agent and the Collateral Agent a counterpart of this Agreement signed on behalf of such party.

(b)           The Administrative Agent shall have received a written opinion of (i) Ballard Spahr LLP, counsel for the Borrower, and (ii) Fulbright & Jaworski L.L.P., counsel for the Borrower, substantially in the form of Exhibits B-1 and B-2 respectively.  The Borrower hereby requests each such counsel to deliver such opinions.

(c)           The Administrative Agent shall have received such customary documents and certificates for financing transactions of the type contemplated by this Agreement as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Financing Transactions, the Reorganization Plan and any other legal matters relating to the Loan Parties, the Loan Documents, the Financing Transactions or the Reorganization Plan, all in form and substance reasonably satisfactory to the Administrative Agent.

(d)           The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming that (i) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the Closing Date and (ii) at the time of and immediately after giving effect to the Financing Transactions, no Default shall have occurred and be continuing.

(e)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable invoiced fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, or under any other Loan Document or the Reorganization Plan.

(f)            Except as set forth on Schedule 1.01C, the Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been (or substantially simultaneously with the closing of the Financing Transactions shall be) released.

(g)           The Administrative Agent shall have received evidence that the insurance required by Section 5.07 is (or substantially simultaneously with the closing of the Financing Transactions shall be) in effect.

(h)           After giving effect to the Financing Transactions to be consummated on the Closing Date, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred Equity Interests other than (i) the Loans and (ii) the Indebtedness set forth in Schedule 6.01.

(i)            All consents and approvals required to be obtained from any Governmental Authority or material third parties in connection with the Financing Transactions and the Reorganization Plan shall have been obtained to the extent such consents or approvals are required under applicable laws or agreements or otherwise, and all applicable regulatory appeal periods shall have expired.  The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, certifying that there is no claim, action or proceeding pending or, to the knowledge of the Borrower, threatened, by any Governmental Authority to enjoin, restrain or prohibit (or by any other Person that has a reasonable likelihood of enjoining, restraining or prohibiting) the Financing Transactions or the Reorganization Plan that has a reasonable likelihood of enjoining, restraining or prohibiting the Financing Transactions or the Reorganization Plan, or by any Person that has a reasonable likelihood of imposing burdensome conditions on the Financing Transactions or the Reorganization Plan.

(j)            The Reorganization Effective Date shall have occurred (and all conditions precedent thereto as set forth therein shall have been satisfied).

(k)           The Administrative Agent shall have received a copy of the Confirmation Order, as duly certified and entered on the docket by the clerk of the Bankruptcy Court, which (i) shall be in full force and effect and shall not have been stayed, reversed, modified or amended and (ii) shall approve and authorize the transactions contemplated by this Agreement, the other Loan Documents and the Reorganization Plan and otherwise shall not be inconsistent with the provisions hereof and thereof.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

ARTICLE V

Affirmative Covenants

Until the principal of and interest on each Loan and all fees which are due and payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01  Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent for prompt distribution to each Lender:

(a)           no later than 90 days after the end of each fiscal year of the Borrower, the Borrower’s audited consolidated balance sheet and related audited consolidated statements of income, shareowners’ investments and cash flows, as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)           no later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, (i) the Borrower’s unaudited consolidated balance sheet and related unaudited consolidated statements of income, shareowners’ investments and cash flows, as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)           within 20 days after the end of each month, (i) consolidated and consolidating financial statements for the Debtors as of the end of the preceding month, and (ii) a monthly statement showing revenue pacings for the preceding month, with comparisons to those results from the preceding monthly statement delivered pursuant to this paragraph (c);

(d)           concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with each of the Financial Covenants, (iii) identifying any Permitted Acquisition that has been consummated since the end of the previous fiscal quarter and (iv) attaching a schedule setting forth a computation of Available Cash generated during the most recent fiscal quarter covered by such financial statements;

(e)           within 90 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected income and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f)            promptly after the same become publicly available, copies of all periodic reports, proxy statements and registration statements filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or any other materials distributed by the Borrower to its shareholders generally;

(g)           promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if the Loan Parties or any of their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan then, upon reasonable request of the Administrative Agent, the Loan Parties and/or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent (on behalf of each requesting Lender) promptly after receipt thereof; and

(h)           promptly following any written request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent (including on behalf of any Lender) may reasonably request.

Any financial statement or other information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered on the date on which such information is posted on the Borrower’s website on the Internet or by the Administrative Agent on an IntraLinks or similar site to which Lenders have been granted access or shall be available on the SEC’s website on the Internet at www.sec.gov; provided that if the Borrower elects to post any financial statement or other information on its website, it shall concurrently deliver to the Administrative Agent paper copies of any such financial statement or other information.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of any certificate required by Section 5.01(b) or (d) to the Administrative Agent.  If any financial statement or other information required to be delivered under this Agreement shall be required to be delivered on any date that is not a Business Day, such information may be delivered to the Administrative Agent on the next succeeding Business Day after such date.

SECTION 5.02  Notices of Material Events.  The Borrower will furnish to the Administrative Agent for prompt further distribution to each Lender written notice of the following promptly after any Responsible Officer obtains actual knowledge thereof:

(a)           the occurrence of any Default;

(b)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof that would reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(d)           the occurrence, with respect to any Foreign Benefit Arrangement or Foreign Plan of an event that, alone or together with any other events with respect to any Foreign Benefit Arrangement or Foreign Plan that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(e)           any other development that would be materially likely, in the reasonable judgment of the Borrower, to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03  Information Regarding Collateral.  The Borrower will furnish to the Administrative Agent prompt written notice of any change (a) in any Loan Party’s legal name,

as reflected in its organization documents, (b) in any Loan Party’s jurisdiction of organization or form of organization and (c) in any Loan Party’s identity, Federal Taxpayer Identification Number or organization number, if any, assigned by the jurisdiction of its organization.  Not later than 30 Business Days after any change referred to in clauses (a) through (c) of the preceding sentence the Borrower shall confirm in writing to the Administrative Agent that (i) all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in any Collateral affected by such change for the benefit of the Secured Parties to the extent required by the Collateral Agreement or (ii) that the Borrower has provided to the Administrative Agent all information required for the Collateral Agent to make such filings.

SECTION 5.04  Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, contracts, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except, in the case of this clause (ii), where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any sale of assets permitted under Section 6.05.

SECTION 5.05  Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy its Taxes and other material governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to pay, discharge or otherwise satisfy such Taxes, charges or levies would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.06  Maintenance of Properties.  Except as permitted by Section 6.05, the Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property necessary to the conduct of its business in good working order and condition, ordinary wear and tear, damage caused by casualty and condemnation excepted, except where the failure to take such actions would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.07  Insurance.  The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies or with Verizon or any of its Affiliates, insurance in such amounts (after giving effect to any self-insurance) and against such risks as are, in the Borrower’s good faith judgment, customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.08  Casualty and Condemnation.  The Borrower will furnish to the Administrative Agent prompt written notice of any casualty or other damage to any Collateral with a Fair Market Value of more than $5,000,000 or the commencement of any action or proceeding for the taking of any Collateral or any material part thereof or material interest therein under power of eminent domain or by condemnation or similar proceeding.

SECTION 5.09  Books and Records; Inspection and Audit Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities to the extent necessary to permit the preparation of financial statements in accordance with GAAP.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon not fewer than five Business Days’ prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its appropriate representatives and, with the opportunity for representatives of the Borrower to be present, independent accountants, all at such reasonable times and as often as reasonably requested, provided that (a) the Lenders will coordinate any visits through the Administrative Agent and (b) at times when no Default is continuing, the Borrower shall not be required to pay for more than two visits per year by the Administrative Agent.

SECTION 5.10  Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, including Environmental Laws, and orders of any Governmental Authority applicable to it, its operations or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11  Additional Subsidiaries.  If any additional Subsidiary (other than an Excluded Subsidiary) is formed or acquired after the Closing Date, the Borrower will, within 10 Business Days (or such longer period as may be acceptable to the Collateral Agent) after such Subsidiary is formed or acquired, notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

SECTION 5.12  Further Assurances.  (a)  The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties; provided that the Collateral and Guarantee Requirement need not be satisfied with respect to (i) real properties owned by the Borrower or any Subsidiary Loan Party with an individual Fair Market Value (including fixtures and improvements) that is less than $1,000,000 and (ii) any real property held by the Borrower or any Subsidiary Loan Party as a lessee under a lease.  The Borrower also agrees to provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)   If any Specified Asset that has an individual Fair Market Value of more than $1,000,000 is acquired by the Borrower or any Subsidiary Loan Party after the Closing Date or owned by an entity at the time it becomes a Subsidiary Loan Party, the Borrower will notify the Administrative Agent thereof (and the Administrative Agent shall notify the Lenders thereof), and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause the Collateral and Guarantee Requirement to be satisfied with respect to such asset.

SECTION 5.13  Account Control Agreements.  As promptly as possible and in any event within 30 days following the Closing Date (or such later date as is satisfactory to the Administrative Agent in its sole discretion), the Borrower and each other Loan Party shall execute and deliver to the Administrative Agent account control agreements with respect to deposit accounts of the Loan Parties containing at least 90% of the consolidated cash and Permitted Investments of the Borrower and the other Loan Parties pursuant to which a first priority perfected security interest shall be created in favor of the Administrative Agent in such deposit accounts and all amounts on deposit therein.  Thereafter, the Borrower and the other Loan Parties shall cause at least 90% of the cash and Permitted Investments of the Borrower and the other Loan Parties to be held in deposit accounts which are subject to such control agreements.  Each such account control agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.14  Credit Ratings.  The Borrower will use its commercially reasonable efforts to maintain at all times monitored public ratings of the Loans by Moody’s and S&P and a corporate family rating for the Borrower from Moody’s and a corporate issuer rating for the Borrower from S&P.

ARTICLE VI

Negative Covenants

Until the principal of and interest on each Loan and all fees which are due and payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01  Indebtedness; Certain Equity Securities.  (a)  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)            Indebtedness created under the Loan Documents;

(ii)           Indebtedness existing on the date hereof and set forth in Schedule 6.01;

(iii)          Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

(iv)          Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

(v)           Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (1) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (2) the aggregate principal amount of Capital Lease Obligations and Indebtedness incurred pursuant to this clause (v), when added to the aggregate principal amount of Sale and Leaseback Indebtedness incurred pursuant to Section 6.06, shall not exceed $15,000,000 at any time outstanding;

(vi)          Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (B) such Indebtedness does not prevent the Collateral and Guarantee Requirement from being fully satisfied with respect to any such Subsidiary that is required to become a Subsidiary Loan Party, (C) the Borrower is in Pro Forma Compliance after giving effect to the acquisition of such Subsidiary and (D) the aggregate principal amount of Indebtedness incurred pursuant to this clause (vi) shall not exceed $20,000,000 at any time outstanding;

(vii)         Indebtedness of the Borrower or any Subsidiary in respect of letters of credit obtained in the ordinary course of business so long as the aggregate amount of the reimbursement obligations (contingent or otherwise) in respect thereof is expressly limited to $15,000,000;

(viii)        Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations (other than in respect of Indebtedness for borrowed money);

(ix)           Indebtedness in respect of Swap Agreements permitted by Section 6.07;

(x)            Indebtedness of the Borrower or any Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(xi)           Indebtedness that constitutes an Investment permitted under Section 6.04;

(xii)          Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not exceeding $5,000,000;

(xiii)         Indebtedness incurred by the Borrower or any Subsidiary representing deferred compensation to employees of the Borrower or any Subsidiary incurred in the ordinary course of business;

(xiv)        Indebtedness consisting of promissory notes issued by the Borrower or any Subsidiary to future, present or former directors, officers, members of management, employees or consultants of the Borrower or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests in the Borrower as permitted by Section 6.08(a)(iii);

(xv)         Indebtedness incurred by the Borrower or any Subsidiary in connection with any Permitted Acquisition consisting of obligations in respect of indemnification, the adjustment of the purchase price or similar adjustments;

(xvi)        Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions;

(xvii)       Indebtedness incurred by Borrower or any Subsidiary in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;

(xviii)      Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations of the Borrower or any Subsidiary contained in supply arrangements, in each case, in the ordinary course of business;

(xix)         Refinancing Indebtedness of the Borrower or any Subsidiary incurred in exchange for, or the Net Proceeds of which are used to refund, refinance or replace Indebtedness (other than Indebtedness of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or any other Subsidiary) that was permitted to be incurred under clause (ii), (v), (vi), (xix) or (xx) of this Section 6.01(a);

(xx)          Permitted Subordinated Indebtedness, without any limitation as to amount, so long as the Borrower and the Subsidiaries are in Pro Forma Compliance;

(xxi)         other Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount at any time outstanding pursuant to this clause (xxi) not in excess of $30,000,000; and

(xxii)        all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described above.

(b)   The Borrower will not, nor will it permit any Subsidiary to, issue any Disqualified Stock.

SECTION 6.02  Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           Liens created under the Loan Documents;

(b)           Permitted Encumbrances;

(c)           any Lien existing on the date hereof and set forth in Schedule 6.02 on any property or asset of the Borrower or any Subsidiary; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary (other than proceeds) and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount not in excess of accrued interest thereon and fees and expenses, including premium and defeasance costs, associated therewith);

(d)           any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary (other than proceeds), (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount not in excess of accrued interest and fees and expenses, including premium and defeasance costs, associated therewith) and (D) the aggregate principal amount of the obligations secured pursuant to this clause (d) shall not exceed $20,000,000 at any time outstanding;

(e)           Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary (including any such assets made the subject of a Capital Lease Obligation); provided that (A) such Liens secure Indebtedness permitted by clause (v) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary (other than proceeds);

(f)            Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary (or Guarantees of such Indebtedness), in each case to the extent permitted under Section 6.01(a);

(g)           Liens in favor of the Borrower or any Subsidiary Loan Party;

(h)           Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiaries, (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business or (iv) arising under or pursuant to banking relationships;

(i)            Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(j)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods, in each case entered into in the ordinary course of business;

(k)           Liens securing Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(l)            Liens (i) attaching to advances to a seller of any property to be acquired, (ii) consisting of an agreement to dispose of property and (iii) on cash earnest money deposits in connection with Investments permitted under Section 6.04;

(m)          Liens on insurance policies and the proceeds thereof granted in the ordinary course to secure the financing of insurance premiums with respect thereto;

(n)           any sale or assignment of accounts receivable permitted by Section 6.05(e);

(o)           licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business of the Borrower or any of its Subsidiaries;

(p)           precautionary UCC financing statements in respect of operating leases permitted by this Agreement;

(q)           any interest or title of a licensor, lessor, sublicensor or sublessor under any license or lease permitted by this Agreement;

(r)            Liens arising under Environmental Laws which (i) are being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP or (ii) arise by operation of law (and not as a result of any grant or consent by the Borrower or any Subsidiary) to secure performance by the Borrower or its Subsidiaries of remediation activity, so long as the Borrower and its Subsidiaries are in compliance with all requirements applicable to such remediation activity;

(s)           in the case of Equity Interests issued by a joint venture or a non-Wholly Owned Subsidiary, any call or similar right in the nature of a right of first offer or a first refusal right of a third party that is also an investor in such joint venture or Subsidiary and, in the case of Equity Interests issued by a joint venture or Subsidiary, any call or similar right on any nominee, trust or directors’ qualifying shares or similar arrangements designed to satisfy requirements of applicable local laws

(t)            cash collateral provided on customary terms securing reimbursement obligations in respect of letters of credit described in Section 6.01(a)(vii); and

(u)           Liens not otherwise permitted by this Section 6.02 securing obligations and Indebtedness in an aggregate amount not in excess of $10,000,000 at any time outstanding;

provided that notwithstanding the foregoing, no consensual Liens shall exist on Pledged Equity Interests that constitute Collateral other than pursuant to clauses (a) or (s) above.

SECTION 6.03  Fundamental Changes.  (a)  The Borrower will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any other Subsidiary in a transaction in which the surviving entity is (or upon consummation of such merger becomes a Subsidiary in accordance with the terms of this Agreement) a Subsidiary and, if any party to such merger is a Subsidiary Loan Party, a Subsidiary Loan Party, (iii) any Subsidiary may merge or consolidate with any other Person in order to effect a Permitted Acquisition and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b)   The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than a Permitted Business.

SECTION 6.04  Investments, Loans, Advances, Guarantees and Acquisitions.  The Borrower will not, and will not permit any of its Subsidiaries to, make, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Investment, except:

(a)           Permitted Investments;

(b)           Investments existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date and, in each case, set forth on Schedule 6.04;

(c)           Investments by the Borrower in any Subsidiary and made by any Subsidiary in the Borrower or any Subsidiary; provided that the aggregate amount of Investments made after the Closing Date by Loan Parties in Subsidiaries that are not Loan Parties shall not exceed $10,000,000 during the term of this Agreement;

(d)           Guarantees constituting Indebtedness permitted by Section 6.01; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c) above;

(e)           Guarantees made in the ordinary course of business by the Borrower or any Subsidiary of obligations other than Indebtedness of any Excluded Subsidiary, provided that the funding of any such guarantees by the Borrower or any Subsidiary Loan Party shall be deemed to constitute an Investment subject to Section 6.04(c) unless reimbursed by such Excluded Subsidiary;

(f)            Permitted Acquisitions (including any cash earnest money deposits required in connection therewith);

(g)           Investments (including debt obligations and equity securities) acquired (x) in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or (y) as a result of a foreclosure by the Borrower or any Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)           extensions of trade credit in the ordinary course of business;

(i)            Investments received in connection with the sale, transfer, lease or other disposition of any asset permitted by Section 6.05;

(j)            Swap Agreements entered into in compliance with Section 6.07;

(k)           loans and advances by the Borrower and any of its Subsidiaries to their employees, officers, members of management, consultants, agents, customers or suppliers (i) in connection with relocation expenses and (ii) for other purposes in an aggregate amount at any time outstanding not in excess of $2,500,000;

(l)            Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(m)          commission, payroll, travel and similar advances to officers and employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the Borrower or any Subsidiary in accordance with GAAP;

(n)           Investments in the ordinary course of business consisting of the licensing or acquisition of, or investment in, intellectual property pursuant to joint marketing arrangements with other Persons;

(o)           Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the Borrower or any Subsidiary (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

(p)           Investments resulting from pledges or deposits described in clause (c) or (d) of the definition of “Permitted Encumbrance”;

(q)           Investments in the ordinary course consisting of endorsements of collection or deposit;

(r)            advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Borrower or any of its Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(s)           Investments arising from any transaction permitted by Section 6.08;

(t)            Investments arising or deemed to arise from the payment, repayment, prepayment, acquisition, purchase or repurchase of any part of the Loans pursuant to any provision of Article II of this Agreement; and

(u)           so long as no Event of Default has occurred and is continuing or would result therefrom, additional Investments in any Person in an aggregate amount not to exceed $30,000,000, net of the aggregate amount of cash received by the Borrower or any Subsidiary from any such Investment as a repayment of principal or a return of capital; provided that any Investment made pursuant to this clause (u) in any Person that is not a Loan Party at the time such Investment is made may, if such Person thereafter becomes a Loan Party, from and after such date, be deemed to have been made pursuant to clause (c) or (d) of this Section, as the case may be, and not pursuant to this clause (u).

SECTION 6.05  Asset Sales.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of its Subsidiaries to issue any additional

Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Borrower or a Subsidiary), except:

(a)           sales, transfers, leases and other dispositions of (x) any property (including inventory) and (y) used, surplus, obsolete or worn-out equipment and Permitted Investments, in each case in the ordinary course of business;

(b)           sales, transfers, leases and other dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c)           [intentionally omitted];

(d)           leases or subleases of property, and licenses or sublicenses of intellectual property, in each case entered into in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries taken as a whole;

(e)           dispositions or write-downs of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or bankruptcy or similar proceedings;

(f)            sales, transfers, leases and other dispositions permitted by Sections 6.03, 6.08 and Liens permitted under Section 6.02;

(g)           sales, transfers, leases and other dispositions of property constituting Investments permitted under Section 6.04(g);

(h)           dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;

(i)            voluntary terminations of Swap Agreements;

(j)            sales, leases, transfers or other dispositions identified on Schedule 6.05;

(k)           Sale and Leaseback Transactions permitted by Section 6.06; and

(l)            sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section; provided that the aggregate Fair Market Value of all assets sold, transferred or otherwise disposed of in reliance on this clause (l) shall not exceed $50,000,000;

provided that, notwithstanding the foregoing, (i) Equity Interests of any Wholly Owned Subsidiary may not be sold, transferred, leased or otherwise disposed of unless 100% of such Equity Interests are being sold, transferred, leased or otherwise disposed of pursuant to a transaction permitted by Section 6.05(l) and (ii) any sales, transfers, leases and other dispositions permitted by clauses (j), (k) or (l) of this Section 6.05 shall be made (x) for Fair Market Value and (y) for at least 75% Cash Consideration.

SECTION 6.06  Sale and Leaseback Transactions.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (any such transaction, a “Sale and Leaseback Transaction”), except for Sale and Leaseback Transactions resulting in Sale and Leaseback Indebtedness in an aggregate principal amount, when added to the aggregate principal amount of Capital Lease Obligations and Indebtedness incurred pursuant to Section 6.01(a)(v), not to exceed $15,000,000 at any time outstanding; provided, however, that the Borrower applies the Net Proceeds of such Sale and Leaseback Transactions in compliance with Section 2.06(b).

SECTION 6.07  Swap Agreements.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries) in the conduct of its business or the management of its liabilities and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or Investment of the Borrower or any Subsidiary.

SECTION 6.08  Restricted Payments; Certain Payments of Indebtedness.  (a)  The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i)            the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests of the same class (other than Disqualified Stock);

(ii)           Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(iii)          the repurchase, redemption or other acquisition or retirement for value of any Equity Interests in the Borrower or any Subsidiary held by any future, present or former directors, officers, members of management, employees or consultants of the Borrower or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year (other than (1) any such Equity Interests repurchased, redeemed, acquired or retired in compensation for any taxes due or payable by the holder thereof, and (2) any such Equity Interests that are deemed repurchased, redeemed, acquired or retired by the Borrower in connection with the exercise of stock options or warrants by the holder thereof in connection with the payment of all or a portion of the exercise price of such options or warrant) will not exceed $10,000,000 per year or $25,000,000 during the term of this Agreement and (B) such Equity Interests shall only be repurchased, redeemed, acquired or retired in connection with the death, resignation or retirement of, or settlement of a dispute with, any such Person;

(iv)          the making of any payment in exchange for, or out of the Net Proceeds of, a substantially concurrent sale (other than to a Subsidiary of the Borrower) of, common Equity Interests of the Borrower; and

(v)           other Restricted Payments in an aggregate amount not exceeding $5,000,000.

(b)   The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Permitted Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Permitted Subordinated Indebtedness, except:

(i)            payment of fees, expenses and regularly scheduled interest and principal payments as and when due in respect of such Indebtedness; and

(ii)           refinancings of such Indebtedness to the extent permitted by Section 6.01(a)(xix).

SECTION 6.09  Transactions with Affiliates.  The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)           transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)           the indemnification of directors of the Borrower and the Subsidiaries in accordance with customary practice;

(c)           any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower;

(d)           loans or advances to employees of Borrower or any of the Subsidiaries in accordance with Section 6.04;

(e)           transactions among the Borrower and any Subsidiary Loan Parties and transactions among Subsidiary Loan Parties otherwise permitted by this Agreement;

(f)            the payment of fees and indemnities to directors, officers and employees of the Borrower and the Subsidiaries in the ordinary course of business;

(g)           transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.09 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(h)           any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business;

(i)            Restricted Payments permitted under Section 6.08;

(j)            transactions with Subsidiaries for the purchase or sale of goods, products, parts and services and entered into in the ordinary course of business in a manner consistent with past practice;

(k)           transactions with joint ventures for the purchase or sale of equipment or services entered into in the ordinary course of business and in a manner consistent with past practice;

(l)            transactions with any one or more Lenders pursuant to the Loan Documents including, without limiting the generality of the foregoing, the repayment, prepayment, acquisition, purchase or repurchase of any part of the Loans pursuant to any provision of this Agreement; and

(m)          payments by the Borrower and any Subsidiaries pursuant to tax sharing agreements among the Borrower and the Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries.

For purposes of this Section 6.09, any transaction with any Affiliate involving an amount less than $5,000,000 shall be deemed to have satisfied the standard set forth in clause (a) above if such transaction is approved as being on an arm’s length basis by a majority of the Disinterested Directors of the board of directors of either the Borrower or such Subsidiary.  “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

SECTION 6.10  Restrictive Agreements.  The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to the Secured Parties securing the Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to prohibitions, restrictions and conditions existing on the date hereof identified on Schedule 6.10 and to any extension, renewal or modification thereof, other than to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and the proceeds thereof, (v)(A) clause (a) of the foregoing shall not apply to customary provisions in leases or other contracts restricting the assignment thereof and (B) clause (b) of the foregoing shall not apply to customary provisions in leases or other contracts restricting the assignment thereof to the extent such provisions restrict the distribution of such lease or other contract, (vi) the foregoing shall not apply to prohibitions, restrictions or conditions applicable to any Person or the property or assets of a Person acquired by the Borrower or any of its Subsidiaries (other than pursuant to a

Permitted Acquisition) existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which restriction or condition is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the restrictions and conditions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition, (vii) the foregoing shall not apply to prohibitions, restrictions or conditions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business, (viii) the foregoing shall not apply to restrictions or conditions imposed by any agreement related to the refinancing of Indebtedness, provided that the terms of any such restrictions or conditions are not materially less favorable, taken as a whole, as determined by the Borrower in good faith, to the Lenders than the restrictions or conditions contained in the predecessor agreements and (ix) the foregoing shall not apply to customary provisions in joint venture agreements, limited liability company agreements of joint ventures and other similar agreements.

SECTION 6.11  Fiscal Year.  The Borrower shall not change its fiscal year for accounting and financial reporting purposes to end on any date other than December 31.

SECTION 6.12  Amendment of Material Documents.  The Borrower will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents, if, taken as a whole, such amendment, modification or waiver is materially adverse to the interests of the Lenders.  The Borrower will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under any Core Verizon Agreement, if such amendment, modification or waiver would reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its principal obligations under the Loan Documents.

SECTION 6.13  Financial Covenants.  (a)  The Borrower will not permit the Leverage Ratio, at any time during any fiscal quarter ending during any period set forth below, to exceed the ratio set forth opposite such fiscal quarter:

Fiscal Quarter Ending:	Leverage Ratio

on or after January 1, 2010 and on or prior to December 31, 2010	6.50 to 1.0

on or after January 1, 2011	7.50 to 1.0

(b)   The Borrower will not permit the Consolidated Interest Coverage Ratio, for any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below, to be less than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter Ending:	Consolidated Interest Coverage Ratio

on or after January 1, 2010 and on or prior to December 31, 2010	1.40 to 1.0

on or after January 1, 2011	1.10 to 1.0

; provided, that for the purposes of determining the ratio described above for the fiscal quarters of the Borrower ending March 31, 2010, June 30, 2010 and September 30, 2010, Interest Expense for the relevant period shall be deemed to equal Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.

SECTION 6.14  Capital Expenditures.  The Borrower will not, nor will it permit any Subsidiary to, make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $80,000,000 in any fiscal year; provided, that (a) up to $40,000,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made pursuant to this Section 6.14 during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)           any representation or warranty made or deemed made by or on behalf of the Borrower or any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)           the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of the Borrower), 5.11, 5.13 or in Article VI;

(e)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will promptly be given at the request of any Lender);

(f)            the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period specified in the agreement or instrument governing such Indebtedness);

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and any applicable grace period specified in the agreement or instrument evidencing such Indebtedness shall have expired; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the property or assets securing such Indebtedness and (ii) Indebtedness that by its terms becomes due or is required to be repurchased as a result of changes in tax laws, regulations or the interpretation or application thereof;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary (other than a Foreign Subsidiary or an Insignificant Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than a Foreign Subsidiary or an Insignificant Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding that would entitle the other party or parties to an order for relief, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (net of amounts covered by insurance, provided that the insurance carriers have been notified of such judgment and have not contested liability therefor) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(k)           (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (iii) the PBGC shall institute proceedings to terminate any Pension Plan(s), (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner or (v) any other event or condition shall occur or exist with respect to a Plan, a Foreign Plan, or a Foreign Benefit Arrangement that, in each case, in the opinion of the Required Lenders, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(l)            any Lien purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and, except to the extent otherwise permitted under the Collateral Agreement or any other relevant Security Document, perfected Lien on any Collateral having, in the aggregate, a value in excess of $20,000,000, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement or to file Uniform Commercial Code continuation statements;

(m)          a Change in Control shall occur;

(n)           any Guarantee under the Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall assert in writing that the Collateral Agreement or any Guarantee thereunder has ceased to be or is not enforceable; or

(o)           the material breach of or material loss of rights under any Core Verizon Agreement that has resulted in a material adverse effect on the business, operations, assets or financial condition of the Borrower and the Subsidiaries, taken as a whole;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole or in part, and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Agent

Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity (other than as Agent).  The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon other than as a result of its gross negligence or willful misconduct.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts other than as a result of its gross negligence or willful misconduct.

The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent in the exercise of its reasonable judgment.  The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor to the Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed and such consent not to be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, with the consent of the Borrower (such consent shall not be unreasonably withheld or delayed and such consent shall not be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing), on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Agent and Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between the Borrower and such successor.  After any Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Pursuant to the Plan of Reorganization, the Agent, on behalf of the Lenders, is empowered and authorized to execute and deliver to the Loan Parties the other Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents.  Any action taken by the Agent or the Required Lenders (or any other instructing group of Lenders specified by this Agreement) in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders (or any other instructing group of Lenders specified by this Agreement) of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Neither the joint lead arrangers, the syndication agent nor the co-documentation agents listed on the cover page to this Agreement shall have any duties or responsibilities hereunder in their capacities as such.

ARTICLE IX

Miscellaneous

SECTION 9.01  Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)            if to the Borrower, to it at Idearc Inc., 2200 West Airfield Drive, DFW Airport, TX 75261, Attention of General Counsel (Telecopy No. (972) 453-6829);

(ii)           if to the Agents, to JPMorgan Chase Bank, N.A., 277 Park Avenue, 8th Floor, New York, NY 10172-0003, Attention of Neil Boylan (Telecopy No. (212) 622-4556), with a copy to JPMorgan Chase Bank, N.A., 277 Park Avenue, 8th Floor, New York, NY 10172-0003, Attention of Goh Siew Tan (Telecopy No. (212) 622-4556) and Loan and Agency Services, 1111 Fannin Street, Floor 10, Houston, TX 77002-6925, Attention of Lola Odutola (Telecopy No. (713) 750-2938); and

(iii)          if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)   Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent and the Borrower; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)   Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02  Waivers; Amendments.  (a)  No failure or delay by the Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making, deemed making or maintenance of a Loan shall not be construed as a waiver of any Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)   Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) reduce the principal amount of any Loan held by any Lender or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of such Lender, (ii) postpone the maturity of any Lender’s Loan, or any scheduled date of payment of the principal amount of any Lender’s Loans under Section 2.05, or any date for the payment of any interest or fees payable to any Lender hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of such Lender (it being understood that the waiver of any mandatory prepayment of Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest), (iii) change Section 2.13(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby (it being understood that an amendment with respect to Section 2.15, and definitions related thereto, shall not be deemed to be a change to Section 2.13(b) or (c)), (iv) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (v) release any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided herein or in the Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender or (vi) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent.  Notwithstanding the other provisions of this paragraph, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Agent if at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan held by it and all other amounts owing to it or accrued for its account under the Loan Documents.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any waiver, amendment or other modification to any Loan Document, and any such Defaulting Lender’s Loans shall be disregarded for the purpose of calculating Required Lenders, except for waivers, amendments or other modifications that relate to any of the matters described in the first proviso to this Section 9.02(b).

SECTION 9.03  Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent, the joint lead arrangers listed on the cover page of this Agreement and their Affiliates, including the reasonable fees, charges and disbursements of (a) a single transaction and documentation counsel for the Agent, such joint arrangers and such Affiliates and (b) such other local counsel and special counsel as may be required in the reasonable judgment of the Agent and whose retention has been approved in writing by the Borrower, in connection with the structuring, arrangement and syndication of the credit facilities provided herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all documented out-of-pocket expenses incurred by the Agent or any Lender (including the fees, charges and disbursements of counsel) in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)   The Borrower shall indemnify the Agent, each Lender, each joint lead arranger listed on the cover page of this Agreement and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee (excluding Taxes, which are governed by Section 2.12) arising out of, in connection with, or as a result of (i) the structuring, arrangement, and syndication of the credit facilities provided for herein, (ii) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their obligations thereunder or the consummation the Financing Transactions, (iii) any Loan or the use of the proceeds therefrom, (iv) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether such claim, litigation, investigation or proceeding is brought by a third party or the Borrower or any of its Affiliates and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or breach of its obligations under this Agreement or any other Loan Document by, such Indemnitee or any of its Related Parties.  For the avoidance of doubt, it is acknowledged hereby that nothing contained in this Agreement is or shall be deemed to constitute an indemnification by the Borrower or any Subsidiary of any Lender in its capacity as a holder of Equity Interests of the Borrower for any loss, cause, claim, expense, liability, cause or action or damage arising under or in connection with United States federal or state securities laws.

(c)   To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total outstanding Loans at the time.

(d)   No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the wrongful use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent arising from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

(e)   All amounts due under this Section shall be payable not later than 15 Business Days after written demand therefor, together with an invoice setting forth in reasonable detail such amounts and the basis therefor.

SECTION 9.04  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)   (i)  Subject to the conditions set forth in paragraph (b)(ii) below and applicable law, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it), with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Borrower, provided that no consent of the Borrower shall be required (x) for an assignment of Loans to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below) or (y) if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, to any assignee; and

(B)           the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of Loans to an assignee that is a Lender immediately prior to giving effect to such assignment, an Affiliate of a Lender or an Approved Fund.

(ii)           Assignments shall be subject to the following conditions:

(A)          except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, the amount of Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Borrower and the Administrative Agent expressly consent to the assignment of a lesser amount, provided that (i) no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing and (ii) the principal amount of concurrent assignments to related Approved Funds shall be aggregated for purposes of determining compliance with the foregoing minimum assignment amounts.

(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)          the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than an natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) any entity or an Affiliate of an entity that administers or manages a Lender.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 2.12 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)          The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time, which register shall indicate that each Lender is entitled to interest paid with respect to such Loans (the “Register”).  Absent demonstrable error, the entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)   (i)  Any Lender may, without the consent of, or notice to, the Borrower and the Administrative Agent sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13(c) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.10 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12(e) as though it were a Lender.

(d)   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05  Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding.  The provisions of Sections 2.10, 2.11, 2.12 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

SECTION 9.06  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender (other than deposits held in a custodial, trust or fiduciary capacity), irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)   Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any other party or its properties in the courts of any jurisdiction.

(c)   Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12  Confidentiality.  Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ trustees, directors, officers, employees and agents, including accountants, legal counsel and other advisors in connection with the Financing Transactions (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement for the benefit of the Borrower containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 9.04(d) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower (other than a source actually known by such party to be bound by confidentiality obligations).  For the purposes of this Section, “Information” means all information received from the Borrower or its Related Parties relating to the Borrower, its Subsidiaries or its business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower (other than a source actually known by such party to be bound by confidentiality obligations).  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord other its own confidential information.

Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include material non-public information concerning the Borrower and its Related Parties or its or their securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with the procedures and applicable law, including Federal, State and foreign securities laws.

All Information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower and the Subsidiaries and its and their Related Parties or securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities laws.

SECTION 9.13  U.S.A. PATRIOT Act.  The Administrative Agent and each Lender hereby notifies the Borrower, for itself and its Subsidiaries, that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow the Administrative Agent and such Lender to identify the Loan Parties in accordance with the Act.

SECTION 9.14  Termination or Release.  (a)  At such time as the Loans, all accrued interest and fees under this Agreement and all other obligations under the Loan Documents then due and payable (other than obligations under Sections 2.10, 2.12 and 9.03 that are not then due and payable) shall have been paid in full in cash, the Collateral shall be released from the Liens created by the Security Documents and the obligations (other than those expressly stated to survive termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(b)   A Subsidiary Loan Party shall automatically be released from its obligations under the Collateral Agreement and any other Loan Document and the security interests in the

Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary of the Borrower.

(c)   Upon any sale or other transfer by any Loan Party of any Collateral that is permitted under this Agreement to any Person that is not a Loan Party, or upon the effectiveness of any written consent to the release of the security interest granted by the Collateral Agreement in any Collateral pursuant to Section 9.02 of this Agreement, the security interest in such Collateral shall be automatically released.

(d)   In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 9.14, the Collateral Agent shall execute and deliver to any Loan Party at such Loan Party’s expense all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 9.14 shall be without recourse to or warranty by the Collateral Agent or any Lender.

SECTION 9.15  No Fiduciary Relationship.  The Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the Financing Transactions occurring on or prior to the Closing Date and the exercise of their rights and the performance of their obligations under the Loan Documents, the Borrower and the Subsidiaries, on the one hand, and the Administrative Agent,  the Lenders and their Affiliates (each acting in their capacity as Administrative Agent or Lender hereunder), on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the arrangers or the Lenders, and no such duty will be deemed to have arisen in connection therewith.

SECTION 9.16  No Requirement of Lender Signatures.  Each Lender listed on Schedule 2.01 shall be a party hereto in accordance with the Reorganization Plan and, pursuant to the Reorganization Plan, is bound hereby without the requirement of any such Lender to execute a signature page hereto.

IN WITNESS WHEREOF, the Borrower and the Agents have caused this Agreement to be duly executed by their respective authorized officers or representatives as of the day and year first above written.

IDEARC INC.,

by
/s/ Samuel D. Jones
Name:	Samuel D. Jones
Title:	Executive Vice President, Chief Financial Officer & Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

by
/s/ Neil R. Boylan
Name:	Neil R. Boylan
Title:	Managing Director

Loan Agreement Signature Page

Schedule 1.01A

Certain EBITDA Adjustments

1. Costs, fees and expenses for attorneys, auditors, accountants, consultants or advisors that the Borrower is obligated to pay (without regard to the Person for whom services were performed) incurred in connection with the events leading up to, and throughout, the ongoing administration of the Borrower’s Chapter 11 case.

2. Payment of Local Tax Claims, as well as interest expense thereon arising in connection with any deferred payment of Local Tax Claims.

3. All costs and expenses associated with rebranding of the Borrower and its Subsidiaries, including, without limiting the generality of the foregoing, all costs and expenses associated with (i) signage replacement costs and expenses and (ii) design costs and expenses arising from rebranding and name changes.

4. All costs and expenses associated with contract rejection.

5. Exit and transaction costs of up to $850,000 associated with the administration of pre-Petition Date shareholder lists, which costs are charged to Idearc by a transfer agent after the Reorganization Effective Date for services rendered in connection with such lists after the Reorganization Effective Date.

Schedule 1.01B

Institutional Holders

Investment funds and accounts managed by Paulson & Co., Inc., including:

Paulson Advantage Master Ltd.

Paulson Advantage Plus Master Ltd.

Paulson Advantage Select Master Ltd.

Paulson Recovery Master Fund Ltd.

Paulson Credit Opportunities Master Ltd.

BLT 8 LLC

Schedule 1.01C

Post-Closing Items

The Borrower shall use all commercially reasonable efforts to deliver, or cause to be delivered, not later than 90 days from the Closing Date (or on such later date as the Administrative Agent shall agree in its sole reasonable discretion):

(i) the title insurance policy referred to in clause (e)(ii) of the term “Collateral and Guarantee Requirement”, which title insurance policy shall insure the Borrower’s clear title to the following parcel of real property and the improvements thereto:

20 Lake Center

401 Route 73

Marlton, New Jersey 08053

Burlington County

(ii) an opinion of New Jersey counsel to the Borrower, with respect to the Mortgage covering such real property and the improvements thereto, such opinion to be in form and substance reasonably satisfactory to the Administrative Agent and

(iii) an opinion of Fulbright & Jaworski L.L.P., counsel to the Borrower, with respect to the Mortgage covering such real property and the improvements thereto, such opinion to be in form and substance reasonably satisfactory to the Administrative Agent.

Schedule 2.01

Loans Deemed Made on the Closing Date

Lender	$
1888 FUND LTD	0.11
ABN AMRO BANK NV	38,116,505.46
ABN AMRO LEVERAGE LOAN TRUST SERIES 1	188,986.08
ACA CLO 2006-1 LIMITED	779,293.44
ACA CLO 2006-2 LTD	771,500.52
ACA CLO 2007-1 LTD	1,157,250.77
ADIRONDACK GREEN ISLAND LIMITED	1,165,019.19
AHAB DISTRESSED, LP	467,426.97
AHAB DISTRESSED, LTD	516,629.81
AHAB OPPORTUNITIES, LP	408,392.42
AHAB OPPORTUNITIES, LTD	343,001.85
AIB DEBT MANAGEMENT LIMITED	29,147,465.10
AIG BANK LOAN FUND LTD	385,750.26
SATURN CLO, LTD.	1,320,542.37
SUNAMERICA SENIOR FLOATING RATE FUND, INC.	771,500.52
AIMCO CLO SERIES 2005-A	1,544,949.26
AIMCO CLO SERIES 2006-A	1,737,824.39
AMERICAN INTERNATIONAL GROUP INCORPORATED	8,895,575.84
AMERIPRISE CERTIFICATE COMPANY	337,531.48
AMERIPRISE FINANCIAL INC	175,792.13
AMMC CLO IV, LIMITED	532,227.17
AMMC CLO V, LIMITED	385,750.26
AMMC CLO VI, LIMITED	722,194.62
AMMC VII, LIMITED	2,715,996.71
ANCHORAGE CAPITAL MASTER OFFSHORE LTD	88,790,908.34
ANCHORAGE CROSSOVER CREDIT OFFSHORE MASTER FUND LTD	22,346,589.22
APIDOS CDO I	1,737,326.35
APIDOS CDO II	1,911,445.92
APIDOS CDO III	1,524,245.45
APIDOS CDO IV	2,294,779.19
APIDOS CDO V	2,101,904.06
APIDOS CINCO CDO	777,330.50
APIDOS QUATTRO CDO	2,294,779.19
APOSTLE LOOMIS SAYLES CREDIT OPPORTUNITIES FUND	2,071,365.53
APPALOOSA INVESTMENT LIMITED PARTNERSHIP I	72,761,395.63
ARBITER PARTNERS, LP	3,934,223.95
ARKANSAS PUBLIC EMPLOYEE RETIREMENT SYSTEM	884,649.52
ARROW DISTRESSED SECURITIES FUND	1,271,333.50
ARTUS LOAN FUND 2007-I, LTD.	7,866,648.44

ATRIUM CDO	1,928,751.29
ATRIUM II	1,543,001.03
ATRIUM III	2,700,251.80
ATRIUM IV	3,086,002.06
ATRIUM V	1,245,530.93
ATRIUM VI	1,744,599.16
AURUM CLO 2002-1 LTD	771,500.52
AVENUE CLO FUND LTD	1,165,995.73
AVENUE CLO II LTD	2,208,394.64
AVENUE CLO V LTD	2,714,900.54
AVENUE CLO VI LTD	1,089,448.65
BILL & MELINDA GATES FOUNDATION TRUST	935,610.37
BABSON CLO LTD. 2003-1	1,100,265.86
BABSON CLO LTD. 2004 I	1,331,250.45
BABSON CLO LTD. 2004-II	1,195,307.35
BABSON CLO LTD. 2005-I	3,117,765.73
BABSON CLO LTD. 2005-II	2,130,386.11
BABSON CLO LTD. 2005-III	1,693,148.83
BABSON CLO LTD. 2006-1	1,863,354.02
BABSON CLO LTD. 2006-II	1,824,231.22
BABSON CLO LTD. 2007-I	2,149,274.17
BABSON CLO LTD. 2008-I	781,266.34
BABSON CLO LTD. 2008-II	1,171,899.51
BABSON LOAN OPPORTUNITY CLO, LTD.	3,101,509.61
BABSON MID-MARKET CLO LTD. 2007-II	194,740.63
BACCHUS US 2006-1 LTD	1,157,250.77
BAKER STREET CLO II LTD	1,157,250.77
BAKER STREET FUNDING CLO 2005-1 LTD	1,554,660.98
BANK MIDWEST NA	7,457,031.46
BANK OF AMERICA N A	56,948,525.66
BANK OF AMERICA, NA	18,012,270.06
BARCLAYS BANK PLC	51,824,955.97
BARCLAYS BANK PLC-NEW YORK BRANCH	26,699,604.19
BAYERISCHE HYPO -UND VEREINSBANK AG, NEW YORK BRANCH	9,590,881.86
BAYERISCHE HYPO -UND VEREINSBANK AG, NEW YORK BRANCH	17,650,243.11
BAYERISCHE LANDESBANK	19,625,047.14
BECHTEL TRUST & THRIFT PLAN BECON TRUST & THRIFT PLAN	616,810.77
BLT 8 LLC	192,988,333.50
BROOKFIELD CREDIT OPPORTUNITY FUND L P	2,300,488.67
BROOKFIELD HIGH YIELD ADVANTAGE FUND, LP	2,027,363.07
CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM	194,823.35

CALYON NEW YORK BRANCH	7,823,056.26
CANARAS SUMMIT CLO LTD	1,166,010.57
CANNINGTON FUNDING LTD	3,471,752.32
CARLYLE CREDIT PARTNERS FINANCING I LTD	308,919.09
CARLYLE HIGH YIELD PARTNERS 2008 1 LTD	364,368.78
CARLYLE HIGH YIELD PARTNERS IV LIMITED	216,455.39
CARLYLE HIGH YIELD PARTNERS IX LTD	418,866.85
CARLYLE HIGH YIELD PARTNERS VI LTD	282,951.13
CARLYLE HIGH YIELD PARTNERS VII LTD	293,888.58
CARLYLE HIGH YIELD PARTNERS VIII LTD	232,162.62
CARLYLE HIGH YIELD PARTNERS X LTD	348,593.89
CARLYLE LOAN INVESTMENT LTD	0.01
CASTLE GARDEN FUNDING	1,788,730.29
CASTLE HILL III CLO, LIMITED	2,110,283.05
CASTLERIGG MASTER INVESTMENTS LTD	4,054,726.14
CCA EAGLE LOAN MASTER FUND LTD.	63,466.59
CENT CDO 12 LIMITED	1,066,295.07
CENT CDO 14 LIMITED	864,762.30
CENT CDO XI LIMITED	1,236,924.33
CENTURION CDO 8 LIMITED	1,025,747.81
CHATHAM ASSET HIGH YIELD MASTER FUND LTD	6,703,436.01
CHELSEA PARK CLO LTD.	1,757,849.27
THE CIT GROUP\EQUIPMENT FINANCING, INC.	14,730,501.38
CITIBANK, N.A.	18,425,334.18
CITIBANK, N.A.	18,190,252.10
CLYDESDALE CLO 2003 LTD.	1,741,089.42
CLYDESDALE CLO 2004, LTD.	1,549,854.75
CLYDESDALE CLO 2005, LTD.	1,651,595.97
CLYDESDALE CLO 2006, LTD.	1,543,001.03
CLYDESDALE CLO 2007, LTD.	1,161,608.63
CLYDESDALE STRATEGIC CLO I, LTD.	1,326,641.64
COA CLO FINANCING LTD	969,221.75
COBANK, ACB	9,001,963.37
COLE BROOK CBNA LOAN FUNDING LLC	377,957.33
COLUMBUS PARK CDO LTD.	1,558,586.90
COMMINGLED PENSION TRUST FUND (HIGH YIELD BOND) OF JPMORGAN CHASE BANK, N.A.	681,290.84
COMMONWEALTH OF PENNSYLVANIA STATE EMPLOYEES RETIREMENT SYSTEM	771,500.52

COMSTOCK FUNDING LTD	777,374.89
CONFLUENT 3 LIMITED	958,545.66
CONFLUENT 4 LIMITED	1,928,751.29
CONTINENTAL CASUALTY COMPANY	1,216,417.84
CONTRARIAN FUNDS, LLC	19,487,957.49
CORPORATE DEBT OPPORTUNITIES FUND LIMITED PARTNERSHIP	7,014,676.23
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	3,966,111.22
CREDIT SUISSE LOAN FUNDING LLC	2,385,436.08
CREDIT SUISSE SYNDICATED LOAN FUND	1,958,198.64
CSAM FUNDING II	1,928,751.29
CSAM FUNDING III	1,928,751.29
CSAM FUNDING IV	1,720,131.25
CUNDILL VALUE CLASS	3,806,331.62
DEL MAR CLO I, LTD.	952,572.36
DEUTSCHE BANK AG NEW YORK BRANCH	12,503,553.67
DEUTSCHE BANK AG -LONDON BRANCH	6,692,572.49
DRYDEN IX - SENIOR LOAN FUND 2005 P L C	1,928,751.29
DRYDEN V LEVERAGED LOAN CDO 2003	1,928,751.29
DRYDEN VIII - LEVERAGED LOAN CDO 2005	2,314,501.54
DRYDEN VII-LEVERAGED LOAN CDO 2004	2,121,626.42
DRYDEN XI-LEVERAGED LOAN CDO 2006	3,861,379.45
DRYDEN XVIII LEVERAGED LOAN 2007 LIMITED	2,320,326.69
DRYDEN XVI-LEVERAGED LOAN CDO 2006	2,717,557.38
DUANE STREET CLO 1 LTD	1,168,940.17
DUANE STREET CLO II LTD	1,157,250.77
DUANE STREET CLO III LTD	2,700,251.80
DUANE STREET CLO IV LTD	1,943,326.23
DWS FLOATING RATE PLUS FUND	386,717.04
EATON VANCE CDO IX LTD	1,642,360.94
EATON VANCE CDO VII PLC	1,350,125.90
EATON VANCE CDO VIII LTD	2,414,835.58
EATON VANCE CDO X PLC	1,735,876.16
EATON VANCE CREDIT OPPORTUNITIES FUND	391,624.63
EATON VANCE FLOATING RATE INCOME TRUST	3,152,210.60
GRAYSON & CO	14,844,075.79
EATON VANCE INSTITUTIONAL SENIOR LOAN FUND	10,394,590.37

EATON VANCE LIMITED DURATION INCOME FUND	4,437,899.26
EATON VANCE LOAN OPPORTUNITIES FUND LTD	1,165,995.73
EATON VANCE MEDALLION FLOATING RATE INCOME PORTFOLIO	1,165,014.27
SENIOR DEBT PORTFOLIO	5,607,853.95
EATON VANCE SENIOR FLOATING RATE TRUST	2,871,555.21
EATON VANCE SENIOR INCOME TRUST	1,534,087.27
EATON VANCE SHORT DURATION DIVERSIFIED INCOME FUND	1,101,326.68
EATON VANCE VT FLOATING-RATE INCOME FUND	3,992,460.96
ECP CLO 2008-1 LTD	4,286,113.97
EQ ADVISORS TRUST - FRANKLIN INCOME PORTFOLIO	1,180,868.14
ERSTE GROUP BANK AG NEW YORK	7,715,005.15
ERSTE GROUP BANK AG NEW YORK	1,938,443.51
ESSEX PARK CDO LTD.	1,088,127.18
FAIRWAY LOAN FUNDING COMPANY	5,400,503.60
FIDELITY ADVISOR SERIES I-ADVISOR FLOATING RATE HIGH INCOME FUND	1,713,138.76
FIDELITY ADVISORS SERIES II FIDELITY ADVISORS STRATEGIC INCOME FUND	1,519,443.76
FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC FIDELITY FLOATING RATE CENTRAL INVES	2,633,265.83
FIDELITY SCHOOL STREET TRUST-STRATEGIC INCOME FUND	1,266,203.13
FIDELITY SUMMER STREET TRUST-CAPITAL & INCOME FUND	6,193,598.28
FIDELITY VARIABLE INSURANCE PRODUCTS V STRATEGIC INCOME PORTFOLIO	98,155.28
FLAGSHIP CLO III	1,157,250.77
FLAGSHIP CLO IV	966,817.10
FLAGSHIP CLO V	1,928,751.29
FLAGSHIP CLO VI	1,555,208.32
FLATIRON CLO 2007-1 LTD	1,351,092.68
FM LEVERAGED CAPITAL FUND II	393,622.71
FOREST CREEK CLO LTD	0.10
FORTIS CAPITAL CORPORATION	15,682,129.55
FOUNDERS GROVE CLO LTD	557,442.11
FOXE BASIN CLO 2003, LTD.	1,543,001.03
FOXHILL OPPORTUNITY MASTER FUND LP	1,760,095.66
FRANKLIN 4194 STRATEGIC SERIES STRATEGICINCOME FUND	0.02
FRANKLIN 4472 TEMPLETON LTD DURATION INCOME TRUST	0.02

FRANKLIN 4884 TEMPLETON VAR INSURANCE PRODUCTS TR-STRATEGIC INCOME SECURITIES FD	0.01
FRANKLIN INCOME FUND	27,503,637.70
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST - FRANKLIN INCOME SECURITIES FUND	3,148,981.69
FRASER SULLIVAN CLO I LTD	3,857,502.58
FRASER SULLIVAN CLO II LTD	3,857,502.58
FREDDIE MAC FOUNDATION	19,507.00
FRIEDBERGMILSTEIN PRIVATE CAPITAL FUND I	1,180,868.14
G E BUSINESS FINANCIAL SERVICE FKA MERRILL LYNCH CAPITAL	4,629,003.09
GALAXY CLO 2003-1 LIMITED	1,161,147.24
GALAXY III CLO LTD	1,543,001.03
GALAXY IV CLO LTD	1,543,001.03
GALAXY V CLO LTD	1,550,793.96
GALAXY VI CLO LTD	1,550,793.96
GALAXY VII CLO LTD	1,336,128.24
GALAXY VIII CLO LTD	1,157,250.77
GALAXY X CLO LTD	1,558,586.90
GALE FORCE 1 CLO, LTD.	1,161,127.65
GALE FORCE 2 CLO, LTD.	1,163,085.68
GALE FORCE 3 CLO, LTD.	1,163,066.10
GALE FORCE 4 CLO, LTD.	2,341,019.28
GALLATIN CLO II 2005-1LTD	1,543,001.03
GALLATIN CLO III 2007-1 LTD	1,543,001.03
GALLATIN FUNDING I BSC MIGR	1,157,250.77
GANNETT PEAK CLO I, LTD.	3,844,155.91
GATEWAY CLO LIMITED	1,941,417.49
GENERAL ELECTRIC CAPITAL CORPORATION	94,477,716.60
GENERAL ELECTRIC PENSION TRUST	2,679,639.19
GENESIS CLO 2007-1 LTD	2,045,251.73
GENESIS CLO 2007-2 LTD	7,793,331.70
GOLDENTREE LOAN OPPORTUNITIES III, LIMITED	935,152.13
GOLDENTREE LOAN OPPORTUNITIES IV LIMITED	935,152.13
GOLDMAN SACHS	18,162,436.24
GOLDMAN SACHS ASSET MANAGEMENT CLO PLC	1,136,638.16
GOLDMAN SACHS COLLECTIVE TRUST HIGH YIELD IMPLEMENTATION VEHICLE	1,243,885.97
GOLDMAN SACHS CORPORATE CREDIT INVESTMENT FUND	330,460.18
GOLDMAN SACHS CORPORATE CREDIT INVESTMENT FUND, LLC	591,990.02
GOLDMAN SACHS GLOBAL OPPORTUNITIES FUNDLLC	488,877.14

GOLDMAN SACHS LENDING PARTNERS LLC	40,917,130.96
GOLDMAN SACHS LIQUIDITY PARTNERS 2007 LP	1,412,578.38
GOLDMAN SACHS LIQUIDITY PARTNERS 2007 OFFSHORE L P	934,652.07
GOLDMAN SACHS PALMETTO STATE CREDIT FUND, LP	733,905.43
GOLDMAN SACHS-ABS LOANS 2007 LTD	2,176,169.55
GRACIE CREDIT OPPORTUNITIES MASTER FUND, L.P.	12,975,123.66
GRAND CENTRAL ASSET TRUST WAM SERIES	1,168,940.17
GRAND HORN CLO LTD	2,891,178.71
GRANT GROVE CLO LTD	557,442.11
GRAYSTON CLO II 2004-1 LTD	1,546,877.91
GREENLIGHT CAPITAL OFFSHORE, LTD	3,039,633.51
GREENLIGHT CAPITAL QUALIFIED, LP	2,118,387.29
GREENLIGHT CAPITAL, LP	500,017.92
GREENLIGHT REINSURANCE, LTD	935,145.00
GREENS CREEK FUNDING LTD	3,471,752.32
GREYROCK CDO LTD	965,833.13
GS GLOBAL OPPORTUNITIES FUND OFFSHORE LTD	1,435,364.47
GSAM-GOLDMAN SACHS CREDIT STRATEGIES FUND	253,420.38
GSC GROUP CDO FUND VIII LIMITED	1,581,576.05
GSC INVESTMENT CORP CLO. 2007, LTD	2,333,954.44
HAKONE FUND II LLC	1,012,594.43
HALCYON LOAN INVESTORS CLO I, LTD.	922,965.73
HALCYON LOAN INVESTORS CLO II, LTD.	1,543,001.03
HARTFORD MUTUAL FUNDS INC-THE HARTFORD FLOATING RATE FUND	3,472,045.62
HEWETT S ISLAND CLO VII LTD	967,756.94
HEWETTS ISLAND CLO II LTD	771,500.52
HEWETT’S ISLAND CLO III LTD	1,550,873.49
HEWETT’S ISLAND CLO I-R LTD	275,912.81
HEWETT’S ISLAND CLO IV LTD	1,544,894.41
HIGHBRIDGE INTERNATIONAL LLC	5,068,407.68
HILLMARK FUNDING LTD	4,629,003.09
HISCOX INSURANCE COMPANY (BERMUDA) LTD	97,658.29
HISCOX SYNDICATE 33	97,658.29
HOUSTON POLICE OFFICERS’ PENSION SYSTEM	196,310.56
HUDSON INSURANCE COMPANY	11,162,156.09
HUDSON STRAITS CLO 2004, LTD.	210,423.27
IHC HEALTH SERVICES INC	77,150.05

ILLINOIS MUNICIPAL RETIREMENT FUND	259,129.95
ILLINOIS STATE BOARD OF INVESTMENT	886,642.60
ING CAPITAL LLC	1,968,113.56
ING FRANKLIN INCOME PORTFOLIO	787,245.42
ING GIS DISTRESSED FUND SPC - ING CORPORATE OPPORTUNITIES SEGREGATED PORTFOLIO	16,053,005.94
ING INTERNATIONAL (II) -SENIOR BANK LOANS EURO	28,076,774.53
ING INVESTMENT MANAGEMENT CLO I LTD	1,969,572.05
ING INVESTMENT MANAGEMENT CLO II LTD	1,740,741.86
ING INVESTMENT MANAGEMENT CLO III LTD	1,937,530.67
ING INVESTMENT MANAGEMENT CLO IV LTD	2,092,362.35
ING INVESTMENT MANAGEMENT CLO V LTD	1,939,459.43
ING INVESTMENT TRUST CO. PLAN FOR EMPLOYEE BENEFIT INVESTMENT FUNDS - SENIOR LOAN FUND	981,059.65
ING PRIME RATE TRUST	8,615,030.73
ING PIMCO HIGH YIELD PORTFOLIO	584,470.09
ING SENIOR INCOME FUND	10,991,096.46
INWOOD PARK CDO LTD.	5,786,253.86
IOWA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM	289,312.69
J P MORGAN DISTRESSED DEBT OPPORTUNITIES FUND LLC	73,410.41
JANA MASTER FUND LTD	32,548,893.82
JANA NIRVANA FUND LP	3,675,649.80
JANA NIRVANA MASTER FUND LP	4,632,048.63
JERSEY STREET CLO, LTD.	1,184,545.25
JFIN CLO 2007 LTD.	1,163,066.10
JOHN HANCOCK II HIGH YIELD FUND	1,289,616.70
JOHN HANCOCK FUND II FLOATING RATE INCOME FUND	3,277,467.46
JOHN HANCOCK FUNDS II HIGH INCOME FUND	6,097,057.07
JOHN HANCOCK FUNDS II STRATEGIC INCOME FUND	2,040,434.02
JOHN HANCOCK HIGH YIELD FUND	1,177,863.38
JOHN HANCOCK STRATEGIC INCOME FUND	2,698,257.95
JOHN HANCOCK STRATEGIC INCOME FUND	2,834,253.57
JOHN HANCOCK TRUST HIGH INCOME TRUST	7,430,618.96

JOHN HANCOCK TRUST - HIGH YIELD TRUST	2,467,479.89
JOHN HANCOCK TRUST FLOATING RATE INCOME TRUST	3,308,402.28
JOHN HANCOCK TRUST - INCOME TRUST	590,434.07
JOHN HANCOCK TRUST STRATEGIC INCOME TRUST	3,112,829.23
JNL SERIES TRUST - JNL/FRANKLIN TEMPLETON INCOME FUND	787,245.42
J. P. MORGAN WHITEFRIARS INC.	1,824,626.76
JPMORGAN CHASE BANK, N.A.	25,539,720.29
JPMORGAN CHASE BANK, N.A.	49,108,124.26
JPMORGAN CHASE BANK NA AS TRUSTEE OF THE JPMORGAN CHASE RETIREMENT PLAN	14,682.16
JPMORGAN CORE PLUS BOND FUND	951,522.55
JPMORGAN HIGH YIELD FUND	9,448,909.99
JPMORGAN STRATEGIC INCOME OPPORTUNITIESFUND	4,611,202.03
KATONAH III LTD	1,639,438.59
KATONAH IV LIMITED	1,350,125.90
KATONAH VII LTD	149,528.33
KATONAH VIII CLO LTD	468,386.88
KATONAH X CLO LTD	781,266.34
KING STREET ACQUISITION COMPANY, LLC	405,472.62
KKR FINANCIAL CLO 2005-2 LTD	2,700,251.80
KKR FINANCIAL CLO 2007-1 LTD	7,655,748.29
KKR FINANCIAL CLO 2007-A LTD	7,773,304.94
LANDMARK III CDO LIMITED	965,833.13
LANDMARK IV CDO LIMITED	385,750.26
LANDMARK IX CDO LTD	1,925,850.92
LANDMARK V CDO LIMITED	771,500.52
LANDMARK VI CDO LIMITED	965,833.13
LANDMARK VII CDO LTD	772,958.00
LANDMARK VIII CLO LTD	1,160,165.76
LEGG MASON PARTNERS ADJUSTABLE RATE INCOME FUND	387,688.71
LEGG MASON PARTNERS VARIABLE ADJUSTABLE RATE INCOME PORTFOLIO	193,844.35
LEGG MASON PARTNERS GLOBAL HIGH YIELD BOND FUND	392,621.13
LEGG MASON PARTNERS HIGH INCOME FUND	392,621.13
LEHMAN COMMERCIAL PAPER INCORPORATED	26,835,569.57
LIBERTY HARBOR MASTER FUND I L P	5,098,534.70
LOAN FUNDING III DELAWARE LLC	2,700,251.80
LOAN FUNDING V LLC	2,318,398.01
LOAN FUNDING VI LLC	3,086,002.06

LOAN FUNDING XI LLC	1,928,751.29
LOAN FUNDING XIII LLC	1,941,417.45
LOAN STRATEGIES FUNDING LLC	1,493,000.54
LOGAN - CITY OF ORLANDO	58,594.97
LOGAN CIRCLE - ALAMEDA CONTRA COSTA TRANSIT RETIREMENT SYSTEM	122,695.81
LOGAN CIRCLE - ALLINA HEALTH SYSTEM TRUST	77,589.03
LOGAN CIRCLE - RUSSELL INVESTMENT COMPANY FIXED INCOME II	44,863.62
LOGAN CIRCLE - RUSSELL MULTI-MANAGED BOND FUND	2,573,345.34
LOGAN CIRCLE - WALT DISNEY COMPANY RETIREMENT PLAN MASTER TRUST	285,188.36
LOGAN CIRCLE - WISCONSIN PUBLIC SERVICECORPORATION PENSION TRUST	77,589.03
LOGAN CIRCLE-RUSSELL INST FUNDS LLC- RUSSELL CORE BOND FUND	240,763.70
LOGAN CIRCLE-RUSSELL LONG DURATION FIXED INCOME FUND	407,979.85
LOMBARD GENERAL INSURANCE COMPANY OF CANADA	22,065,653.28
LOOMIS APOSTLE LOOMIS SAYLES SENIOR LOANFUND	1,115,578.99
LOOMIS SAYLES CLO I LTD	2,555,350.69
LOOMIS SAYLES FIXED INCOME FUND	652,808.51
LOOMIS SAYLES FUNDS I- LOOMIS SAYLES BOND FUND 1440N6	17,196,026.03
LOOMIS SAYLES FUNDS II- LOOMIS SAYLES STRATEGIC INCOME FUND	12,213,179.50
LOOMIS SAYLES GLOBAL MARKETS FUND	64,494.13
LOOMIS SAYLES HIGH INCOME FD	395,696.28
LOOMIS SAYLES INSTITUTIONAL HIGH INCOME FUND	207,184.29
LOOMIS SAYLES LEVERAGED SENIOR LOAN FUND LTD	582,021.33
LOOMIS SAYLES SENIOR LOAN FUND LLC	1,587,587.81
LOS ANGELES COUNTY EMPLOYEE RETIREMENT ASSOCATION	195,812.31
LOUISIANA STATE EMPLOYEES’ RETIREMENT SYSTEM	1,149,772.67
LOYALIS SCHADE NV	29,076.66
MACKAY SHIELDS CORE PLUS ALPHA FUND LTD	196,310.56
MACKAY SHORT DURATION ALPHA FUND	372,990.07
MACKENZIE CUNDILL RECOVERY FUND	3,936,227.12

MACKENZIE CUNDILL VALUE FUND	33,587,825.99
MADISON PARK FUNDING I LTD	771,500.52
MADISON PARK FUNDING II LTD	3,355,348.68
MADISON PARK FUNDING III LTD	1,165,995.77
MADISON PARK FUNDING IV LTD	1,342,253.45
MADISON PARK FUNDING V LTD	740,010.70
MADISON PARK FUNDING VI LTD	936,822.05
MAINSTAY FLOATING RATE FUND, A SERIES OF ECLIPSE FUNDS INC.	1,144,650.89
MAINSTAY VP FLOATING RATE PORTFOLIO, A SERIES OF MAINSTAY VP SERIES FUND, INC.	763,132.66
MALIBU CBNA LOAN FUNDING LLC	5,408,257.38
MARATHON BLUE ACTIVE FUND LTD	1,500,248.67
MARATHON CREDIT DISLOCATION FUND LP	5,654,315.61
MARATHON CREDIT MASTER FUND LTD.	1,534,852.49
MARATHON CREDIT OPPORTUNITY MASTER FUND LTD.	2,988,471.81
MARATHON LIQUID CREDIT LONG SHORT FUND	527,114.40
MARATHON SPECIAL OPPORTUNITY MASTER FUNDLIMITED	29,470,439.87
MARLBOROUGH STREET CLO, LTD.	1,161,735.08
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	882,229.50
MAYPORT CLO LTD	3,086,002.06
MERRILL LYNCH CAPITAL SERVICES INC	24,731,171.60
MERRILL LYNCH CAPITAL SERVICES, INC.	772,313.29
MET/FRANKLIN INCOME PORTFOLIO	118,755.86
METLIFE BANK, NATIONAL ASSOCIATION	7,715,005.15
METROPOLITAN LIFE INSURANCE COMPANY	19,297,205.10
METROPOLITAN WEST HIGH YIELD BOND FUND	2,717,009.15
MJX VENTURE IV CDO LIMITED	1,350,611.72
MONARCH MASTER FUNDING LTD	7,459,211.17
MONUMENT PARK CDO LTD.	5,786,253.86
MSIM CROTON, LTD.	404,602.93
MORGAN STANLEY PRIME INCOME TRUST	627,274.28
MORGAN STANLEY SENIOR FUNDING, INC.	17,697,318.19
MOUNTAIN CAPITAL CLO III LTD.	1,551,810.35
MOUNTAIN CAPITAL CLO IV LTD.	1,546,877.91
MOUNTAIN CAPITAL CLO V LTD.	1,164,121.64
MOUNTAIN CAPITAL CLO VI LTD.	1,159,189.22

MOUNTAIN VIEW CLO II LTD	1,928,751.29
MOUNTAIN VIEW CLO III LTD	2,314,501.54
MOUNTAIN VIEW FUNDING CLO 2006-1 LTD	1,543,001.03
MSIM PECONIC BAY, LTD.	957,330.35
MT. WILSON CLO II, LTD.	1,543,001.03
MT. WILSON CLO, LTD.	1,548,875.40
MUIR GROVE CLO LTD	929,070.18
NACM CLO I	1,157,250.77
NACM CLO II	1,356,910.45
NANTUCKET CLO I LTD	1,543,001.03
NATIONAL RAILROAD RETIREMENT INVESTMENT TRUST	626,639.68
NAVIGARE FUNDING I CLO LTD	627,704.71
NAVIGARE FUNDING II CLO LTD	752,114.66
NAVIGARE FUNDING III CLO LTD	1,254,768.37
NAVIGATOR CDO 2003 LTD	925,800.62
NAVIGATOR CDO 2004 LTD	1,041,525.70
NAVIGATOR CDO 2005 LTD	1,041,525.70
NAVIGATOR CDO 2006 LTD	848,650.56
NCRAM LOAN TRUST	267,998.67
NCRAM SENIOR LOAN TRUST 2005	315,890.44
NEW YORK LIFE INSURANCE AND ANNUITY CO RPORATION	2,889,553.15
NEW YORK LIFE INSURANCE COMPANY	2,956,575.44
NEW YORK LIFE INSURANCE COMPANY (GUARANTEED PRODUCTS)	235,572.68
NEW YORK LIFE INSURANCE COMPANY, GP-PORTABLE ALPHA	372,990.07
NEWSTART FACTORS, INC.	19,398,064.64
NOB HILL CLO II, LIMITED	1,543,001.03
NOB HILL CLO, LIMITED	1,543,001.03
NOMURA BOND AND LOAN FUND	63,666.25
NORMANDY HILL MASTER FUND L P	3,243,780.91
NUVEEN DIVERSIFIED DIVIDEND AND INCOME FUND	771,500.52
NUVEEN FLOATING RATE INCOME FUND	3,086,002.06
NUVEEN FLOATING RATE INCOME OPPORTUNITY FUND	1,928,751.29
NUVEEN MULTI-STRATEGY INCOME AND GROWTH FUND	381,873.38
NUVEEN MULTI-STRATEGY INCOME AND GROWTH FUND 2	387,688.71
NUVEEN SENIOR INCOME FUND	1,157,250.77
NUVEEN TAX ADVANTAGED TOTAL RETURN STRATEGY FUND	771,500.52
NYLIM FLATIRON CLO 2003-1 LTD. A CAYMAN ISLANDS LLC	1,350,609.30
NYLIM FLATIRON CLO 2004-1 LTD.	1,351,576.09
NYLIM FLATIRON CLO 2005-1 LTD.	1,159,189.22

NYLIM FLATIRON CLO 2006-1 LTD.	2,314,501.54
NYLIM INSTITUTIONAL FLOATING RATE FUND L.P.	385,750.26
OAK HILL CREDIT PARTNER II, LIMITED	1,318,946.01
OAK HILL CREDIT PARTNER IV, LIMITED	1,375,489.91
OAK HILL CREDIT PARTNER V, LIMITED	2,953,132.52
OCEAN TRAILS CLO I	1,157,250.77
OCEAN TRAILS CLO II	1,543,001.03
ODYSSEY AMERICA REINSURANCE CORPORATION	28,672,438.73
OHA PARK AVENUE CLO I, LTD.	1,355,609.42
ONE WALL STREET CLO II	1,928,751.29
OSPREY CDO 2006-1 LTD.	83,006.58
OWS CLO 1 LTD	771,500.52
PACHOLDER HIGH YIELD FUND INC	314,544.01
PACIFIC LIFE INSURANCE COMPANY	1,296,803.53
PACIFICA CDO II LIMITED	771,500.52
PACIFICA CDO III LTD	1,543,001.03
PACIFICA CDO VI LTD	2,314,501.54
PAULSON ADVANTAGE MASTER LTD	25,458,595.45
PAULSON ADVANTAGE PLUS MASTER LTD	61,274,608.37
PAULSON ADVANTAGE SELECT MASTER FUND LTD	533,272.42
PAULSON CREDIT OPPORTUNITIES MASTER LTD.	89,804,745.54
PCI FUND L.L.C.	815,942.78
PEOPLES ENERGY CORPORATION PENSION TRUST	58,082.03
PIMCO FLOATING INCOME FUND 724	360,393.26
PIMCO1241-PRUDENTIAL SERIES FUND INCORPORATED	584,470.09
PIMCO196-IHC PENSION PLAN INTERMOUNTAINHEALTH	192,875.13
PIMCO2075-GREYHOUND LINES INC AMALGAMATED TRANSIT UNION	115,725.08
PIMCO2498-INCOME OPPORTUNITY FUND	777,330.50
PIMCO2980-CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM	389,646.73
PIMCO3813 - PIMCO CAYMAN BANK LOAN FUND	386,717.04
PIMCO40-BELL ATLANTIC MASTER TRUST	694,350.46
PIMCO432-MAINE STATE RETIREMENT SYSTEM	578,625.39
PIMCO6180-MO PSRS- FLOATING INCOME	580,075.57
PIMCO705-PIMCO HIGH YIELD FUND	3,117,173.80
PIMCO706- PRIVATE HIGH YIELD PORTFOLIO	779,293.45

PIMCO-PACIFIC SER TR-PACIFIC HIGH GRADE FUND-2812	77,150.05
PINEHURST TRADING INC	23,356.93
PORTOLA CLO LTD	3,103,477.38
PPM GRAYHAWK CLO LTD	1,543,001.03
PPM MONARCH BAY FUNDING LLC	617,200.41
PRIMUS CLO I LTD	1,542,014.58
PRIMUS CLO II LTD	1,146,339.82
PRINCIPAL FUNDS, INC - HIGH YIELD FUND I	673,706.38
PRINCIPAL GLOBAL STRATEGIC INCOME FUND	385,750.26
PRINCIPAL LIFE INSURANCE COMPANY	3,388,263.75
PRINCIPAL LIFE INSURANCE COMPANY	12,206,102.88
PROSPECT PARK CDO LTD.	3,857,502.58
PROSPERO CLO I BV	289,312.69
PROSPERO CLO II B V	578,625.38
PROTECTIVE LIFE INSURANCE COMPANY	1,267,950.43
PRUDENTIAL HIGH YIELD FUND OF THE PRUDENTIAL TRUST COMPANY COLLECTIVE TRUST	195,320.35
PRUDENTIAL INSURANCE COMPANY OF AMERICA	6,878,170.88
PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	4,371,479.79
PYRAMIS FLOATING RATE HIGH INCOME COMMINGLED POOL	118,086.82
QUALCOMM GLOBAL TRADING, INC.	1,735,876.16
RACE POINT CLO LIMITED	1,380,098.68
RACE POINT II CLO, LIMITED	2,121,626.42
REGATTA FUNDING LTD	1,965,746.84
RIVERSIDE PARK CLO, LTD.	3,040,838.51
RIVERSOURCE BOND SERIES, INC. - RIVERSOURCE FLOATING RATE FUND	242,944.74
ROSEDALE CLO LTD.	964,817.09
ROSEDALE CLO II LTD.	960,940.21
ROYAL BANK OF CANADA-LONDON	3,243,781.04
ROYAL BANK OF SCOTLAND PLC	18,183,042.71
RUSSELL INVESTMENT COMPANY PLC	130,694.42
RUSSELL SHORT DURATION BOND FUND	95,581.82
RUSSELL STRATEGIC BOND FUND	2,385,647.72
SANKATY HIGH YIELD PARTNERS II, L.P.	4,551,853.04
SAPPHIRE VALLEY CDO I, LTD.	2,314,501.54
SATELLITE SENIOR INCOME FUND II LLC	1,171,914.57
SATELLITE SENIOR INCOME FUND LLC	2,733,086.31
SCHULTZE MASTER FUND LTD	3,816,017.43

SCHUULTZE APEX MASTER FUND LTD	125,638.76
SEI INSTITUTIONAL MANAGED TRUST’S CORE FIXED INCOME	388,665.25
SERVES 2006-1 LTD	1,928,751.29
SHASTA CLO I LTD.	1,145,442.09
SHINNECOCK CLO 2006-1 LTD	1,157,250.77
SILVERADO CLO 2006-II LIMITED	1,543,001.03
SOUTHERN UTE PERMANENT FUND	165,719.50
SOUTHPORTCLO LTD	2,314,501.54
STATE BANK OF INDIA	5,894,304.97
STATE BOARD OF ADMINISTRATION OF FLORIDA	1,562,532.69
STONE HARBOR LEVERAGED LOAN PORTFOLIO	195,316.59
STONE HARBOR LIBOR PLUS TOTAL RETURN FUND	193,358.53
SAN JOAQUIN COUNTY EMPLOYEE’S RETIREMENT ASSOCIATION	385,750.26
STONE HARBOR STERLING CORE PLUS BOND FUND	193,358.53
STONE TOWER CLO III LTD	0.01
STONEY LANE FUNDING I LTD	4,629,003.09
STRUCTURED ENHANCED RETURN VEHICLE TRUST, SERIES 1998-1	2,684,648.65
SUNOCO INC MASTER RETIREMENT TRUST	209,547.58
SYMPHONY CLO I LTD	765,566.51
SYMPHONY CLO II LTD	1,543,001.03
SYMPHONY CLO III LTD	1,543,001.03
SYMPHONY CLO IV LTD	566,698.03
SYMPHONY CLO V LTD	1,363,272.80
SYMPHONY CLO VI LTD	1,171,884.38
SYMPHONY CREDIT OPPORTUNITIES FUND LTD	405,472.61
TACONIC CAPITAL PARTNERS 1 5 L P	7,755,732.04
TACONIC MARKET DISLOCATION FUND II LP	1,614,038.07
TACONIC MARKET DISLOCATION MASTER FUND II LP	375,408.44
TACONIC OPPORTUNITY FUND LP	35,753,124.66
TEMPLETON 4290 GLOBAL INVESTMENT TRUST-INCOME FUND	0.01
THE NORTH RIVER INSURANCE COMPANY	9,302,997.69
THE ROYAL BANK OF SCOTLAND PLC NEW YORKBRANCH	28,455,457.39
THOROUGHBRED FUND LP	57,541,074.09
THRIVENT FINANCIAL FOR LUTHERANS	2,717,736.95
TIG INSURANCE COMPANY	7,085,208.81
TRALEE CDO I LTD	1,735,876.16
TRANSAMERICA LIFE INSURANCE COMPANY	389,646.73

THE TRAVELERS INDEMNITY COMPANY	1,771,302.20
TRIBECA PARK CLO LTD.	1,796,912.59
TRS BABSON I LLC	2,322,230.88
UBS AG, STAMFORD BRANCH	5,288,926.91
UBS (UK) PENSIONS AND LIFE ASSURANCE SCHEME	195,316.59
UNITED OVERSEAS BANK LIMITED-NEW YORK	9,823,841.61
VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND	1,527,091.24
VAN KAMPEN SENIOR INCOME TRUST	503,157.26
VAN KAMPEN SENIOR LOAN FUND	409,342.13
VEER CASH FLOW CLO LTD	388,665.25
VENTURE II CDO 2002 LIMITED	772,469.74
VENTURE III CDO LIMITED	1,351,095.13
VENTURE IX CDO LIMITED	290,037.78
VENTURE V CDO LTD	1,350,125.90
VENTURE VI CDO LTD	1,350,125.90
VENTURE VII CDO LIMITED	1,349,642.50
VENTURE VIII CDO LIMITED	1,351,095.13
VERITAS CLO I LTD	578,625.38
VERITAS CLO II LTD	482,187.82
VINACASA CLO, LTD.	2,700,251.80
WACHOVIA BANK, NATIONAL ASSOCIATION	47,243,712.86
WATERFRONT CLO 2007-1, LTD.	2,314,501.54
WAVELAND-INGOTS LTD	2,314,501.54
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST- OPPORTUNISTIC FIXED INCOME ALLOCATION PORTFOLIO	390,633.17
WESTERN ASSET HIGH YIELD	785,242.25
WESTERN ASSET HIGH INCOME OPPORTUNITY FUND INC. (HIO)	392,621.13
WACHOVIA BANK, NATIONAL ASSOCIATION	23,832,465.10
WESTERN ASSET HIGH INCOME FUND II INC.	785,242.25
WESTERN ASSET VARIABLE RATE STRATEGIC FUND INC.	387,688.71
WESTERN ASSET CORE PLUS BOND PORTFOLIO	385,750.26
WESTERN ASSET ABSOLUTE RETURN PORTFOLIO	385,750.26
WESTERN ASSET MANAGED HIGH INCOME PORTFOLIO INC.	392,621.13
WESTERN ASSET FLOATING RATE HIGH INCOME FUND, LLC	11,087,532.27
WESTERN ASSET OPPORTUNISTIC US DOLLAR HIGH YIELD SECURITIES PORTFOLIO, LLC	3,631,745.42

WESTLB AG - NEW YORK BRANCH-	775,377.39
WESTWOOD CDO I LTD	2,314,501.54
WESTWOOD CDO II LTD	1,163,066.10
WG HORIZONS CLO I	1,157,250.77
WHITEHORSE II LTD	1,350,609.30
WHITEHORSE IV LTD	1,735,876.16
WILFRID AUBREY GROWTH FUND LP	392,621.11
WILFRID AUBREY INTERNATIONAL LTD	785,242.24
WIND RIVER CLO I LTD.	3,844,155.91
WIND RIVER CLO II - TATE INVESTORS, LTD.	3,844,155.93
WINTERSET MASTER FUND LP	1,735,876.16
UBS AG	18,184,335.47
UMC BENEFIT BOARD, INC.	390,633.17
YORKVILLE CBNA LOAN FUNDING LLC	385,750.26
ZOHAR III, LIMITED	9,815,528.17

Total	$2,750,000,000

Schedule 3.05

Properties

*20 Lake Center

401 Route 73

Marlton, New Jersey 08053

Burlington County

*10200 Dr. Martin Luther King Jr. St. N.

St. Petersburg, Florida 33716

Pinellas County

*621 Mid Atlantic Parkway

Martinsburg, West Virginia 25401

Berkeley County

*3131 Katella Avenue

Los Alamitos, California 90720

Orange County

* designates Mortgaged Properties

Schedule 3.06

Disclosed Matters

In October 2007, the Company received a proposed assessment from the State of New York related to sales and use tax on printing and mailing charges.  The proposed assessment relates to the audit period March 1998 through May 2005. On May 5, 2008, the State of New York issued a Notice of Determination to the Company for approximately $28 million. The Company filed its response on July 25, 2008 and any further action has been stayed beyond the outcome of a related matter. On October 1, 2009, the Department issued another Notice of Determination for Sales and Use Tax for the period June 2005 to June 2009, in the amount of $15,344,139.02 in tax and $5,330,675.56 in interest and $5,511,938.34 in penalties for a total due as of that date of $26,186,752.92. The tax allegedly due as asserted by the Department is attributable to the Department’s disallowance of the exemption from sales tax for the cost of certain promotional materials i.e. the Verizon Yellow Page Directories. Idearc is expected to file a Request for Conciliation Conference shortly, asserting its disagreement with the Notice of Determination. The Company expects both matters to remain on hold. The State of New York has also filed multiple proofs of claims in the Bankruptcy Court.

In late December 2008, the Company received tax assessments from the State of Washington related to operating taxes allegedly due on the Company’s inter-company transactions.  The proposed assessments totaling approximately $12.5 million relate to the audit period January 1, 2003 through June 30, 2008.  On February 19, 2009, the Company filed appeals to these assessments.  A first hearing on the Company’s appeals was held on October 20, 2009, before a Washington administrative law judge.  The Company does not expect a ruling on its appeals before the first quarter of 2010.  The State of Washington has also filed multiple proofs of claims in the Bankruptcy Court.

The Company was served with a lawsuit on January 29, 2009, originally filed on January 13, 2009, in the U.S. District Court for the Southern District of California.  The plaintiff in this case claims that the Company used plaintiff’s copyrighted material without a license in multiple publications across the country.  Plaintiff seeks an injunction and both statutory and actual damages.  This matter has been stayed by Idearc’s petition for relief filed with the United States Bankruptcy Court on March 31, 2009.

On April 20, 2009, a lawsuit was filed in the district court of Tarrant County, Texas, against certain of the Company’s officers and directors (but not against the Company or its subsidiaries) on behalf of Jack B. Corwin as Trustee of The Jack B. Corwin Revocable Trust, and Charitable Remainder Stewardship Company of Nevada, and as Trustee of the Jack B. Corwin 2006 Charitable Remainder Unitrust.  The suit generally alleges that at various times in 2008 and 2009, the named Company officers and directors made false and misleading representations, or failed to state material facts which made their statements misleading, regarding the Company’s financial performance and condition.  The suit brings fraud and negligent misrepresentation claims and alleges violations of the Texas Securities Act and Section 27 of the Texas Business Commerce Code.  The plaintiffs seek unspecified compensatory damages, exemplary damages, and reimbursement for litigation expenses.  On June 3, 2009, the plaintiffs filed an amended complaint with the same allegations adding two additional Company directors as party defendants.  On June 26, 2009, the Bankruptcy Court entered an injunction prohibiting the prosecution of the Corwin litigation while the Company remains in bankruptcy. The Company plans to honor its indemnification obligations and vigorously defend the lawsuits on the defendants’ behalf.

On April 30, 2009, May 21, 2009, June 5, 2009, three separate putative class action securities lawsuits were filed in the U.S. District Court for the Northern District of Texas, Dallas Division,

against certain of the Company’s current and former officers (but not on the Company or its subsidiaries).  The suits were filed by Jan Buettgen, John Heffner, and Alan Goldberg as three separate named plaintiffs on behalf of purchasers of the Company’s common stock between August 10, 2007, and March 31, 2009, inclusive. On May 22, 2009, a putative class action securities lawsuit was filed in the U.S. District Court for the Eastern District of Arkansas, against two of the Company’s current officers (but not on the Company or its subsidiaries).  The suit was filed by Wade L. Jones on behalf of purchasers of the Company’s bonds between March 27, 2008, and March 30, 2009, inclusive.  On August 18, 2009, the Wade Jones case from Arkansas federal district court was transferred to be consolidated with this case.  The complaints are virtually identical and generally allege that the defendants violated federal securities laws by issuing false and misleading statements regarding the Company’s financial performance and condition.  Specifically, the complaints allege violations by the defendants of Section 10(b) of the Exchange Act, Rule 10b-5 under the Exchange Act, and Section 20 of the Exchange Act.  The plaintiffs are seeking unspecified compensatory damages and reimbursement for litigation expenses.  A class has not been certified.  Since the filing the complaints all four cases have been consolidated into one court in the Northern District.  The court has named the lead plaintiff and the lead plaintiffs’ counsel.  The Company’s response will not be due until after an amended complaint is filed sometime in the first quarter of 2010.  The Company plans to honor its indemnification obligations and vigorously defend the lawsuits on the defendants’ behalf.

On November 25, 2009, three former Bell retirees brought a putative class action in the US District Court, Northern District of Texas against both the Verizon Pension plans and benefit committees and the Company pension plans and benefit committees.  All three named plaintiffs are receiving the single life monthly annuity. All complain that Verizon transferred them against their will from the Verizon pension plans to the Company pension plans at or near the spin.  The complaint alleges that both the Verizon and Company defendants failed to provide requested plan documents which would entitle the plaintiffs to statutory penalties under ERISA; that both the Verizon and Company defendants breached their fiduciary duty for refusal to disclose pension plan information; and other class action counts aimed directly at the Verizon defendants. The plaintiffs seek class action status only against Verizon, statutory penalties, damages and a reversal of the employee transfers.  The Company has waived issuance of citation making our answer or response date February 25, 2010.

On December 10, 2009, plaintiff, a former employee with a history of litigation against the Company, filed a putative class action in the US District Court, Northern District of Texas against certain of the Company’s current and former officers, directors and members of the Company Employee Benefits Committee.  The complaint attempts to recover alleged losses to the various savings and pension plans that were allegedly caused by the breach of fiduciary duties in violation of ERISA of the defendants in administrating the plans from November 17, 2006 to March 31, 2009.  The complaint alleges that the defendants wrongfully allowed all the plans to invest in Idearc common stock, alleges that the defendants made material misrepresentations regarding the Company’s financial performance and condition, alleges the defendants had divided loyalties, alleges the defendants mismanaged the plan assets, and alleges certain defendants breached their duty to monitor and inform the committee members of required disclosures.  The plaintiffs are seeking unspecified compensatory damages and reimbursement for litigation expenses.  A class has not been certified.  The plaintiffs have recently asked for a waiver of service.  The Company plans to honor its indemnification obligations and vigorously defend the lawsuit on the defendants’ behalf.

2

Schedule 3.12

Subsidiaries

Name	Anticipated Name Change	Owner	Ownership Percentage	Subsidiary Loan Party?
Idearc Information Services LLC	SuperMedia Information Services LLC	Idearc Inc.	100%	Yes
Idearc Media LLC	SuperMedia LLC	Idearc Information Services LLC	100%	Yes
Idearc Media Sales — West Inc.	SuperMedia Sales — West Inc.	Idearc Media LLC	100%	Yes
Idearc Media Sales — East LLC	SuperMedia Sales — East LLC	Idearc Media Sales — West Inc.	100%	Yes
Idearc Media Sales — East Co.	SuperMedia Sales — East Co.	Idearc Media Sales — West Inc.	10.5%	Yes

		Idearc Media Sales — East LLC	89.5%
Idearc Media Services — West Inc.	SuperMedia Services — West Inc.	Idearc Media LLC	100%	Yes
Idearc Media Services — East Inc.	SuperMedia Services — East Inc.	Idearc Media LLC	100%	Yes
License Application Corporation	N/A	Idearc Media LLC	100%	Yes
Second License Application Corporation	N/A	License Application Corporation	100%	Yes
Idearc Inceptor Ltd.	N/A	Idearc Media LLC	100%	No

Schedule 3.13

Insurance

Coverage	Deductible	Limit	Primary Carrier	Notes
On-going Policies
Workers Comp.	$250K	Stat/$2M	Zurich
Workers Comp. - Washington	$0	Statutory	Dept of Labor and Indusrty - Washington
Workers Comp. — Ohio	$0	Statutory	Bureau of Workers Comp - Ohio
General Liability	$150K	$2M	Zurich
Auto Liability	$0	$2M	Zurich
Excess Liability	$1M	$100M	Liberty
D&O	$1M	$100M	AIG/Chartis	Covers all events since 3/31/09
E&O	$1M	$50M	HISCOX
Fiduciary	$250K - $1M	$50M	AIG/Chartis
EPLI	$500K	$50M	AIG/Chartis
Environmental Policy	$100K	$15M	Steadfast	For property existing on 11/17/2006
Environmental - pre exisitng contamination	$100K	$10M	AIG/Chartis	Covers Des Plaines Print Plant
Crime	$250K	$25M	Liberty
Property	$100K to $250K	$250M	XL
Business Travel Accident	0	3 times pay	Zurich
Flood Insurance	$500	$100K	Fidelity National Prop & Casualty	Covers 4 locations in flood zones
UK liability Policy	Statutory	Statutory	Norwich Union	Covers UK Inceptor Office

Run-Off Policies
D&O Run-off	$7.5M	$100M	AIG/Chartis	Covers Verizon 11/17/06 Transaction and is shared 50/50 with Verizon
D&O Run-off	$1M	$100M	AIG/Chartis	Covers all claims from events occuring from 11/17/06 though 3/31/09.

Schedule 6.01

Existing Indebtedness

$3,750,000 letter of credit issued by The Frost National Bank in favor of Zurich in connection with workers compensation insurance.

Everycarlisted.com Earn out pursuant to that certain Asset Purchas Agreement dated as of February 10, 2009 by and among YPAUTOS.COM, INC., 5 Tribe, Inc., Idearc Media LLC and Darrell Campbell.

American Towns Earn Out—pursuant to that certain Purchase Agreement dated as of September 4, 2007 (the “AT Purchase Agreement”) by and among American Town Network, L.L.C., AmericanTowns.com L.L.C. and Idearc Media LLC (as successor in interest to Idearc Media Corp.), no later than March 31, 2013 Idearc Media LLC will pay to American Town Network, L.L.C. an amount equal to the lesser of (a) 10% of the aggregate Net Revenues (as defined in the AT Purchase Agreement) collected by Idearc Media LLC that are derived from and attributable to the website represented by LocalSearch.com during calendar year 2012 or (b) $15,000,000.

Schedule 6.02

Existing Liens

UCC filing #2008 2143418 filed against Idearc Media Services – West Inc. on June 23, 2008 with the Delaware Secretary of State by Pitney Bowes Global Financial Services LLC.

UCC filing #2008 4267918 filed against Idearc Media Corp. on December 23, 2008 with the Delaware Secretary of State by Xerox Corporation.

Lien on certificate of deposit in respect of the letter of credit described on Schedule 6.01.

Schedule 6.04

Existing Investments

State Street Account #12400605 – SSGA Prime Money Market 236/SVPXX

Oppenheimer Account #74700142 – Oppenheimer Institutional MMF (IOLXX)

Investment in Statewide Zone Capital Corp. by Idearc Information Services LLC in the amount of $400,000

Investment by Idearc Media LLC in Americantown.com L.L.C. in the amount of $3,000,236

Schedule 6.05(j)

Asset Sales

None.

Schedule 6.09

Affiliate Transactions

None.

Schedule 6.10

Existing Restrictions

None.

EXHIBIT A

Form of Assignment and Assumption

[see attached]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Loan Agreement dated as of December 31, 2009 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Idearc Inc. (the “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent under the Loan Agreement, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Name of Assignor: [ ]

2.	Name of Assignee: [ ]

(a) Assignee is an Affiliate of: [ ]

3.	Borrower: Idearc Inc.

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as administrative agent under the Loan Agreement

5.	Loan Agreement: The Loan Agreement dated as of December 31, 2009, among Idearc Inc., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Loans for all Lenders		Amount of Loans Assigned		Percentage Assigned of Loans

Tranche B Term Loan Facility	$	[ ]	$	[ ]	[ ]	%

Effective Date:

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR],
as Assignor,

by

Name: [ ]
Title: [ ]

[ NAME OF ASSIGNEE],
as Assignee,

by

Name: [ ]
Title: [ ]

[CONSENTED TO BY:

IDEARC, INC.

by

Name: [ ]
Title: [ ]](1)

(1) If required pursuant to Section 9.04 of the Loan Agreement

ANNEX I

Idearc Inc. Loan Agreement

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1           Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, the Subsidiaries or any of their Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, the Subsidiaries or any of their Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received and/or had the opportunity to review a copy of the Loan Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a), 5.01(b) or 5.01(c) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor (including its representations and warranties) or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking action under the Loan Documents, (ii) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agents on its behalf and to exercise such powers under the Loan Agreement and other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

2

EXHIBIT B-1

Form of Opinion of Ballard Spahr LLP

[see attached]

300 East Lombard Street, 18th Floor

Baltimore, MD 21202-3268

TEL 410.528.5600

FAX 410.528.5600

www.ballardspahr.com

December 31, 2009

JPMorgan Chase Bank, N.A.,
as Administrative Agent and Collateral Agent

277 Park Avenue, 8th Floor

New York, New York  10172-0003

Re:

$2,750,000,000 loan (the “Loan”) from the Lenders to Idearc Inc., a Delaware corporation (the “Borrower”), and guaranteed by Idearc Media Sales - East Co., a Maryland general partnership (the “Guarantor”)

Ladies and Gentlemen:

We have acted as local counsel in the State of Maryland (the “State” or “Maryland”) for the Borrower and the Guarantor in connection with the above captioned transaction (the “Transaction”).  This letter is furnished to satisfy the conditions set forth in Article IV of the Loan Agreement (as defined below).  All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings assigned to them in the Transaction Documents (as defined below).

I.                                        Documents Reviewed and Matters Considered

In our capacity as counsel to the Borrower and the Guarantor and for purposes of this letter, we have examined the following documents (all of which are collectively called the “Documents”):

(i)                                     the Loan Agreement dated as of December 31, 2009 (the “Closing Date”) among the Borrower, the Lenders (as defined therein), and JPMorgan Chase Bank, N.A. (the “Agent”), as Administrative Agent and Collateral Agent for the Lenders (the “Loan Agreement”);

(ii)                                  the Guarantee and Collateral Agreement dated as of the Closing Date among the Borrower, the Guarantor, certain other subsidiaries of the Borrower, and the Agent (the “Guarantee”);

(iii)                               the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the Closing Date from the Guarantor to the Agent (the “Mortgage”);

(iv)                              two (2) Uniform Commercial Code financing statements authorized by the Guarantor for filing with the Maryland State Department of Assessments and Taxation (“SDAT”) (collectively, the “Financing Statements”);

Atlanta |  Baltimore |  Bethesda |  Denver |  Las Vegas |  Los Angeles |  New Jersey |  Philadelphia |  Phoenix |  Salt Lake City |  Washington, DC |  Wilmington

(v)                                 certified copies of the following documents filed with SDAT with respect to the Guarantor (collectively, the “Filed Partnership Documents”):

1.                                       “Statement of Partnership Authority for Chesapeake Directory Sales Company (a Maryland general partnership)” filed January 31, 2002;

2.                                       “Articles of Merger of National Telephone Directory Company and Penn-Del Directory Company into Chesapeake Directory Sales Company” filed January 31, 2002, which Articles of Merger included a change of name of the surviving partnership to Verizon Mid-Atlantic Directory Sales Company;

3.                                       “Amended and Restated Statement of Partnership Authority for Verizon Mid-Atlantic Directory Sales Company (a Maryland General Partnership)” filed August 21, 2003;

4.                                       “Amended and Restated Statement of Partnership Authority for ‘Verizon Directories Sales — East Co.’ formerly known as ‘Verizon Mid-Atlantic Directory Sales Company’ (a Maryland General Partnership)” filed February 2, 2004; and

5.                                       “Amendment to the Amended and Restated Statement of Partnership for Verizon Directories Sales — East Co. (formerly known as Verizon Mid-Atlantic Directory Sales Company) (a Maryland General Partnership)” filed October 18, 2006, which amendment included a change of name of the partnership to Idearc Media Sales — East Co.

(vi)                              the Second Amended and Restated Partnership Agreement of the Guarantor dated as of November 2006 (the “Partnership Agreement”);

(vii)                           a certificate of the secretary of the managing partner of the Guarantor, dated as of December 31, 2009, as to such matters as we deem necessary and appropriate to enable us to render this letter; and

(viii)                        such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the assumptions, qualifications, and limitations noted below.

The Loan Agreement, the Guarantee, and the Mortgage are herein collectively referred to as the “Transaction Documents.”  The Guarantee and the Mortgage are herein collectively referred to as the “Guarantor Documents.”

II.                                   Definition of “Knowledge”

In basing the opinions and other matters set forth herein on “our knowledge,” the words “our knowledge” and similar language used herein signify that, in the course of our representation of the Borrower and the Guarantor in matters with respect to which we have been engaged by the Borrower and the Guarantor as counsel, no information has come to our attention that would give us actual

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knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete.  Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.  The words “our knowledge” and similar language used herein are limited to the knowledge of the lawyers within our firm who are involved in the Transaction, or who have worked on matters on behalf of the Borrower or the Guarantor within the prior twelve months and are presently at the firm.

III.                              Assumptions

In reaching the opinions set forth below, we have assumed the following:

(a)                                  Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

(b)                                 Each individual executing any of the Documents on behalf of a party (other than the Guarantor) is duly authorized to do so.

(c)                                  All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All Documents upon which we have relied are accurate and complete.  All public records reviewed or relied upon by us or on our behalf are true and complete and remain so as of the date of this letter.

(d)                                 The form and content of all Transaction Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this letter from the form and content of such Transaction Documents as executed and delivered.

(e)                                  All representations, warranties, statements and information contained in the Transaction Documents are accurate and complete.

(f)                                    All signatures on all Transaction Documents and any other documents submitted to us for examination are genuine.

(g)                                 There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any of provision of any of the Documents, by actions or omission of the parties or otherwise.

(h)                                 Each individual executing a certificate is authorized to do so and has knowledge about all matters stated therein.  The contents of each such certificate is accurate and complete and remain so as of the date of this letter.

(i)                                     The Guarantor currently has rights in all of the Article 9 Collateral (as defined in the Guarantee), within the meaning of the Uniform Commercial Code, as currently in effect in the State of New York (the “NY UCC”) and as currently in effect in the State of Maryland (the “MD UCC”).

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(j)                                     We note that the Transaction Documents provide that the Transaction Documents and all issues arising thereunder shall be governed by the laws of the State of New York, without regard to principles of conflicts of law.  We express no opinion as to whether such provisions are enforceable or as to the law that is applicable to the Transaction Documents or the transactions contemplated thereby, including the Security Interest (as defined in the Guarantee) created pursuant to the Guarantee.  We express no opinion regarding the laws of the State of New York, but rather, with your permission, we have assumed, solely for the purposes of our opinions herein, that Maryland law governs the perfection, the effect of perfection or nonperfection, and the priority of the Security Interest in the Article 9 Collateral.

(k)                                  All descriptions of the personal property or other items or interests as to which the Security Interest (as defined in the Guarantee) attaches under the Guarantee, as contained in the Guarantee and the Financing Statements, reasonably identify the personal property or other items or interests described or intended to be described.

(l)                                     There is no agreement between the Agent or the Lenders and the Borrower or the Guarantor postponing the time of attachment of the Security Interest.

(m)                               Value has been given for the Security Interest.

(n)                                 The Guarantor is not a “transmitting utility” (as defined in Section 9-102 of the MD UCC).

IV.                               Opinions

Based on our review of the foregoing and subject to the assumptions, qualifications, and limitations set forth herein, it is our opinion that, as of the date of this letter:

(1)                                  All necessary partnership action has been taken by the Guarantor to authorize its execution, delivery, and performance of the Guarantor Documents.

(2)                                  The Guarantor Documents have been duly executed and delivered by the Guarantor.

(3)                                  The Financing Statements are in appropriate form for due filing among the financing statement records of SDAT pursuant to the Maryland UCC.

(4)                                  Upon the filing of the Financing Statements with SDAT, the Security Interest will be perfected as to that portion of the Article 9 Collateral in which a security interest may be perfected by the filing of a financing statement with SDAT under the Maryland UCC.

(5)                                  The execution and delivery of the Guarantor Documents and the performance of the Guarantor’s obligations under the Guarantor Documents will not conflict with the Filed Partnership Documents or the Partnership Agreement of the Guarantor.

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V.                                    Qualifications

In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

(i)                                     We express no opinion with respect to (a) the title to or the rights or interest of the Guarantor in the Article 9 Collateral, (b) the adequacy of the description of the Article 9 Collateral, or (c) the creation, attachment, priority, or, except as explicitly set forth herein, perfection of any liens thereon and/or security interests therein.  Such opinions are given only to the extent set forth in opinion paragraph (4) and are subject to the additional assumptions, qualifications and limitations applicable to such opinion as set forth herein.

(ii)                                  As to the due filing of the Financing Statements with SDAT, you are not relying upon this firm to effect such filing and we assume that the Financing Statements have been or will be properly filed and indexed.

(iii)                               We express no opinion as to whether the Guarantor is a “registered organization” (as such term is defined in the NY UCC and/or the MD UCC) or as to whether the Guarantor is located in Maryland within the meaning of the NY UCC and/or the MD UCC.

VI.                               Limitations

(A)                              We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(B)                                We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might change the opinions expressed in this letter after the date of this letter.

(C)                                The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

(D)                               The opinions expressed in this letter are solely for the use of the Agent, the Lenders, subsequent beneficiaries of the Guarantor Documents, and their counsel, and these opinions may not be relied on by any other persons without our prior written approval.  Subsequent beneficiaries of the Guarantor Documents may only rely on these opinions to the extent such reliance is actual and reasonable and is not based on different or changing facts or circumstances.

VII.                          Reference to Report

This letter is to be interpreted in accordance with the 2007 Report on Lawyers’ Opinions in Business Transactions by the Special Joint Committee of the Section of Business Law and the Section of Real

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Property, Planning and Zoning of the Maryland State Bar Association, Inc., as revised on October 6, 2009.

Very truly yours,

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EXHIBIT B-2

Form of Opinion of Fulbright & Jaworski L.L.P.

[see attached]

Fulbright & Jaworski l.l.p.

A Registered Limited Liability Partnership

1301 McKinney, Suite 5100
Houston, Texas 77010-3095

telephone: 713/651-5151
facsimile: 713/651-5246

December 31, 2009

JPMorgan Chase Bank, N.A.
as Administrative Agent and Collateral Agent for each of the Lenders party to the Loan Agreement referenced below,
and each of such Lenders

277 Park Avenue, 8th Floor

New York, New York 10172

Ladies and Gentlemen:

We have acted as counsel to Idearc Inc., a Delaware corporation (the “Borrower”), Idearc Information Services LLC, a Delaware limited liability company (“Info”), Idearc Media LLC, a Delaware limited liability company (“Media”), License Application Corporation, a Delaware corporation (“License”), Second License Application Corporation, a Delaware corporation (“License 2”), Idearc Media Sales-West Inc., a Delaware corporation (“Sales West”), Idearc Media Services-West Inc., a Delaware corporation (“Services West”), Idearc Media Services-East Inc., a Delaware corporation (“Services East”), Idearc Media Sales-East LLC, a Delaware limited liability company (“East LLC”), and Idearc Media Sales-East Co., a Maryland general partnership (“East Co”, and together with Info, Media, License, License 2, Sales West, Services West, Services East and East LLC, the “Subsidiary Guarantors” and, together with the Borrower, the “Loan Parties”), in connection with the execution and delivery of that certain Loan Agreement, dated as of the date hereof (the “Loan Agreement”), among the Borrower, the lenders from time to time party thereto (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Collateral Agent”), and the transactions contemplated thereby.

This opinion is delivered to you pursuant to clause (b) of Article IV of the Loan Agreement.  Each capitalized term used herein and not otherwise defined herein shall have the meaning specified for such term in the Loan Agreement.

In connection with this opinion, we have examined executed copies of the following:

(a)           the Loan Agreement;

(b)           that certain Guarantee and Collateral Agreement dated as of the date hereof, by and among the Loan Parties and the Collateral Agent (the “Collateral Agreement”);

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Munich • New York • Riyadh • San Antonio • St. Louis • Washington DC

(c)           that certain Copyright Security Agreement dated as of the date hereof made by Idearc Media LLC in favor of the Collateral Agent (the “Copyright Security Agreement”);

(d)           that certain Patent and Trademark Security Agreement dated as of the date hereof made by Idearc Media LLC in favor of the Collateral Agent (the “Media Patent and Trademark Security Agreement”);

(e)           that certain Patent and Trademark Security Agreement dated as of the date hereof made by Second License Application Corporation in favor of the Collateral Agent (the “License 2 Patent and Trademark Security Agreement”);

(f)            that certain Patent and Trademark Security Agreement dated as of the date hereof made by Info in favor of the Collateral Agent (the “Info Patent and Trademark Security Agreement” and, together with the License 2 Patent and Trademark Security Agreement and the Media Patent and Trademark Security Agreement, the “Patent and Trademark Security Agreements”);

(g)           the Mortgages listed on Exhibit A hereto (the “Mortgages”);

(h)           the Uniform Commercial Code financing statements (Form UCC-1), attached as Exhibit B hereto (in the form reviewed by us, the “Financing Statements”); and

(i)            such certificates of public officials, certificates of officers of the Loan Parties and copies certified or otherwise identified to our satisfaction of corporate documents and records of the Loan Parties and of other papers, and have made such other investigations, as we have deemed necessary or appropriate for purposes of the following opinions, provided we have made no effort to independently verify the facts set forth in such certificates and documents.

We express no opinion as to any documents or agreements other than the Transaction Documents (as defined below).

In giving our opinions set forth herein we have assumed (a) the legal capacity of all natural persons, (b) the genuineness of all signatures of the persons signing the Transaction Documents on behalf of the parties thereto, (c) the validity, binding effect and enforceability of each of the Loan Documents against each of the parties thereto other than the Loan Parties, (d) the authenticity of all original documents examined by us, (e) the conformity to original authentic documents of all documents submitted to us as copies, (f) that each party to the Transaction Documents (other than the Delaware Entities) has full power, authority, and legal right to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (g) that each party to the Transaction Documents (other than the Delaware Entities) has

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duly authorized by all requisite action its execution, delivery and performance thereof, (h) that East Co. is a general partnership under the laws of the State of Maryland, and (i) that each party to the Transaction Documents (other than the Delaware Entities) has duly executed and delivered such documents by its duly authorized officer.  As to questions of fact material to such opinions we have, to the extent we deemed appropriate, relied upon the representations set forth in the Transaction Documents (other than statements, directly or in effect, of any legal conclusion expressed herein) and certifications by officers and other representatives of the Loan Parties.

For purposes of this opinion, (a) “Loan Documents” means the Loan Agreement; the Collateral Agreement, the Copyright Security Agreement and the Patent and Trademark Security Agreements; (b) “Transaction Documents” means the Loan Documents and the Mortgages; (c) “NY UCC” means the Uniform Commercial Code as adopted in the State of New York; (d) “DE UCC” means the Uniform Commercial Code as adopted in the State of Delaware; (e) “Delaware Corporations” means each of the Borrower, License, License 2, Sales West, Services West and Services East; (f) “Delaware LLCs” means each of Info, Media and East LLC; (g) “Delaware Entities” means each of the Delaware Corporations and the Delaware LLCs; and (h) “Applicable Law” means, with respect to each Loan Party, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the DE UCC, the internal, substantive laws, rules, and regulations of the State of New York, and those laws, rules, and regulations of the United States of America which in our experience are normally applicable to such Loan Party and to transactions of the type provided for in the Loan Documents to which such Loan Party is a party.

In rendering the opinions expressed herein, we have assumed that:

(a)           no order, consent, approval, authorization, permit, license or notice to, or filing, recording or registration with, or exemption by, any court, governmental body or authority, or any subdivision thereof, is required to authorize or is required in connection with, the execution and delivery by any person or entity identified in any Transaction Document as a party thereto, or in connection with the performance of its obligations thereunder or the consummation of the transactions contemplated thereby, other than those that have been obtained or made and are in full force and effect (provided, that we make no such assumption with respect to consents, approvals and the like applicable to the Loan Parties to the extent that we express our opinions rendered in paragraphs 1 and 3(b) below); and

(b)           the Collateral Agent has been and is the duly appointed agent of each of the other Lenders.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions stated herein, we are of the opinion, having due regard for such legal considerations as we deem relevant, that:

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1.             Each of the Delaware Corporations (a) is a corporation validly existing and in good standing under the laws of its state of incorporation, and (b) has all requisite corporate power and authority to enter into the Transaction Documents to which it is a party, and to perform its obligations thereunder.  Each of the Delaware LLCs (a) is a limited liability company validly existing and in good standing under the laws of its state of organization, and (b) has all requisite limited liability company authority to enter into the Transaction Documents to which it is a party, and to perform its obligations thereunder.

2.             Each Delaware Entity has duly authorized the execution, delivery and performance by it of each Transaction Document to which it is a party.  Each of the Loan Documents constitutes, under the laws of the State of New York, the legal, valid and binding obligation of each of the Loan Parties party thereto, enforceable against each of such Loan Parties in accordance with its respective terms.

3.             The execution and delivery by the Loan Parties of the Transaction Documents, and the performance by the Loan Parties of their respective obligations thereunder, (a) do not breach or violate Applicable Law or any provision of the charter, bylaws or other organizational documents of any Delaware Entity, and (b) do not require any governmental orders, consents, approvals, authorizations, permits, licenses or filings, recordings or registrations with or any notices to any Governmental Authority under Applicable Law except for (i) the filing of the Financing Statements contemplated therein, and the filing of any continuation statements related to such Financing Statements, (ii) any filings required by the securities laws of the United States of America, and (iii) the filings with the United States Patent and Trademark Office and the United States Copyright Office referred to in numbered paragraph 9 below; provided however, that we express no opinion as to (A) the extent to which any such consent, approval, authorization, permit, registration, filing or notice may be required upon the disposition, or any offer or sale, of any Collateral by laws generally affecting the offering and sale of securities or real property or (B) any filings or other actions that may be necessary to record or perfect the liens purported to be granted pursuant to the Mortgages.

4.             The execution and delivery by each Loan Party of the Transaction Documents to which it is a party and the performance of its obligations thereunder, do not result in the breach of, or constitute a default or require a consent under, or give rise to any obligation to prepay or offer to prepay, any indebtedness, or result in the creation of any lien upon or security interest in any of the Loan Parties’ properties or assets pursuant to any agreement or instrument listed on Exhibit C attached hereto.

5.             No Loan Party is an “investment company” or a company controlled by an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

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6.                                      (a)            The Collateral Agreement is effective to create in favor of the Collateral Agent for the benefit of the Lenders a security interest in all of the right, title and interest of each Loan Party in that part of the Collateral thereunder in which a security interest may be created under Article 9 of the NY UCC, all as security for the repayment of the Obligations (the “Delaware Entities Collateral”).

(b)           Each of the Patent and Trademark Security Agreements is effective to create in favor of the Collateral Agent for the benefit of the Lenders a security interest in the Intellectual Property that is listed in each such Patent and Trademark Security Agreement and issued by, or registered with, the United States Patent and Trademark Office (collectively, the “Pledged Patent and Trademark Property”).

(c)           The Copyright Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Lenders a security interest in the Intellectual Property that is listed in the Copyright Security Agreement and registered with the United States Copyright Office (the “Pledged Copyright Property”).

7.                                       Under the NY UCC, in the case of subparagraph 7(a) below, and the DE UCC, in the case of subparagraphs 7(b), (c) and (d) below,

(a)                                  the local law of the State of Delaware governs perfection, by the filing of financing statements, of the Collateral Agent’s security interest in the Delaware Entities Collateral in which a security interest may be created under the DE UCC (the “Delaware UCC Collateral”); and

(b)                                 the Office of the Secretary of State of the State of Delaware is the proper office in which to file financing statements in order to perfect a security interest in that portion of the Delaware UCC Collateral in which a security interest may be perfected by the filing of a financing statement in the State of Delaware (the “Delaware Filing Collateral”); and

(c)                                  the Financing Statements are sufficient within the meaning of §9.502 of the DE UCC; and

(d)                                 upon the proper filing of the Financing Statements in the Delaware Filing Office, the security interest of the Collateral Agent for the benefit of the Lenders will be perfected in the Delaware Filing Collateral.

8.                                       Under the NY UCC,

(a)                                  upon the delivery in the State of New York to the Collateral Agent of the certificates representing the Pledged Equity Interests (as defined in the Collateral Agreement)

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listed on Exhibit D hereto (the “Pledged Stock”), the security interest of the Collateral Agent for the benefit of the Lenders in such Pledged Stock will be perfected; and

(b)          assuming that the certificates representing such Pledged Stock are indorsed to the Collateral Agent or in blank by effective indorsement and that the Collateral Agent acquired its interest in such Pledged Stock without notice of any adverse claim, the Collateral Agent’s interest in such Pledged Stock is free of any adverse claim, within the meaning of and to the extent set forth in §8-303 of the NY UCC.

9.            (a)            Upon the proper filing of (i) the Financing Statements covering the Pledged Patent and Trademark Property in the Office of the Secretary of State of the State of Delaware, and (ii) the Patent and Trademark Security Agreements in the United States Patent and Trademark Office, with all applicable filing fees paid and the filings in such offices in the correct reel and frame listings, the security interest of the Collateral Agent for the benefit of the Lenders will be perfected in that part of the Collateral consisting of the Pledged Patent and Trademark Property in which a security interest may be perfected by the filing of both (A) a financing statement in Delaware, and (B) appropriate filings in the United States Patent and Trademark Office.  No other filing or recording is necessary in the State of Delaware, or in the United States Patent and Trademark Office, to perfect a security interest in the Delaware Entities Collateral covering the Pledged Patent and Trademark Property in which a security interest may be perfected by filing both (A) financing statements in the State of Delaware, and (B) appropriate filings in the United States Patent and Trademark Office.

(b)          Upon the proper filing of (i) the Financing Statements covering the Pledged Copyright Property in the Office of the Secretary of State of the State of Delaware, and (ii) the Copyright Security Agreement in the United States Copyright Office, with all applicable filing fees paid and the filings in such offices in the correct reel and frame listings, the security interest of the Collateral Agent for the benefit of the Lenders will be perfected in that part of the Collateral consisting of federally registered copyrights in which a security interest may be perfected by the filing of both (A) a financing statement in Delaware, and (B) appropriate filings in the United States Copyright Office.  No other filing or recording is necessary in the State of Delaware, or in the United States Copyright Office, to perfect a security interest in the Delaware Entities Collateral covering the federally registered copyrights in which a security interest may be perfected by filing both (A) financing statements in the State of Delaware, and (B) appropriate filings in the United States Copyright Office.

We hereby confirm to you that to our knowledge there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or threatened against or affecting any Loan Party that question the validity or enforceability of the Loan Documents or the transactions contemplated thereunder, except as set forth on December 31, 2009 in the docket sheet for Case No. 09-31828 (BJH), In re Idearc Inc., et al., Debtors (Chapter 11) (Jointly

6

Administered) and associated cases thereto pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

The opinions expressed herein are subject to the following exceptions, limitations, qualifications and assumptions:

a.             The enforceability of each of the Loan Documents, and the enforceability of any security interests created thereby, are subject to, and may be limited by, (i) bankruptcy, insolvency, reorganization, liquidation, fraudulent conveyance, fraudulent transfer, preference, conservatorship, rearrangement, moratorium and other similar laws (including court decisions) in effect and affecting the rights and remedies of creditors generally or providing for relief of debtors, (ii) the refusal of a particular court (A) to grant equitable remedies, including, without limiting the generality of the foregoing, specific performance, or (B) to grant a particular remedy sought under any of the Loan Documents as opposed to another remedy provided for therein or another remedy available at law or in equity, (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iv) judicial discretion.

b.             The opinions expressed in numbered paragraph 2 and the enforceability of any security interests created by the Collateral Agreement, the Copyright Security Agreement and the Patent and Trademark Agreements are subject to, and may be limited by, obligations and standards of good faith, fair dealing, materiality, impracticability or impossibility of performance, unconscionability, diligence, reasonableness and care established by applicable law, including without limitation (A) such obligations and standards as arise pursuant to §§1-102(3), 1-203, 1-208, 5-109 and 9-207 of the NY UCC, common law and judicial decisions, and (B) concepts of the course of dealings between the parties, the applicable usage of trade and similar provisions of common law and judicial decisions.

c.             We express no opinion as to the enforceability of the following provisions and remedies set forth in the Loan Documents, as the case may be:  (i) provisions which purport to restrict access to legal and equitable remedies, (ii) self-help remedies, (iii) provisions affecting rights to notices or relating to waivers of present or future rights by any of the Loan Parties or precluding the Loan Parties from asserting certain remedies, (iv) indemnity or contribution to the extent prohibited by public policy or to the extent indemnification or contribution is required for losses or expenses caused by gross negligence, willful misconduct, fraud or illegal action on the part of a party entitled to indemnification or contribution, (v) severability, (vi) restrictions on the transfer, alienation or hypothecation of property or rights to the extent that such restrictions are found by a court of competent jurisdiction to be unreasonable, (vii) provisions purporting to establish evidentiary standards for suits or proceedings to enforce the Loan Documents or presumptions with respect to the foregoing, and (viii) provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in

7

addition to or with any other right or remedy, where the election of a particular remedy or remedies does not preclude recourse to one or more other remedies.  We have assumed that in enforcing any of the Loan Documents the Collateral Agent and the Lenders will proceed thereunder in accordance with the enforceable provisions thereof and all requirements of applicable law.

d.                                      We call your attention to the fact that some of the Delaware LLCs may have failed to elect effectively, under the applicable state version of Uniform Commercial Code §8-103, that interests therein issued thereby will constitute securities.  The failure to so elect would render ineffective any effort to perfect a security interest in such interests by possession of the certificates purporting to represent such interests.  We have assumed that each of the Delaware LLCs have elected effectively under §8-103 of the DE UCC that interests therein issued thereby will constitute securities.

e.                                       In rendering our opinion in paragraph 3 above, we express no opinion regarding whether any consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any federal or New York governmental authority would be required with respect to any offer or sale of any Pledged Securities (as defined in the Collateral Agreement) upon disposition thereof pursuant to the NY UCC or the DE UCC.

f.                                         We express no opinion herein as to the creation of any security interests except as set forth in the opinions in paragraphs 2, 6, 7, 8 and 9 above.  The opinions set forth in paragraphs 2, 6, 7, 8 and 9 above regarding the creation of security interests, and in paragraph 2 regarding the enforceability of security interests, are subject to the following:

1)             We express no opinion regarding the accuracy, completeness or sufficiency of any property or collateral descriptions contained in the Loan Documents.

2)             We express no opinion as to any security interest to which Article 8 or 9 of the NY UCC or the DE UCC is inapplicable pursuant to §9-109 thereof.

3)             We have made no examination of, and express no opinion as to, the title of any Person to any of the Collateral or the value of any security granted to the Collateral Agent and the Lenders.  We have assumed that each of the Loan Parties has rights in the Collateral in which it purports to grant a security interest pursuant to the Loan Documents for the purpose of attachment as contemplated by §9-203 of the NY UCC and we express no opinion as to the nature or extent of the rights or title of the Loan Parties in or to any of the Collateral, whether real or personal, tangible or intangible.

4)             We express no opinion as to the creation of a security interest or Lien on any of the Collateral consisting of real property or interests therein, including without limitation, any Collateral constituting fixtures or easements.

8

5)             Under §9-315 of the NY UCC, the security interests in the Collateral, other than with respect to identifiable proceeds, if any, received in exchange therefor, will be lost to the extent that the Collateral Agent or any of the Lenders authorizes a sale, lease, license, exchange or other disposition of any part thereof free of the security interest.

6)             Section 9-408(c) of the NY UCC imposes restrictions on the effectiveness of a security interest in a “general intangible” (as defined in the NY UCC) that contains terms that prohibit, restrict or require the consent to the assignment or transfer of, or creation, attachment or perfection of a security interest in, such general intangible.

7)             We express no opinion on the ability of the Collateral Agent or any Lender, as a secured party, to become the owner of, or validly transfer or assume, any of the rights and duties of any Loan Party as a party to any contract or agreement under which such Loan Party’s rights, obligations or duties are not freely or unconditionally assignable or transferable.  In addition, we note that the rights and benefits of the Collateral Agent and each Lender as a secured party are in all relevant regards at least subject to the nature, extent and type of rights, restrictions, limitations, agreements and the like as to which the Loan Party granting such security interest is or may be subject.

8)             The rights of the Loan Parties to create a security interest in any accounts consisting of claims against any government or governmental agency (including, without limitation, the United States of America or any state thereof or any agency or department thereof or of any state) may be limited by the Federal Assignment of Claims Act or similar state or local statute.

g.                                      We express no opinion herein as to the perfection of any security interests except as set forth in the opinions in paragraphs 7, 8 and 9 above.  The opinions set forth in paragraphs 7, 8 and 9 above regarding the perfection of security interests are subject to the following:

1)             We call to your attention that §§9-301 and 9-316 of the NY UCC and the DE UCC contain and refer to rules under which the laws of jurisdictions other than New York and Delaware would apply to the perfection, and the effect of perfection or nonperfection, of a security interest.  We further call to your attention that §§9-310 and 9-312 of the NY UCC and DE UCC describe situations in which filing is not necessary or is ineffective to perfect a security interest.

2)             The perfection of the Collateral Agent’s security interest in any proceeds of the Delaware Filing Collateral will be limited as provided in §9-315 of the DE UCC.

3)             In rendering the opinions set forth in paragraph 7(b) above, we have assumed that no part of the Delaware Entities Collateral consists of as-extracted

9

collateral, timber to be cut, goods that are or are to become fixtures or, as to paragraph 7(b) only, cooperative interests, each within the meaning of §9-501(a) of the NY UCC and DE UCC, or farm products, as defined in §9-102 of the NY UCC and DE UCC.

4)             We call to your attention that: (a) under §9-316 of the DE UCC, perfection of any security interest in the Delaware Filing Collateral and will lapse (i) four months after the applicable Delaware Entity changes its location to another jurisdiction or (ii) one year after the applicable Loan Party transfers the Collateral to a Person who thereby becomes a debtor under the Loan Documents and who is located in another jurisdiction, unless, in either case, appropriate steps are taken to perfect such security interest in such other jurisdiction before the expiration of such four-month or one-year period, as applicable; (b) under §9-507 of the DE UCC, if the applicable Delaware Entity changes its name so as to make the applicable Financing Statement seriously misleading, then perfection will lapse as to any Collateral acquired more than four months after such change unless one or more appropriate financing statements indicating the new name of the applicable Delaware Entity are properly filed before the expiration of such four-month period, (c) §9-508 of the DE UCC requires the filing of a new financing statement to continue perfection where the financing statement becomes seriously misleading as a result of the difference between the name of an original debtor and a new debtor, and (d) §9-515 of the DE UCC requires the filing of continuation statements within six months prior to the expiration of five years from the date of the filing of the Financing Statements and within six months prior to each five year anniversary of the date of filing of the Financing Statements in order to maintain the effectiveness of the Financing Statements.

h.                                      The opinions set forth in paragraphs 2, 6, 7, 8 and 9 above regarding the enforceability, creation and perfection of security interests are subject to the following:

1)             We express no opinion herein as to the ranking or priority of any security interests, rights or claims of any kind on any Collateral.

2)             We express no opinion with respect to the effect of §552 of the Bankruptcy Code (11 U.S.C. §552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) or §506(c) of the Bankruptcy Code (11 U.S.C. §506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of Collateral).

3)             We note that the effectiveness, validity or perfection of the security interests in the Delaware Entities Collateral created by the Collateral Agreement, may be impaired, lost or adversely affected as to such property, or portions thereof, that (A) as provided in §9-336 of the NY UCC and the DE UCC, lose its or their identity or become part of a product or mass, (B) pursuant to §9-320 of the NY UCC and DE UCC, are

10

goods purchased by a buyer in the ordinary course of business, (C) pursuant to §9-321 of the NY UCC and DE UCC, are general intangibles licensed or goods leased in the ordinary course of business, (D) are goods purchased by a buyer other than in the ordinary course of business as provided in §9-323(d) of the NY UCC and the DE UCC, (E) are chattel paper, instruments, documents, securities, financial assets or security entitlements with respect to which a purchaser may take free of a security interest under §§9-330 and 9-331 of the NY UCC and DE UCC, or (F) are goods with respect to which certain buyers may take free of a security interest under §9-337 of the NY UCC and DE UCC.

i.              In rendering the opinions expressed herein (i) our opinions relate only to statutory laws, rules, orders, and regulations that we, in the exercise of customary professional diligence, would reasonably recognize as being applicable to the Loan Parties or the transactions contemplated in the Loan Documents, and (ii) we have reviewed such orders, judgments or decrees of Governmental Authorities as have been identified to us by the Loan Parties as applicable to the Loan Parties or their respective businesses.

j.              In rendering the foregoing opinions we do not express any opinion as to the Collateral Agent’s or any Lender’s compliance (or the compliance of any successor or assign of any of the foregoing) with any applicable and relevant regulatory or administrative statutes or regulations, directives, orders, rulings or the like governing or applicable to it or its execution, delivery or performance of the Transaction Documents to which it is a party or the consummation of the transactions contemplated thereby.

k.             With respect to references herein to “to our knowledge” or words or phrases of similar import (whether or not modified by any additional phrases), such references mean the actual, current knowledge that those attorneys of Fulbright & Jaworski L.L.P. have obtained from (i) their representation of the Loan Parties within one year prior to the date hereof, and (ii) representations of the Loan Parties set forth in the Loan Documents, or otherwise made to us in certifications and other writings.  We call your attention to the fact that, in rendering this opinion, we have not reviewed the records of any federal, state or county governmental entity or the records of any court; except that we have reviewed the pleadings, and court orders of the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, identified in the docket sheet as it existed at exactly 8:45 a.m. Central Standard Time on December 31, 2009, for Case No. 09-31828 (BJH), In re Idearc Inc., et al., Debtors (Chapter 11) (Jointly Administered) and associated cases thereto pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

l.              We express no opinion herein with respect to compliance with any of the anti-fraud provisions of applicable federal or state securities laws, rules or regulations.

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The foregoing opinions are expressly limited to matters under and governed by Applicable Law.

This opinion is furnished as of its date at the request and direction of the Loan Parties, and may be relied upon solely by the addressees hereof and, as of the date of this opinion, assignees of any of the Lenders and their respective assignees, in connection with the transactions contemplated by the Loan Agreement, and may not be relied upon by any other Person or by any Person in any other context without our express written consent.  This opinion may not be furnished to any other Person or entity without our prior written consent, except that this opinion may be provided (i) to the independent auditors and attorneys of the addressees hereof, (ii) to any Governmental Authority having regulatory jurisdiction over the addressees hereof, (iii) pursuant to an order or legal process of any court of competent jurisdiction or governmental agency with regulatory authority over the addressees hereto, (iv) in connection with any litigation relating to the Loan Documents or the transactions described therein, (v) to Persons that are assignees or prospective purchasers of the Loans, and (vi) to Persons engaged in the administration of the Loan Documents.  The opinions expressed herein are as of the date hereof, and we make no undertaking to supplement such opinions as facts and circumstances come to our attention (including, without limitation, amendments to any of the Transaction Documents or subsequent judicial proceedings, including bankruptcy court proceedings, which might affect the enforceability of any confirmation order or plan of reorganization of any of the Loan Parties) or changes in the law occur which could affect such opinions.

Very truly yours,

Fulbright & Jaworski L.L.P.

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EXHIBIT A

Mortgages

Mortgage, Assignment Of Leases And Rents, Security Agreement And Fixture Filing dated as of December 31, 2009, from Idearc Media Services — West Inc., as Mortgagor, to JPMorgan Chase Bank, N.A., as Collateral Agent, as Mortgagee

Credit Line Deed Of Trust, Assignment Of Leases And Rents, Security Agreement And Fixture Filing dated as of December 31, 2009, from Idearc Media Services — East Inc., as Trustor, to James B. Crawford, III, as Trustee for the benefit of JPMorgan Chase Bank, N.A., as Collateral Agent, as Beneficiary

Deed Of Trust, Assignment Of Leases And Rents, Security Agreement And Fixture Filing dated as of December 31, 2009, from Idearc Media Services — West Inc., as Trustor, to Stewart Title Of California, as Trustee for the benefit of JPMorgan Chase Bank, N.A., as Collateral Agent, as Beneficiary

EXHIBIT B

Financing Statements

See attached.

EXHIBIT C

Material Agreements

1.               Publishing Agreement, dated November 17, 2006, among Verizon Communications Inc., Verizon Services Corp. and Idearc Media LLC (formerly known as Idearc Media Corp.) (Exhibit 10.2 to Idearc’s Current Report on Form 8-K, filed November 21, 2006)

2.               Non-Competition Agreement, dated November 17, 2006, between Verizon Communications Inc. and Idearc Media LLC (formerly known as Idearc Media Corp.) (Exhibit 10.3 to Idearc’s Current Report on Form 8-K, filed November 21, 2006)

3.               Branding Agreement, dated November 17, 2006, between Verizon Licensing Company and Idearc Media LLC (formerly known as Idearc Media Corp.) (Exhibit 10.4 to Idearc’s Current Report on Form 8-K, filed November 21, 2006)

4.               Listings License Agreement, dated November 17, 2006, between specified Verizon telephone operating companies and Idearc Media LLC (formerly known as Idearc Media Corp.) (Exhibit 10.5 to Idearc’s Current Report on Form 8-K, filed November 21, 2006)

5.               Billing Services Agreement, dated November 17, 2006, between Verizon Services Corp. and Idearc Media LLC (formerly known as Idearc Media Corp.) (Exhibit 10.6 to Idearc’s Current Report on Form 8-K, filed November 21, 2006)

6.               Intellectual Property Agreement, dated November 17, 2006, between Verizon Services Corp. and Idearc Media LLC (formerly known as Idearc Media Corp.) (Exhibit 10.7 to Idearc’s Current Report on Form 8-K/A, filed November 22, 2006)

7.               Amendment to Sublease Agreement dated as of March 1, 2009 between Verizon Realty Group and Idearc Media LLC (Exhibit 10.2 to Idearc’s Quarterly Report on Form 10-Q, filed May 8, 2009)

8.               Master Outsourcing Services Agreement, dated October 30, 2009, between Idearc Media Services — West Inc., TATA America International Corporation and TATA Consultancy Services Limited (Exhibit 10.1 to Idearc’s Current Report on Form 8-K, filed November 5, 2009)

EXHIBIT D

Pledged Stock

Issuer	Registered Owner	Number of Certificate	Number and Class of Equity Interest

Idearc Information Services LLC	Idearc Inc.	Unnumbered	155,000 limited liability company interests

Idearc Media LLC	Idearc Information Services LLC	1	3,000 common shares

License Application Corporation	Idearc Media LLC (formerly known as Idearc Media Corp.)	2	1 share

Second License Application Corporation	License Application Corporation	2	1 share

Idearc Media Sales – West Inc.	Idearc Media LLC (formerly known as Idearc Media Corp.)	5	2,000 shares

Idearc Media Services – West Inc.	Idearc Media LLC (formerly known as Idearc Media Corp.)	6	1,000 shares

Idearc Media Services – East Inc.	Idearc Media LLC (formerly known as Idearc Media Corp.)	3	1 share

Idearc Media Sales – East LLC	Idearc Media Sales – West Inc.	Unnumbered	100 common units

Idearc Inceptor Limited	Idearc Media LLC (formerly known as Idearc Media Corp.)	4	65

EXHIBIT C

Form of Guarantee and Collateral Agreement

[see attached]

GUARANTEE AND COLLATERAL AGREEMENT

dated as of December 31, 2009,

among

IDEARC INC.,

THE SUBSIDIARIES from time to time party hereto

and

JPMORGAN CHASE BANK, N.A.,

as the Agent

i

Schedules

Schedule I	Subsidiary Loan Parties
Schedule II	Pledged Equity Interests; Debt Securities
Schedule III	Intellectual Property

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Perfection Certificate
Exhibit III	Form of Copyright Security Agreement
Exhibit IV	Form of Patent and Trademark Security Agreement

ii

GUARANTEE AND COLLATERAL AGREEMENT dated as of December 31, 2009 (this “Agreement”), among IDEARC INC., a Delaware Corporation (the “Borrower”), the subsidiaries from time to time party hereto and JPMORGAN CHASE BANK, N.A., as the Agent.

Reference is made to the Loan Agreement dated as of December 31, 2009 (the “Loan Agreement”), among the Borrower, the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent.  Pursuant to the Reorganization Plan (as defined in the Loan Agreement), the Lenders will be deemed to have made Loans in an original aggregate principal amount of $2,750,000,000 to the Borrower subject to the terms and conditions set forth in the Loan Agreement.  The execution and delivery of this Agreement is required by the terms of the Reorganization Plan and is a condition precedent to the closing under the Loan Agreement.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Loan Agreement.  (a)  Each capitalized term used but not defined herein shall have the meaning assigned to it in the Loan Agreement.  Each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning assigned to it in the New York UCC.  The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)           The rules of construction specified in Sections 1.03 and 1.04 of the Loan Agreement also apply to this Agreement.

SECTION 1.02.  Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties.

“Agreement” has the meaning given to such term in the introductory paragraph to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Cash Management Agreement” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Borrower or any Guarantor and any Lender or Affiliate thereof.

“Claiming Party” has the meaning assigned to such term in Section 6.02.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Contributing Party” has the meaning assigned to such term in Section 6.02.

“Copyright License” means, with respect to any Grantor, any United States written license agreement of such Grantor with any Person, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all of the following now owned or hereafter acquired by such Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Excluded Property” has the meaning assigned to such term in Section 4.01(d).

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” has the meaning assigned to such term in the New York UCC and shall include the Expanded Core Verizon Agreements.

“Grantors” means the Borrower and the Subsidiary Loan Parties.

“Guarantors” means the Subsidiary Loan Parties.

“Intellectual Property” means, with respect to any Grantor its Patents, Copyrights, Licenses, Trademarks, Patent Licenses, Trademark Licenses and Copyright Licenses and all other intellectual property rights of any kind.

“License” means any Patent License, Trademark License or Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule III.

“Loan Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates when prepayment is required under the Loan Agreement and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under the Loan Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including interest incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment of all other

2

obligations of the Borrower under or pursuant to the Loan Agreement and each of the other Loan Documents and (c) the due and punctual payment of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the Loan Document Obligations and (b) the due and punctual payment of all obligations of each Loan Party under (i) any Swap Agreement that is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into and (ii) each Cash Management Agreement that (A) is in effect on the Closing Date with a Lender or an Affiliate of a Lender as of the Closing Date or (B) is entered into after the Closing Date with a Lender or an Affiliate of a Lender at the time such Cash Management Agreement is entered into.

“Patent License” means, with respect to any Grantor, any written United States license agreement of such Grantor with any Person, now or hereafter in effect, granting to any third party any right to make, use or sell any invention covered by a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention covered by a patent, now or hereafter owned by any third party, and all rights of any Grantor under any such agreements, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title and interest to and in all of the following now owned or hereafter acquired by such Grantor:  (a) all letters patent of the United States, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule III and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Restrictive Agreement” has the meaning assigned to such term in Section 4.01(d).

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“Secured Parties” means (a) the Lenders, (b) the Agent (and any Affiliate of the Agent), (c) the Administrative Agent, (d) each counterparty to any Swap Agreement entered into with a Loan Party the obligations under which constitute Obligations that are then due and owing, (e) each counterparty to any Cash Management Agreement  entered into with a Loan Party the obligations under which constitute Obligations that are then due and owing, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Specified Assets” means the following property and assets of each Grantor:

(a)           Collateral for which the perfection of Liens thereon requires filing in or other actions under the laws of jurisdictions outside of the United States (or any political subdivision thereof);

(b)           goods included in Collateral received by any Person for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person.

“Subsidiary Loan Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Grantor or Guarantor after the Closing Date, but excluding any party that ceases to be a party to this Agreement in accordance with Section 7.13.

“Trademark License” means, with respect to any Grantor, any written U.S. license agreement of such Grantor with any Person, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of an Grantor under any such agreement, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title and interest to and in all of the following now owned or hereafter acquired by any Grantor:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, logos, other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications filed in connection therewith, in the United States Patent and Trademark Office, and all renewals thereof, including those listed on Schedule III and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II

Guarantee

SECTION 2.01.  Guarantee.  Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations.  Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.  Each Guarantor waives presentment to, demand of

4

payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02.  Guarantee of Payment.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not merely of collection, and waives any right to require that any resort be had by the Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Secured Party in favor of the Borrower, any other Loan Party or any other Person.  Each Guarantor agrees that its guarantee is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 2.03.  No Limitations.  (a)  Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.13, the obligations of each Guarantor hereunder shall not, to the fullest extent permitted by applicable law, be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, or otherwise (other than a defense of performance).  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not, to the fullest extent permitted by law, be discharged, impaired or otherwise affected by (i) the failure of the Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise (other than a defense of performance); (ii) any extension or renewal of any of the Obligations; (iii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iv) the failure to perfect any security interest (to the extent provided herein) in, or the release of, any security held by the Agent or any other Secured Party for the Obligations or any of them; (v) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (vi) any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations) or which would impair or eliminate the right of any Guarantor to subrogation.  Each Guarantor expressly authorizes the Agent and the other Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.  Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents.

(b)           To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated obligations or liabilities) or a defense of performance.  The Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against

5

the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent all the Obligations (other than contingent or unliquidated obligations or liabilities) have been reduced thereby.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04.  Reinstatement.  Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05.  Agreement To Pay.  In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Secured Party may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, without duplication, to the Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation.  Upon payment by any Guarantor of any sums to the Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07.  Taxes. Each Guarantor agrees that the provisions of Section 2.12 of the Loan Agreement shall apply equally to the monetary obligations of such Guarantor (other than its guarantee of the Obligations of the Borrower) under this Agreement.

SECTION 2.08.  Maximum Liability.  Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 6.02).

ARTICLE III

Pledge of Securities

SECTION 3.01.  Pledge.  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a

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security interest in, all of such Grantor’s right, title and interest in, to and under (a) any Equity Interests of any Subsidiary owned by it, including listed on Schedule II, and any other Equity Interests of any Subsidiary obtained in the future by such Grantor required to be pledged by such Grantor pursuant to Section 5.11 of the Loan Agreement (the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (i) more than 65% of the issued and outstanding Equity Interests in any Foreign Subsidiary, (ii) to the extent applicable law requires that a Subsidiary of such Grantor issue directors’ qualifying shares, such shares or nominee or other similar shares, (iii) any Equity Interests of a Subsidiary to the extent that, as of the Closing Date, and for so long as, such a pledge of such Equity Interests would violate a contractual obligation binding on such Equity Interests or (iv) any Equity Interests of a Subsidiary of a Loan Party acquired after the Closing Date if, and to the extent that, and for so long as, (A) a pledge of such Equity Interests would violate applicable law or any contractual obligation binding upon such Subsidiary and (B) such law or obligation existed at the time of the acquisition thereof and was not created or made binding upon such Subsidiary in contemplation of or in connection with the acquisition of such Subsidiary; (b)(i) any debt securities or Indebtedness (including intercompany Indebtedness) issued by the Borrower and any Subsidiary held by it, including those listed opposite the name of such Grantor on Schedule II, (ii) any debt securities or Indebtedness in the future issued to or held by such Grantor, which are issued by the Borrower or any Subsidiary and (iii) any promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt Securities”); (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed belonging to the Grantor in respect of, in exchange for or upon the conversion of, and all other Proceeds belonging to the Grantor received in respect of, the securities referred to in clauses (a) and (b) above (other than Excluded Property); (d) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02.  Delivery of the Pledged Collateral.  (a)  Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, any and all Pledged Securities; provided that the Grantor shall have no obligation to deliver any Pledged Debt Securities in an outstanding principal amount of $500,000 or less; provided, further, that the aggregate principal amount represented by Pledged Debt Securities that are not delivered to the Agent shall not exceed $1,000,000 in the aggregate at any time outstanding;

(b)           Upon delivery to the Agent, (i) any Pledged Securities shall be accompanied by stock or note powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Agent and the Grantor and by such other instruments and documents as the Agent may reasonably request and (ii) all other property composing part of the Pledged Collateral to the extent necessary or reasonably advisable to perfect the security interests therein or allow realization of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II

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and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03.  Representations, Warranties and Covenants.  Each Grantor, jointly with the other Grantors and severally, represent, warrant and covenant to and with the Agent for the benefit of the Secured Parties that:

(a)           Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;

(b)           the Pledged Equity Interests and, to the knowledge of the Borrower, Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, to the knowledge of the Borrower, are legal, valid and binding obligations of the issuers thereof;

(c)           each Grantor (i) is and, subject to any transfers made in compliance with the Loan Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Loan Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 6.02 of the Loan Agreement and (iv) subject to the rights of each Grantor under the Loan Documents to dispose of Pledged Collateral, such Grantor will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Liens created permitted pursuant to Section 6.02 of the Loan Agreement), however arising, of all Persons whomsoever;

(d)           except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Loan Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder;

(e)           each Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)            no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained or the failure of which to have been obtained would not impair the rights and remedies of the Secured Parties hereunder in any material respect);

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(g)           by virtue of the execution and delivery by each Grantor of this Agreement, when any Pledged Securities are delivered to the Agent in accordance with this Agreement, the Agent will obtain a legal, valid and perfected lien upon, and security interest in, such Pledged Securities as security for the payment and performance of the Obligations; and

(h)           the pledge effected hereby is effective to vest in the Agent, for the ratable benefit of the Secured Parties, the rights of the Agent in the Pledged Collateral as set forth herein.

SECTION 3.04.  Certification of Limited Liability Company and Limited Partnership Interests.  Each interest in any limited liability company or limited partnership that is a Domestic Subsidiary controlled by any Grantor and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the Uniform Commerical Code in effect in the relevant jurisdiction and shall be governed by Article 8 of such Uniform Commerical Code.

SECTION 3.05.  Registration in Nominee Name; Denominations.  The Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent).  Each Grantor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.  If an Event of Default shall have occurred and be continuing, the Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06.  Voting Rights; Dividends and Interest.  (a)  Unless and until an Event of Default shall have occurred and be continuing and the Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

(i)            Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose not in violation of the terms of this Agreement, the Loan Agreement and the other Loan Documents.

(ii)           The Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)          Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Loan Agreement, the other Loan Documents and applicable laws; provided that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for

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Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Agent and shall be forthwith delivered to the Agent in the same form as so received (endorsed in a manner reasonably satisfactory to the Agent).

(b)           Upon the occurrence and during the continuance of an Event of Default, after the Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Agent for so long as such Event of Default is continuing, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Agent upon demand in the same form as so received (endorsed in a manner reasonably satisfactory to the Agent).  Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.  After all Events of Default have been cured and the Borrower has delivered to the Agent a certificate to that effect or waived in writing, the Agent shall within five Business Days repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c)           Upon the occurrence and during the continuance of an Event of Default, after the Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d)           Any notice given by the Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(e)           After all Events of Default have been cured or waived, each Grantor shall have the right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

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ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.  Security Interest.  (a)  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants to the Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)            all Deposit Accounts;

(ii)           all Accounts;

(iii)          all Chattel Paper;

(iv)          all Instruments;

(v)           all Investment Property;

(vi)          all Documents;

(vii)         all General Intangibles;

(viii)        all Inventory;

(ix)           all Equipment;

(x)            all Fixtures;

(xi)           all Intellectual Property;

(xii)          each Commercial Tort Claim as described in Exhibit II;

(xiii)         all books and records pertaining to the Article 9 Collateral; and

(xiv)        to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b)           Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property

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to which such Article 9 Collateral relates.  Each Grantor agrees to provide such information to the Agent promptly upon request.

Each Grantor also ratifies its authorization for the Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Agent is further authorized to file with the United States Patent and Trademark Office or the United States Copyright Office (to the extent provided herein) (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, in the Trademarks, Copyrights or Patents owned by such Grantor, naming such Grantor or the Grantors as debtors and the Agent as secured party.

(c)           The Security Interest is granted as security only and shall not subject the Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral, nor shall such Security Interest be construed to be an assignment as of the date hereof of any of such Grantor’s rights in the Article 9 Collateral or as anything else other than a grant of security for the payment or performance, as the case may be, in full of the Obligations.

(d)           Notwithstanding anything herein to the contrary, in no event shall the Security Interest attach to, and “Article 9 Collateral” shall not include, (i) any contract, agreement, General Intangible, Instrument, Chattel Paper, or License (each a “Restrictive Agreement”) to which any Grantor is a party or any of its rights or interests thereunder to the extent and for so long as the grant of the Security Interest shall constitute or result in (A) the unenforceability, abandonment or invalidation of any right of such Grantor therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such Restrictive Agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law of similar effect); provided, however, that the Security Interest shall attach immediately at such time as the condition causing such unenforceability, abandonment or invalidation shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in (A) or (B) including any proceeds of such contract or agreement, (ii) any asset or property not referenced in any other clauses in this Section 4.01(d) that is owned by the Grantor as of the date hereof or that is purchased or otherwise acquired (including through a Permitted Acquisition) in accordance with the terms of the Loan Agreement and subject to a contractual or other restriction if the terms of such restriction would prohibit the grant of a Lien in such assets or property under this Agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law of similar effect), (iii) any Equipment that is subject to a Lien permitted by Section 6.02(e) of the Loan Agreement, (iv) any vehicle covered by a certificate of title or ownership, (v) assets sold to a Person that is not a Grantor in compliance with the Loan Agreement, (vi) any Letter-of-Credit Rights to the extent any Grantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose, (vii) assets owned by a Guarantor after the release of the guarantee of such Guarantor pursuant to Section 7.13 of this Agreement, (viii) any property excluded from the definition of Pledged Collateral by virtue of the proviso to Section 3.01 hereof and (ix) any “intent-to-use” application for trademark or service mark registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, to the extent the inclusion in the Collateral would violate such section, unless and until an Amendment to Allege Use or a Statement of Use under

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Sections 1(c) and 1(d) of said Act has been filed (the property described in clauses (i) through (ix), the “Excluded Property”).

SECTION 4.02.  Representations and Warranties.  Each Grantor, jointly with the other Grantors and severally, represents and warrants to the Agent and the Secured Parties that:

(a)           Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant the Security Interest and has full power and authority to grant to the Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained or the failure of which to have been obtained would not impair the Security Interest or rights and remedies of the Secured Parties in any material respect.

(b)           The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete, in all material respects, as of the Closing Date.  Except with respect to Liens (if any) on Specified Assets, upon the completion of (i) the filing of the Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral prepared by the Agent based upon the information provided to the Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Section 2 of the Perfection Certificate (or specified by notice from the Borrower to the Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.03, 5.11 or 5.12 of the Loan Agreement), (ii) the filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and applications therefor and United States registered Copyrights and (iii) any filings after the Closing Date as may be necessary under any Requirement of Law, (iv) the payment of all applicable fees, (v) the delivery to and continuing possession by the Agent of all Pledged Securities, all Instruments, all Chattel Paper and all Documents a security interest in which is perfected by possession, and (vi) the obtaining and maintenance of “control” (as described in the Uniform Commercial Code as in effect in the applicable jurisdiction) by the Agent of all Deposit Accounts, all Electronic Chattel Paper, Letter-of-Credit Rights, all Uncertificated Securities and all Securities Accounts, in each case a security interest in which is perfected by such “control,” the security interests granted in Section 4.01 will constitute legal, valid and perfected (to the extent provided herein) security interests in such Grantor’s Article 9 Collateral (except for Excluded Property) in favor of the Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Guarantor and any Persons purporting to purchase any such Article 9 Collateral from such Guarantor, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing, is and will be prior to all other Liens on such Article 9 Collateral except for Liens permitted pursuant to Section 6.02 of the Loan Agreement.

(c)           The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Loan Agreement or arising by operation of law.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other

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applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens permitted pursuant to Section 6.02 of the Loan Agreement.

SECTION 4.03.  Covenants.  (a)  Each Grantor shall, at its own expense, take any and all commercially reasonable actions to defend the Security Interest and the priority thereof against any Lien not permitted by Section 6.02 of the Loan Agreement.

(b)           At its option, the Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Loan Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Loan Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Agent promptly following receipt of a reasonably detailed invoice for any payment made or any reasonable expense incurred by the Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(c)           Each Grantor hereby authorizes the Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, material exclusive Copyright Licenses, Patents, material exclusive Patent Licenses, Trademarks or material exclusive Trademark Licenses acquired by the Grantor after the date hereof; provided that any Grantor shall have the right, exercisable within 30 days after it has been notified by the Agent of the specific identification of such Collateral, to advise the Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.  Each Grantor agrees that it will use commercially reasonable efforts to take such action as it determines shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral (to the extent provided herein) within 45 days after the date it has been notified by the Agent (or on such later date as the Agent shall agree in its sole reasonable discretion) of the specific identification of such Collateral.

(d)           The Agent and such Person the Agent may reasonably designate shall have the right, upon not fewer than five Business Days’ prior notice, at the Grantors’ cost and expense, to inspect the Article 9 Collateral, all records related thereto and the premises upon which any of the Article 9 Collateral is located and to verify under reasonable procedures, in accordance with Section 5.09 of the Loan Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification, at all such reasonable times and as often as reasonably requested, provided that at times when no Event of Default is continuing, (i) the Agent shall not be entitled to contact Account Debtor or third parties in possession of any Article 9 Collateral or (ii) the

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Borrower shall not be required to pay for more than two visits per year in the aggregate by the Agent pursuant to this clause (d) or the Administrative Agent pursuant to Section 5.09 to the Loan Agreement.  The Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party, subject to the provisions of Section 9.12 of the Loan Agreement.

(e)           At its option, the Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Loan Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Loan Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Agent on demand for any payment made or any reasonable expense incurred by the Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein.

(f)            Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Agent and the other Secured Parties from and against any and all liability for such performance.

(g)           None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Loan Agreement.  None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Loan Agreement.

(h)           None of the Grantors will, without the Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business or as otherwise permitted under the Loan Agreement.

(i)            Each Grantor irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided that the Agent agrees not to exercise any rights as agent except following the occurrence and during the continuance of an Event of Default.  If any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Loan Agreement or to pay any premium in whole or part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect

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thereto as the Agent deems advisable or necessary.  All sums disbursed by the Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Agent and shall be additional Obligations secured hereby.

(j)            (i)            On the date hereof, except to the extent listed in Section 4.01 above, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $1,000,000.

(ii)           Upon the filing of a financing statement covering and properly describing any Commercial Tort Claim referred to in clause (iii) hereof against such Grantor in the jurisdiction specified in Exhibit II hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Loan Agreement which have priority over the Liens on such Collateral by operation of law.

(iii)          If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $1,000,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation reasonably acceptable to the Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 4.04.  Covenants Regarding Patent, Trademark and Copyright Collateral.  (a)  Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) (i) whereby any Intellectual Property that is material to the normal conduct of such Grantor’s business may become invalidated or prematurely dedicated to the public and (ii) that violates any third party’s rights in respect of any Intellectual Property in any material respect and agrees that it shall take commercially reasonable steps with respect to any material products covered by any Patent material to the normal conduct of such Grantor’s business to mark such products with the relevant patent number to the extent it determines necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b)           Each Grantor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark material to the normal conduct of such Grantor’s business, (i) maintain such Trademark in full force, free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark consistent with the quality of such products and services as of the date hereof, (iii) display such Trademark with notice of federal registration to the extent it determines necessary and sufficient to establish and preserve its rights under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c)           Each Grantor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a Copyright material to the normal conduct of such Grantor’s business that it publishes, displays and distributes, use copyright notice as necessary to establish and preserve its rights under applicable copyright laws.

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(d)           Each Grantor shall notify the Agent promptly if it knows that any Intellectual Property material to the normal conduct of such Grantor’s business is likely to become abandoned, lost or dedicated to the public other than by expiration, or of any materially adverse determination or development, excluding office actions and similar determinations in the United States Patent and Trademark Office, United States Copyright Office or any court, regarding such Grantor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e)           Each Grantor shall (i) inform the Agent within 45 days after the end of each calendar quarter of (A) each Patent or exclusive Patent license acquired, filed or issued in its own name with the United States Patent and Trademark Office, (B) each Trademark registration of or application or exclusive Trademark license acquired, filed or issued in its own name with the United States Patent and Trademark Office and (C) any acquisition of an exclusive license to a registered Copyright, Copyright registration and/or application to register any Copyright at the United States Copyright Office or any filing to record at the United States Copyright Office any execution of a “transfer” (as defined in Section 101 of the U.S. Copyright Act of 1976) of any registered Copyright and (ii) upon the reasonable request of the Agent, promptly execute and deliver any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence and perfect the Agent’s security interest in such Patent, Trademark or Copyright.

(f)            Each Grantor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office with respect to maintaining and pursuing each material application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Grantor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright in each case that is material to the normal conduct of such Grantor’s business, including, when applicable and necessary in such Grantor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Grantor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)           In the event that any Grantor knows that any Article 9 Collateral consisting of a Intellectual Property material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Agent and shall, if such Grantor deems it necessary in its reasonable business judgment, promptly contact such third party, and if necessary or advisable in its reasonable business judgment, sue and recover damages, and take such other actions as it determines are reasonably appropriate under the circumstances.

(h)           Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License or other Intellectual Property License to effect the assignment of all such Grantor’s right, title and interest thereunder to (in the Agent’s sole discretion) the designee of the Agent or the Agent.

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ARTICLE V

Remedies

SECTION 5.01.  Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Agent on demand, and it is agreed that the Agent shall have the right to take any of or all the following actions at the same or different times subject to the mandatory requirements of applicable law:  (a) with respect to any Article 9 Collateral consisting of Intellectual Property, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Agent, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Agent shall determine (other than if and to the extent any such assignment or license would violate any then-existing rights or licensing arrangements to the extent that waivers cannot be obtained) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate.  The Agent shall be authorized at any such sale of securities (if it deems it necessary or advisable to do so) to restrict the prospective bidders or purchasers to Persons who represent and agree that they are purchasing such securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Agent shall give the applicable Grantors 10 days written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale.  Subject to preexisting rights and licenses, at any such sale, the Collateral or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its commercially reasonable discretion) determine.  The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any

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sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again in accordance with the provisions of this Section 5.01.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose under this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed, to the extent permitted by applicable law, to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02.  Application of Proceeds.  The Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the consideration by the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or

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purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03.  Grant of License to Use Intellectual Property.  Solely for the purpose of and to the extent of enabling the Agent to exercise rights and remedies under this Agreement at such time and only for so long as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to (in the Agent’s sole discretion) a designee of the Agent or the Agent, for the ratable benefit of the Secured Parties, a nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Agent may be exercised, at the option of the Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04.  Securities Act.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Agent may,  with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers was approached.  The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells.

SECTION 5.05.  Registration.  Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the

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written request of the Agent, use its commercially reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required in the reasonable opinion of counsel for the Agent to permit the public sale of such Pledged Collateral.  Each Grantor further agrees to indemnify, defend and hold harmless the Agent, each other Secured Party, any underwriter and each of the foregoing’s officers, directors, employees, affiliates, agents, advisors and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Agent or any other Secured Party expressly for use therein.  Each Grantor further agrees, upon such written request referred to above, to use its commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be reasonably requested by the Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations.  Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 5.05.  Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.05 may be specifically enforced to the extent permitted by applicable law.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01.  Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02.  Contribution and Subrogation.  Each Guarantor and each Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Grantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on

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the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 7.14, the date of the supplement hereto executed and delivered by such Guarantor or Grantor).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party under Section 6.01 above to the extent of such payment.

SECTION 6.03.  Subordination.  (a)  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.  No failure on the part of the Borrower or any Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any other Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and each Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b)           If any amount shall erroneously be paid to the Guarantor on account of any such Indebtedness of the Borrower or any other Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent to be credited against the payment of Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement or any other Loan Document.

ARTICLE VII

Miscellaneous

SECTION 7.01.  Notices.  All communications and notices hereunder (a) to any party other than the Subsidiary Loan Parties, shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Loan Agreement or (b) to any Subsidiary Loan Party, shall (except as otherwise expressly permitted herein) be in writing and given to it in care of the Borrower as provided in Section 9.01 of the Loan Agreement.

SECTION 7.02.  Waivers; Amendment.  (a)  No failure or delay by the Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Loan Agreement.

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SECTION 7.03.  Agent’s Fees and Expenses; Indemnification.  (a)  Each Guarantor and each Grantor shall pay all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of a single documentation counsel for the Agent, which the Agent or its Affiliates incur in connection with the custody or supervision of the Collateral, as permitted by this Agreement. In addition, the parties hereto agree that the Agent shall be entitled to the reimbursement of its expenses hereunder as provided by Section 9.03 of the Loan Agreement.

(b)           Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor and each Grantor agrees to indemnify, on a joint and several basis, the Agent and the other Indemnitees (as defined in Section 9.03 of the Loan Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee (excluding Taxes) arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement and all reasonable fees, charges and disbursements of counsel arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to the foregoing or to the Collateral, regardless of whether based on contract, tort or any other theory, whether brought by any Loan Party, any Subsidiary or any other Person and whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are found by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or breach of its obligations under this Agreement or any other Loan Document by, such Indemnitee or any of its Related Parties or (ii) not resulting from the breach of a representation or warranty, the noncompliance with an obligation, or a wrongful or negligent act or omission, by the Grantor and brought by any Indemnitee against one or more other Indemnitees.

(c)           Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any other Secured Party.  All amounts due under this Section 7.03 shall be payable on written demand therefor.

SECTION 7.04.  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, Grantor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by or on behalf of any Lender and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Loan

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Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.

SECTION 7.06.  Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such Loan Party and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Loan Agreement.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) (other than deposits held in a custodial, trust or fiduciary capacity) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Subsidiary Loan Party against any of and all the obligations of such Subsidiary Loan Party now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section 7.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 7.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District

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of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any other party, or its properties in the courts of any jurisdiction.

(c)           Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.12.  Security Interest Absolute.  All rights of the Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall, to the fullest extent permitted by applicable law, be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other

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Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.

SECTION 7.13.  Termination or Release.  This Agreement, the guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate, and the Loan Parties shall automatically be released from their obligations hereunder, in accordance with Section 9.14 of the Loan Agreement.

SECTION 7.14.  Additional Subsidiaries.  Pursuant to Section 5.11 of the Loan Agreement, each Subsidiary (other than an Excluded Subsidiary) that was not in existence or not a Subsidiary on the date of the Loan Agreement is required to enter into this Agreement as a Guarantor and a Grantor upon becoming a Subsidiary.  Upon execution and delivery by the Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Guarantor and a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Grantor as a party to this Agreement.

SECTION 7.15.  Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided that the Agent agrees not to exercise any rights pursuant to this appointment except following the occurrence and during the continuance of an Event of Default.  Without limiting the generality of the foregoing, the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c)  to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts Receivable to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Agent; and (i) subject to pre-existing rights and licenses, to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Agent and the other Secured Parties

26

shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

27

IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantee and Collateral Agreement as of the day and year first above written.

IDEARC INC., as the Borrower,

by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Agent,

by

Name:
Title:

Subsidiary Loan Party signature page

to the Guarantee and Collateral Agreement

Name of Subsidiary Loan Party

IDEARC INFORMATION SERVICES LLC,

IDEARC MEDIA LLC,

IDEARC MEDIA SERVICES - WEST INC.,

IDEARC MEDIA SALES - WEST INC.,

IDEARC MEDIA SERVICES - EAST INC.,

LICENSE APPLICATION CORPORATION,

SECOND LICENSE APPLICATION CORPORATION,

by

Name:
Title:

IDEARC MEDIA SALES—EAST LLC,

	by	Idearc Media Sales—West Inc., its sole Member

Name:
Title:

IDEARC MEDIA SALES—EAST CO.,

	by	Idearc Media Sales—West Inc., its Managing Partner

Name:
Title:

Schedule I to

the Guarantee and

Collateral Agreement

SUBSIDIARY LOAN PARTIES

Idearc Information Services LLC

Idearc Media LLC

License Application Corporation

Second License Application Corporation

Idearc Media Sales — West Inc.

Idearc Media Services — West Inc.

Idearc Media Services — East Inc.

Idearc Media Sales — East Co.

Idearc Media Sales — East LLC

Schedule II to

the Guarantee and

Collateral Agreement

EQUITY INTERESTS

Issuer	Registered Owner	Number of Certificate	Number and Class of Equity Interest	Percentage of Equity Interests

Idearc Information Services LLC	Idearc Inc.	Unnumbered	155,000 limited liability company interests	100%

Idearc Media LLC	Idearc Information Services LLC	1	3,000 common shares	100%

License Application Corporation	Idearc Media LLC (formerly known as Idearc Media Corp.)	2	1 share	100%

Second License Application Corporation	License Application Corporation	2	1 share	100%

Idearc Media Sales — West Inc.	Idearc Media LLC (formerly known as Idearc Media Corp.)	5	2,000 shares	100%

Idearc Media Services — West Inc.	Idearc Media LLC (formerly known as Idearc Media Corp.)	6	1,000 shares	100%

Idearc Media Services — East Inc.	Idearc Media LLC (formerly known as Idearc Media Corp.)	3	1 share	100%

Idearc Media Sales — East LLC	Idearc Media LLC (formerly known as Idearc Media Corp.)	Unnumbered	100 common units	100%

Idearc Inceptor Limited	Idearc Media LLC (formerly known as Idearc Media Corp.)	4	65	65%

	Idearc Media LLC (formerly known as Idearc Media Corp.)	2(1)	35	35%

Idearc Media Sales — East Co.	Idearc Media Sales — West Inc.	N/A	N/A	10.5% partnership interest

	Idearc Media Sales — East LLC	N/A	N/A	89.5% partnership interest

(1) Not pledged.

DEBT SECURITIES

None.

Schedule III to

the Guarantee and

Collateral Agreement

INTELLECTUAL PROPERTY

[See Attached]

Exhibit I to the

Guarantee and

Collateral Agreement

SUPPLEMENT NO. [•] dated as of [•], to the Guarantee and Collateral Agreement dated as of December 31, 2009 (the “Collateral Agreement”), among IDEARC INC., a Delaware Corporation (the “Borrower”), each Subsidiary from time to time party thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A., as the Agent.

A.            Reference is made to the Loan Agreement dated as of December 31, 2009 (the “Loan Agreement”), among the Borrower, the lenders from time to time parties thereto and the Agent.

B.            Each capitalized term used but not defined herein shall have the meaning assigned to it in the Loan Agreement and the Collateral Agreement.

C.            The Grantors have entered into the Collateral Agreement as required by the terms of the Reorganization Plan and as a condition precedent to the closing under the Loan Agreement.  Section 7.14 of the Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Loan Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Loan Agreement and the Collateral Agreement to become a Subsidiary Loan Party under the Collateral Agreement as consideration for Loans deemed made on the Closing Date.

Accordingly, the Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 7.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party (and accordingly, becomes a Guarantor and a Grantor) under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Loan Party, Guarantor and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary, to the extent provided in the Collateral Agreement.  Each reference to a “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary, (b) set forth on Schedule II hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary, (c) set forth on Schedule III hereto is a true and correct schedule of all Intellectual Property of the New Subsidiary which is included in the definition of Article 9 Collateral and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5.  Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Agent.

2

IN WITNESS WHEREOF, the New Subsidiary and the Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

JPMORGAN CHASE BANK, N.A., as the Agent,

by
Name:
Title:

3

Schedule I

to the Supplement No        to the

Guarantee and

Collateral Agreement

LOCATION OF COLLATERAL

Description	Location

Schedule II

to the Supplement No      to the

Guarantee and

Collateral Agreement

PLEDGED SECURITIES

Equity Interests

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

Debt Securities

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III
to the Supplement No      to the
Guarantee and
Collateral Agreement

INTELLECTUAL PROPERTY

Exhibit II to the

Guarantee and

Collateral Agreement

FORM OF PERFECTION CERTIFICATE

[See Attached]

Exhibit III to the

Guarantee and

Collateral Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

[See Attached]

Exhibit IV to the

Guarantee and

Collateral Agreement

FORM OF PATENT AND TRADEMARK SECURITY AGREEMENT

[See Attached]

EXHIBIT D

Form of Perfection Certificate

[see attached]

PERFECTION CERTIFICATE

December 31, 2009

Reference is made to the Loan Agreement dated as of December 31, 2009 (the “Loan Agreement”), among Idearc Inc. (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders. Capitalized terms used but not defined herein have the meanings assigned in the Loan Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

The undersigned, a Financial Officer and the Vice President-General Counsel, respectively, of the Borrower, hereby certify, on behalf of the Borrower and not in their individual capacity, to the Administrative Agent and each other Secured Party as follows as of the date hereof:

1.                                       Names.  Set forth on Schedule 1 attached hereto is,

(a)                                  The exact legal name of each Grantor, as such name appears in its respective certificate of formation;

(b)                                 A list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years;

(c)                                  The Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization;

2.                                       Current Locations.  Set forth below in Schedule 2 hereto,

(a)                                  The chief executive office of each Grantor is located at the address set forth opposite its name:

Grantor	Mailing Address	County	State

(b)                                 Opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an (“*”):

Grantor	Mailing Address	County	State

(c)                                  The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name:

Grantor:	Jurisdiction:

(d)                                 Opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor	Mailing Address	County	State

3.                                       Unusual Transactions.  Other than as set forth on Schedule 3 attached hereto, all Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4.                                       UCC Filings.  Financing statements in substantially the form of Schedule 4 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located as set forth with respect to such Grantor in Section 2 hereof.

5.                                       Schedule of Filings.  Attached hereto as Schedule 5 is a schedule setting forth, with respect to the filings described in Section 4 above, each filing and the filing office in which such filing is to be made.

6.                                       Stock Ownership and other Equity Interests.  Attached hereto as Schedule 6 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Borrower and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests.  Also set forth on Schedule 6 is each equity investment of the Borrower or any Subsidiary that represents 50% or more of the equity of the entity in which such investment was made.

7.                                       Debt Instruments.  Attached hereto as Schedule 7 is a true and correct list of all promissory notes and other evidence of indebtedness held by the Borrower and each Subsidiary that are required to be pledged under the Guarantee and Collateral Agreement, including all intercompany notes between the Borrower and each Subsidiary of the Borrower and each Subsidiary of the Borrower and each other such Subsidiary.

8.                                       Mortgage Filings.  Attached hereto as Schedule 8 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

2

9.                                       Intellectual Property.  Attached hereto as Schedule 9(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s issued United States Patents and patent applications, including the name of the registered owner, title and the registration or application number of each such Patent and patent application owned by any Grantor.

Attached hereto as Schedule 9(B) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s registered United States Trademarks and trademark applications, including the name of the registered owner and the registration or application number of each such Trademark and trademark application owned by any Grantor.

Attached hereto as Schedule 9(C) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor’s registered United States Copyrights (including the name of the registered owner, title and the registration number) and copyright applications (including the name of the owner and title) of each such Copyright or copyright application owned by any Grantor.

10.                                 Commercial Tort Claims.  Attached hereto as Schedule 10 is a true and correct list of commercial tort claims in excess of $1,000,000 held by any Grantor, including a brief description thereof.

11.                                 Deposit Accounts.  Attached hereto as Schedule 11 is a true and correct list of deposit accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account and the account number.

12.                                 Securities Accounts.  Attached hereto as Schedule 12 is a true and correct list of securities accounts maintained by each Grantor, including the name and address of the intermediary institution, the type of account and the account number.

3

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this date first written above.

IDEARC INC., as Borrower,

by
Name:
Title:

by
Name:
Title:

Perfection Certificate Signature Page

EXHIBIT E

U.S. Tax Compliance Certificate

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

1.               The undersigned is the [beneficial owner of an interest in (name of intermediary) which is the](1) sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) registered in its name;

2.               The income from the Loan(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

3.               The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)), is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or any qualification for any exemption from any tax, securities law or other legal requirements;

4.               The undersigned is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code; and

5.               The undersigned is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

We have furnished you with a certificate of [the non-U.S person status of our members/partners] or [our non-U.S. person status](2) on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform the Borrower (for the benefit of the Borrower and the Administrative Agent) in writing within 30 days of such change and (2) the undersigned shall furnish the Borrower (for the benefit of the Borrower and the Administrative Agent), a properly completed and currently effective certificate.

(1)                                  Insert if you are a beneficial owner in an intermediary or a pass-through entity filling out this certificate.

(2)                                  Insert language in first set of brackets if you are an intermediary or pass-through entity filling out this certificate.